As filed with the Securities and Exchange Commission on November 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust III, Inc.

(Exact name of registrant as specified in its charter)

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Real Estate Investment Trust III, Inc.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

R. Neil Miller, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value per share (2)	500,000,000	$10.00	$5,000,000,000	$279,000
Common Stock, $0.01 par value per share (3)	75,000,000	$9.50	$712,500,000	$39,758

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.
(2)	Represents shares issuable pursuant to the registrant’s primary offering.
(3)	Represents shares issuable pursuant to the registrant’s distribution reinvestment plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED NOVEMBER 30, 2009

WELLS REAL ESTATE INVESTMENT TRUST III, INC.

Maximum Offering of 500,000,000 Shares of Common Stock

Minimum Offering of 250,000 Shares of Common Stock

Wells Real Estate Investment Trust III, Inc. also known as “Wells REIT III” or the “Company” is a Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2010. We expect to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of commercial real estate consisting primarily of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

We are offering up to a maximum of 500,000,000 shares of common stock in our primary offering for $10.00 per share, with volume discounts available to investors who purchase more than 50,000 shares at any one time. Discounts are also available for other categories of purchasers and may be available from participating broker-dealers to the extent they may waive a portion of their selling commissions. We are also offering up to 75,000,000 shares pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of our common stock. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

See “Risk Factors” beginning on page 19 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We have no operating history nor do we currently own any properties. We have not identified any properties to acquire with proceeds from this offering.

•

The offering price was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares.

•

Our advisor, Wells Real Estate Advisory Services III, LLC, and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs.

•

We are dependent upon our advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

•

Our charter permits us to pay distributions from any source, including from offering proceeds or borrowings. To the extent these distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.

•

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our investors to be lower than they otherwise would.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

There is no assurance we will raise the maximum offering amount. If we raise substantially less than the maximum offering amount, we may not be able to invest in as diverse a portfolio of properties as we otherwise would and the value of your investment may vary more widely with the performance of specific assets resulting in a potential greater risk that you will lose money in your investment.

•	No investor may own more than 9.8% of our stock unless exempted by our board.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public	Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)**
Primary Offering
Per Share	$10.00	$0.70	*	$0.25	*	$9.05
Total Maximum	$5,000,000,000	$350,000,000		$125,000,000		$4,525,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—		$—		$9.50
Total Maximum	$712,500,000	$—		$—		$712,500,000

*	Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.
**	Payment of additional underwriting compensation will reduce the proceeds to us, before expenses. See “Plan of Distribution.”

The dealer manager of this offering, Wells Investment Securities, Inc., who is our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted initial purchase is generally $2,000. We will not sell any shares unless we raise gross offering proceeds of $2,500,000 from persons who are not affiliated with us or our sponsor by             , 2011. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent,             , in trust for subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds by             , 2011, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account.

The date of this prospectus is             , 2010

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•

Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•

Kentucky, Massachusetts, Michigan, Pennsylvania, Oregon and Tennessee – Investors must have a liquid net worth of at least 10 times their investment in us and meet one of the above suitability standards.

•

Iowa – Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and furnishings) or (b) a gross annual income of $70,000 and a net worth of at least $100,000 (exclusive of home, auto and furnishings). In addition, shares will only be sold to Iowa residents that have a liquid net worth of at least 10 times their investment in us (exclusive of home, auto and furnishings) and meet one of the above suitability standards.

•	Ohio and Alabama – Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates and meet one of the above suitability standards.

In addition, because the minimum offering amount is less than $333,333,333, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

i

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

However, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What is Wells Real Estate Investment Trust III, Inc.?

Wells Real Estate Investment Trust III, Inc. was incorporated in the State of Maryland on July 3, 2007. Beginning with our first year of operations ending December 31, 2010, we intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. We intend to operate in such a manner so that we may continue to qualify for taxation as a REIT.

Wells Real Estate Investment Trust III, Inc. expects to use the net proceeds from this offering to acquire and operate a diversified portfolio of institutional-quality commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. We also may acquire office and industrial properties at all stages of development or construction and develop new properties. Additionally, we may invest in properties located internationally, but we intend to limit international investment to no more than 20% of our total assets. As between office and industrial properties, we expect office properties to constitute a substantial majority of our portfolio. Because we have not yet identified any specific properties or securities to purchase, we are considered to be a blind pool. As of the date of this prospectus, we did not own any interest in any properties and had not identified any investments.

We have no paid employees and are externally advised by Wells Real Estate Advisory Services III, LLC.

Our office is located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). Our fax number is (770) 243-8198, and the e-mail address of our investor relations department is client.services@wellsref.com.

One of our advisor’s affiliates also maintains a web site at www.wellsref.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

What is your relationship to other public REITs sponsored by Wells Real Estate Funds?

Piedmont Office Realty Trust, Inc., formerly known as Wells Real Estate Investment Trust, Inc., (“Piedmont REIT”), is a separate public REIT from us that was also sponsored by Wells Real Estate Funds, Inc. Wells Real Estate Funds is our sponsor and the sole stockholder of our Wells Real Estate Advisory Services III, LLC (our advisor), Wells Capital, Inc. (which will perform advisory services for us on behalf of our advisor), Wells Investment Securities, Inc. (our dealer manager) and Wells Management Company, Inc. (which will likely act as one of our property managers). Prior to April 16, 2007, Piedmont REIT utilized Wells Capital and Wells Management. On April 16, 2007, Piedmont REIT acquired entities affiliated with Wells Real Estate Funds in order to internalize advisory, asset-management, property-management and other services previously provided to Piedmont REIT by Wells Real Estate Funds and its affiliates.

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) and Wells Timberland REIT, Inc. (“Wells Timber”) are separate public reporting companies from us. Both were sponsored by Wells Real Estate Funds, and both are externally managed by entities owned by Wells Real Estate Funds.

What are your investment objectives?

Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions;

•	to preserve your capital contributions; and

•	to realize capital appreciation on our properties.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Are there any risks involved in an investment in your shares?

An investment in our shares involves significant risk. You should read the “Risk Factors” section of this prospectus beginning on page 19. That section contains a detailed discussion of material risks that you should consider before you invest in the common stock we are selling with this prospectus. Some of the more significant risks relating to an investment in our shares include the following:

•

No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We have no operating history nor do we currently own any properties. We have not identified any properties to acquire with proceeds from this offering.

•

The offering price was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares.

•

Our advisor, Wells Real Estate Advisory Services III, LLC, and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs.

•

We are dependent upon our advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

•

Our charter permits us to pay distributions from any source, including from offering proceeds or borrowings. To the extent these distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.

•

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our investors to be lower than they otherwise would.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

There is no assurance we will raise the maximum offering amount. If we raise substantially less than the maximum offering amount, we may not be able to invest in as diverse a portfolio of properties as we otherwise would and the value of your investment may vary more widely with the performance of specific assets resulting in a potential greater risk that you will lose money in your investment.

•	No investor may own more than 9.8% of our stock unless exempted by our board.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

•

Risks posed by any potential international real estate investments may include adverse investment risks, such as foreign currency exchange rate risk, lack of uniform accounting standards (including availability of information to comply with accounting principles generally accepted in the United States), uncertainty of foreign laws, and the difficulty of enforcing certain obligations in other countries may affect our operations and our ability to make distributions.

Who is your advisor?

Wells Real Estate Advisory Services III, LLC (“Wells Advisor III”) is our advisor. Our advisor is a recently organized limited liability company that was formed in the State of Georgia on November 13, 2009. Our advisor has no operating history and no experience managing a public company. However, Wells Real Estate Funds, Inc. has guaranteed the performance of our advisor, which will utilize Wells Capital and other affiliates to provide advisory services to us.

Wells Capital was incorporated in the State of Georgia in 1984. Wells Capital and its affiliates have previously sponsored numerous limited partnerships and REITs on an unspecified property or “blind-pool” basis. As of September 30, 2009, they had raised approximately $11 billion from approximately 265,000 investors in 19 public real estate programs.

What will the advisor do?

Wells Advisor III will manage our daily affairs and make recommendations on all property acquisitions to our board of directors. Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz and Donald R. Henry will collectively make most of the decisions regarding recommendations with respect to such acquisitions. We expect that a committee of our board of directors consisting of all of our independent directors will exercise its right to approve or reject all proposed property acquisitions. Our advisor and its affiliates will also provide asset management, marketing, investor relations and other administrative services on our behalf.

How will our advisor select potential properties for acquisition?

Our advisor will seek to acquire a portfolio consisting primarily of high quality, income-generating office and industrial buildings located in or near densely populated metropolitan markets leased to creditworthy companies and governmental entities. We also may seek to acquire office and industrial properties at all stages of development or construction and develop new properties, including properties located internationally. However, we intend to limit international investment to no more than 20% of our total assets.

To find properties that best meet our selection criteria for investment, our advisor’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to ensure each property meets our quality specifications.

What conflicts of interest will your advisor face?

Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Our advisor must determine which investment opportunities to recommend to us or another Wells-sponsored program or joint venture;

•	Our advisor may structure the terms of joint ventures between us and other Wells-sponsored programs;

•	Our Advisor must determine which property and leasing managers to retain and may retain Wells Management Company, Inc., an affiliate, to manage and lease some or all of our properties;

•	Our advisor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•

Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties, regardless of the quality of the property acquired or the services provided to us;

•	Our advisor, our dealer-manager and its affiliates will also receive fees in connection with our public offerings of equity securities; and

•

We may seek stockholder approval to internalize our management by acquiring assets and the key real estate professionals of our advisor and its affiliates for consideration that would be negotiated at that time. The possibility of receiving substantial consideration in such a transaction may provide incentives to our advisor and its affiliates to recommend an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

All of our officers and two of our directors will also face these conflicts because of their affiliation with our advisor. In addition, all of our executive officers and management directors also serve in similar capacities for other public Wells-related REITs including: Wells REIT II and Wells Timber. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

What is the ownership structure of the Wells entities that perform services for you?

The following chart shows the ownership structure of the various Wells entities that perform or are likely to perform important services for us.

What are the fees that you will pay to the advisor and its affiliates in connection with this offering?

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and assumes a $9.50 price for each share sold through our distribution reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Public Offering
	Offering Stage

Selling Commissions	7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commissions are payable on shares sold under the distribution reinvestment plan; all selling commissions will be re-allowed to participating broker-dealers	$350,000,000

Dealer Manager Fee	2.5% of gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under the distribution reinvestment plan; Wells Investment Securities will re-allow a portion of its dealer manager fee to participating broker-dealers	$125,000,000

Other Organization and Offering Expenses	Up to 2.0% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.38% of our total maximum gross offering proceeds, or $21,561,000. Wells Advisor III will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Wells Advisor III for these amounts up to 2.0% of aggregate gross offering proceeds.	$21,561,000

	Operational Stage

Acquisition Fees	2.0% of gross offering proceeds for services in connection with the selection, purchase, development or construction of real property.	$114,250,000

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Public Offering
Debt Financing Fee	0.10% annually of the actual amount of any debt financing obtained by us or made available to us, such as mortgage debt, lines of credit, and other term indebtedness, including refinancings. In the case of a joint venture, we would pay this fee only on our pro rata share.	Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at this time.

Asset Management Fees	Monthly fee equal to one-twelfth of 0.75% of the cost of (1) all properties we own and (2) our investments in joint ventures.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; therefore, we cannot determine these amounts at this time.

Property Management Fee	If we retain Wells Management to manage, lease or construct any of our properties, or to supervise such services, we expect to pay fees to Wells Management equal to what other management companies generally charge for similar services. For property management services for a property, we expect we would pay Wells Management a market-based property management fee based on the gross monthly income of the property. For leasing agent services for a property, we expect we would pay Wells Management: (i) a one-time fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly constructed building; and (ii) a market-based commission based on the net rent payable. For construction management services for a property, we expect we would pay Wells Management that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5.0% of such lease concessions and a management fee to be determined for other construction management activities.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Public Offering
Operating Expenses	We will reimburse the expenses incurred by Wells Advisor III in connection with its provision of services to us, including related personnel and IT costs. We will not reimburse for personnel costs in connection with services for which Wells Advisor III receives acquisition fees or real estate commissions.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Liquidation/Listing Stage

Real Estate Commissions	For substantial assistance in connection with the sale of properties, we will pay Wells Advisor III or its affiliates the lesser of: (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at a market rate or (ii) an amount up to 3.0% of the contract sales price of each property sold; provided, however, in no event may the real estate commissions paid to Wells Advisor III, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.	Actual amounts are dependent upon asset values and the results of our operations; we cannot determine these amounts at this time.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	15.0% of remaining net sale proceeds after then-current investors receive a return of their capital and an 8.0% per year cumulative, non-compounded return. This fee is payable only if we are not listed on a national securities exchange.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)	Upon listing of our common stock on a national securities exchange, Wells Advisor III is entitled to receive a fee equal to 15.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid on then outstanding shares prior to listing, exceeds (2) the sum of the total amount of capital raised from then current investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, non-compounded return to such investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

See “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

How many real estate properties do you currently own?

We do not currently own any real estate properties or have any commitments to purchase any real estate properties or other assets. For this reason, our offering is deemed to be a “blind pool” offering.

What steps will you take to make sure you purchase environmentally compliant properties?

We will obtain a Phase I environmental assessment of each property we intend to purchase. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

What will be the terms of your leases?

We seek to secure leases with creditworthy tenants before or at the time we acquire a property. Generally, we are responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. We expect that our leases generally will have terms of five or more years, some of which may have renewal options.

How will Wells REIT III own its real estate properties?

We expect to own substantially all of our real estate properties through Wells Real Estate Investment Trust Operating Partnership III, L.P. (“Wells OP III”), our operating partnership. Wells OP III was formed on July 3, 2007 to acquire, own and operate properties on our behalf. We are the sole general partner of Wells OP III and, as of November 30, 2009, our wholly owned subsidiary, Wells Holdings, was the sole limited partner of Wells OP III. As a result of this structure we are considered an “UPREIT.”

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of Wells OP III.

If I buy shares, will I receive distributions and how often?

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction and excludes net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (“GAAP”)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level.

How will you calculate the payment of distributions to stockholders?

We expect to calculate our quarterly distributions based upon daily record dates so that investors may be entitled to distributions immediately upon purchasing our shares.

May I reinvest my distributions in shares of Wells REIT III?

Yes. We have adopted a distribution reinvestment plan. You may participate in our distribution reinvestment plan by checking the appropriate box on your Subscription Agreement or by filling out an enrollment form or any other Company-approved authorization form that we will provide to you at your request. The purchase price for shares purchased under this plan will be the higher of $9.50 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose and as reported by the Company. If the purchase price is 95% of an estimated value, such price will be adjusted downward to the extent of any aggregate distributions per share of any net sale proceeds from the sale of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the estimated per share value is determined. This estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio. No selling commissions or dealer manager fees are payable on shares sold under our distribution reinvestment plan.

We may amend or terminate our distribution reinvestment plan at our discretion at any time provided that any amendment that adversely affects the rights or obligations of participants (as determined by our board of directors) will only take effect upon 10 days’ written notice to participants. For more information regarding the distribution reinvestment plan, see “Description of Shares — Distribution Reinvestment Plan.”

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent they purchase shares under our distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

How much money have you raised in your offerings?

We have not yet commenced our initial public offering of up to 575 million shares of common stock, which consists of a 500 million-share primary offering and a 75 million-share offering under our distribution reinvestment plan.

Wells Capital and its affiliates have sponsored numerous publicly offered real estate limited partnerships and REITs, including, Piedmont REIT, Wells REIT II and Wells Timber on an unspecified property, or “blind pool,” basis. As of September 30, 2009, they had raised approximately $11 billion from approximately 265,000 investors in 19 public real estate programs.

What will you do with the money raised in this offering?

We expect to use the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Investment in real estate may include office and industrial properties in all stages of development or construction, including undeveloped land intended for new construction. Additionally, we may invest in properties located internationally, but we intend to limit international investments to no more than 20% of our total assets. As between office and industrial properties, we expect office properties to constitute a substantial majority of our portfolio. Because we have not yet identified any specific properties or securities to purchase, we are considered to be a blind pool.

Depending primarily on the number of shares we sell in the primary offering of up to 500,000,000 shares of common stock, if we sell the maximum offering, we estimate that no more than 88.07% of our primary offering proceeds, or $8.81 per share, will be used for investments, while the remainder will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments. Assuming a $9.50 purchase price for shares sold under our distribution reinvestment plan and depending on the number of shares sold in the 75,000,000 distribution reinvestment plan offering, we estimate no more than 98.00% of the gross offering proceeds from our distribution reinvestment plan, or $9.31 per share, will be used for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay offering expenses.

Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we may not be able to invest the proceeds in real estate promptly.

What kind of offering is this?

We are offering up to 575,000,000 shares of common stock on a “best efforts” basis. We are offering up to 500,000,000 shares of our common stock in our primary offering at $10.00 per share, with discounts available for certain categories of purchasers as described under “Plan of Distribution” below. We are also offering 75,000,000 shares of common stock under our distribution reinvestment plan at the higher of $9.50 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose.

How does a “best efforts” offering work? What happens if you don’t raise at least $2,500,000 in gross offering proceeds?

When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

We will not sell any shares unless we raise a minimum of $2,500,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent in trust for our subscriber’s benefit, pending release to us. Once we have raised the minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and we will disburse to you any interest earned on your subscription payment while it was held in the escrow account. If we do not raise $2,500,000 in gross offering proceeds by                 , we will terminate this offering and promptly return all subscribers’ funds in the escrow account (plus interest). Funds in escrow will be invested in short-term investments that mature on or before the termination of the escrow period or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. We will not deduct any fees if we return funds from the escrow account. Because of the higher minimum offering requirement for Pennsylvania investors (described below), subscription payments made by Pennsylvania investors will not count toward the $2,500,000 minimum offering for all other jurisdictions.

Notwithstanding our $2,500,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $166.7 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by Pennsylvania investors will be placed in a separate account held by the escrow agent in trust for the Pennsylvania subscribers’ benefit, pending release to us. Pennsylvania residents should also note the special escrow procedures described below under “Plan of Distribution—Special Notice to Pennsylvania Investors.”

If we have not reached the $166.7 million threshold for Pennsylvania investors within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $166.7 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. In the event we do not raise gross offering proceeds of $166.7 million by                 , we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Purchases by persons affiliated with us or our advisor will not count toward the Pennsylvania minimum.

How long will this offering last?

The termination date of our primary offering of 500,000,000 shares of common stock will be                 , 2012, unless extended by one year or                 , 2013. Should we determine to register a follow-on offering, as permitted by rules promulgated by the SEC, we may extend the offering up to an additional 180 days beyond                 , 2013. If we continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond two years from the date of this prospectus until we have sold 75,000,000 shares of common stock through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct additional offerings upon termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

Residents of most states can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Shares — Restriction on Ownership of Shares.” Our charter also limits your ability to sell your shares to prospective purchasers unless (i) they meet suitability standards regarding income or net worth, which are described above at “Suitability Standards” immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described below at “Plan of Distribution — Minimum Purchase Requirements.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Is there any minimum investment required?

Yes. For your initial purchase of our shares you must generally invest at least $2,000. If you have purchased units or shares from an affiliated Wells public real estate program you can make purchases for less than the minimum investment. Once you have satisfied the applicable minimum purchase requirement, any additional purchases of our shares must be in amounts of at least $100, except for additional purchases pursuant to our distribution reinvestment plan. These minimum investment levels are higher in certain states, so you should carefully read the more detailed description under “Plan of Distribution — Minimum Purchase Requirements.”

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure that one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. See “Description of Shares — Restriction on Ownership of Shares.”

You may be able to sell your shares to us pursuant to our share redemption program, though there are numerous restrictions on your ability to sell your shares to us under the program. No stockholder that has beneficially owned their shares for less than one year will be able to participate in the share redemption program other than for reasons of death or qualifying disability.

The initial price at which we will repurchase a share under the share redemption program is 91.0% of the price at which we sold the share or $9.10 per share for a share issued at $10.00. This initial redemption price will remain fixed until the date the Company completes its offering stage. On or after the date on which the Company completes its offering stage, the price at which we would repurchase a share under the share redemption program will be 95% of (x) the estimated per share value, as determined by our advisor or another firm chosen for that purpose less (y) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the estimated per share value is determined.

The limits on our ability to redeem shares under the program are as set forth below:

•	Except with respect to redemptions sought within two years of a stockholder’s death or qualifying disability, we will not redeem shares until one year after the issuance of the shares to be redeemed.

•

We may not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for “Ordinary Redemptions” (redemptions not sought within two years of an investor’s death or “qualifying disability”) during the 12-month period ending on such redemption date to exceed 50% of the net proceeds from the sale of shares under our distribution reinvestment plan during such 12-month period.

•	We will limit all redemptions so that the aggregate of such redemptions during the 12-month period ending on such redemption date does not exceed:

•	100% of the net proceeds from our distribution reinvestment plan during such 12-month period; or

•	5% of the weighted-average number of shares outstanding in such 12-month period.

Our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice. For more information about the share redemption program, see “Description of Shares — Share Redemption Program.”

When will the company seek to list its shares of common stock?

We presently intend to effect a transaction that will provide liquidity to all of our holders of common stock by July 31, 2020. However, there can be no assurance that we will effect such a liquidity event within this period or at all. The board’s decision regarding when, and if we effect a liquidity event may include, but will not be limited to:

•	listing on a national securities exchange;

•	effecting the sale of the entire portfolio; or

•	some other capital markets transaction such as a merger.

In making the decision as to which exit strategy to pursue, our board of directors will try to determine which transaction would result in greater long-term value for our stockholders. We cannot determine at this time the circumstances, if any, under which our board of directors will determine to list our shares on a national securities exchange. If we do not list our shares of common stock on a national securities exchange by July 31, 2020, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

If stockholders voted to begin an orderly liquidation, we would be under no obligation to complete the sale of all of the portfolio assets or the portfolio as a whole within a specified period of time since the precise timing of the sale will depend upon real estate and financial market fundamentals at the time, economic conditions of the areas in which the properties are located, and U.S. federal income tax effects on stockholders that may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we may continue in existence until all of our assets are liquidated.

What is the role of the board of directors?

We expect to have a five-member board of directors initially. All of our officers and our two directors are affiliated with Wells Capital, which our advisor will utilize in providing substantial services to us. Our charter, which requires that a majority of our directors be independent of our advisor and its affiliates, creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of Wells Advisor III and must approve other matters set forth in our charter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our directors are elected annually by the stockholders.

What is the experience of your officers and directors?

Our management team has extensive experience investing in and managing commercial real estate. Below is a short description of the background of each of our officers and directors. See the “Management — Executive Officers and Directors” section of this prospectus for a more detailed description of the experience of each of our officers and directors.

Name	Title	Experience
Leo F. Wells, III*	President and Director	Founder of Wells Real Estate Funds and has been involved in real estate sales, management and brokerage services for over 30 years

Douglas P. Williams*	Executive Vice President, Secretary, Treasurer and Director	Executive Vice President, Treasurer, Secretary and Director for multiple Wells-related entities including two public Wells-sponsored REITs and employed by Wells Real Estate Funds since 1999.

Randall D. Fretz*	Senior Vice President	Senior Vice President for multiple Wells-related entities including public Wells-sponsored REITs and employed by Wells Real Estate Funds since 2002.

*	Denotes director is affiliated with Wells Real Estate Funds, Wells Capital and their affiliates.

Will I be notified of how the company and my investment are performing?

Yes, we will provide you with periodic updates on the performance of the company and your investment in us, including:

•	four quarterly distribution and financial reports;

•	an annual report;

•	an annual IRS Form 1099-DIV, if required; and

•	supplements to the prospectus.

We will provide this information to you via U.S. mail or other courier. However, with your permission, we may furnish this information to you by electronic delivery, including, with respect to our annual report, by notice of the posting of our annual report on our affiliate’s web site, which is www.wellsref.com. We will also include on this web site access to our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other filings we make with the SEC, which filings will provide you with periodic updates on the Company’s performance and the performance of your investment.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact our dealer manager:

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attn: Client Services

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: client.services@wellsref.com

www.wellsref.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following material risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

There is no current public market for our shares and we currently have no plans to list our shares on a national securities exchange. You may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in detail under “Description of Shares — Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

We will be competing to acquire these real estate investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. Therefore, the large size of this offering increases the risk that we may pay too much for real estate acquisitions. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments and may, ultimately, liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to make distributions.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our investors to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to you and reduce your overall returns. In particular, when we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash distributions attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash distributions attributable to such property.

Continued disruptions in the financial markets and sluggish economic conditions could adversely affect market rental rates, commercial real estate values and our ability to secure debt financing, service future debt obligations or pay distributions to you.

Current financial markets and economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased volatility, lower real estate values, and diminished expectations for real estate markets and the economy going forward. Many economists are predicting a slow economic recovery, along with significant unemployment and vacancy rates at commercial properties.

The capital and credit markets have been experiencing extreme volatility and disruption for nearly two years. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance debt. We may rely on debt financing to finance our properties and we may use debt to acquire properties. As a result of the ongoing credit market turmoil, we may not be able to refinance our indebtedness in the future or to obtain debt financing on attractive terms in the future. As such, to the extent available, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of acquisitions we would otherwise make, and/or to dispose of some of our assets. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt.

Continued disruptions in the financial markets and sluggish economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our future real estate portfolio. These could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•

revenues from the properties we may acquire in the future could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financings; and/or

•	revenues on the properties we may acquire in the future could decrease, making it more difficult for the borrower to meet its payment obligations to us, which could in turn make it more difficult for us to pay distributions or meet any future debt service obligations or debt financing.

All of these factors could impair our ability to make distributions to our investors and decrease the value of an investment in us.

We have not identified any properties to acquire with the proceeds from this offering, which makes your investment more speculative.

We have not identified any properties to acquire with the proceeds from this offering. Our ability to identify well-performing properties and achieve our investment objectives depends upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements. The large size of this offering increases the challenges that our advisor will face in investing our net offering proceeds promptly in attractive properties, and the continuing high demand for the type of properties we desire to purchase increases the risk that we may pay too much for the properties that we do purchase. Because of the illiquid nature of our shares, even if we disclose information about our potential investments before we make them, it will be difficult for you to sell your shares promptly or at all.

We will seek to invest substantially all of the net proceeds from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related assets. However, you will be unable to evaluate the economic merit of specific real estate projects before we invest in them, we will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant creditworthiness and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns consistent with their expectations.

There is no assurance we will raise the maximum offering amount. If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse a portfolio of properties as we otherwise would and the value of your investment may vary more widely with the performance of specific assets resulting in a potential greater risk that you will lose money in your investment.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering have no firm commitment or obligation to purchase any of the shares. This offering is not conditioned on the sale of any minimum number of shares, and there is no assurance we will raise the maximum offering amount. If we are unable to raise substantial funds in this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In that case, the likelihood that any single property’s performance would adversely affect our profitability will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we have a less diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay distributions to you.

We have no operating history nor do we currently own any properties, which makes our future performance and the performance of your investment difficult to predict.

Although we were incorporated in July 2007, we have no operations and own no properties. You should not rely upon the past performance of other Wells-sponsored real estate programs. Such past performance may not predict our future results. Our lack of operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Until the proceeds from this offering are fully invested, we may pay distributions from sources other than our cash flow from operations, which may cause us to have less funds available for investment in properties and other assets and your overall return may be reduced.

Our organizational documents permit us to pay distributions from any source. If we fund distributions from financings, the net proceeds from this offering or other sources, we will have less funds available for investment in properties and your overall return may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect other sources to fund our distributions, such as from borrowings, advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee. Our charter permits us to pay distributions from any source, including from offering proceeds or borrowings. To the extent these distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.

Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz and Donald R. Henry, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Wells, Williams, Fretz or Henry, nor does our advisor or its affiliates, and we cannot guarantee that such persons will remain affiliated with us, our advisor or its affiliates. If any of these key personnel were to cease their affiliation with us, our advisor or its affiliates, we may be unable to find suitable replacement personnel, and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and our property managers’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. Further, we have established and intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in attracting and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

We are dependent upon our advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

We are dependent upon our advisor and its affiliates to conduct our operations and this offering. Thus, adverse changes to our relationship with, or the financial health of, our advisor and its affiliates, including changes arising from litigation, could hinder their ability to successfully manage our operations and our portfolio of investments.

In addition, as a general partner to many Wells-sponsored programs, our advisor may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against our advisor could result in a substantial reduction of its net worth. If such liabilities affected the level of services that our advisor could provide, our operations and financial performance could suffer.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

We may change our targeted investments without stockholder consent.

We expect our portfolio of investments in commercial real estate to consist primarily of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities, including properties at all stages of development or construction and new properties. Additionally, we may invest in properties located internationally, but we intend to limit international investment to no more than 20% of our total assets. As between office and industrial properties, we expect office properties to constitute a substantial majority of our portfolio. Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

Risks Related to Conflicts of Interest

Wells Real Estate Advisory Services III, Wells Capital and possibly Wells Management will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, i.e., our advisor may offer us less attractive investment opportunities or we may lease to less attractive tenants, lowering your overall return.

We will rely on our advisor, Wells Real Estate Advisory Services III, and Wells Capital to identify suitable investment opportunities. Other Wells-sponsored programs also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If our advisor and its affiliates direct an investment opportunity to a Wells-sponsored program, it is to offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. Our charter provides that for so long as we are externally managed it is not a proper purpose of ours to make any significant investment unless our advisor has recommended that we make the investment. In addition, we may rely on Wells Management to attract and retain creditworthy tenants for some of our properties. Other Wells-sponsored programs rely on Wells Management for the same tasks. Our advisor and its affiliates could direct attractive investment opportunities to other entities or even make such investments for its own account. Wells Management could direct attractive tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or leasing properties to tenants that are more likely to default under their leases, thus reducing the level of distributions we may be able to pay you.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Our advisor, its affiliates and our officers will face competing demands on their time, and this may cause our operations and your investment to suffer.

We rely on our advisor and its affiliates for the day-to-day operation of our business. Our advisor and its affiliates, including our officers, have interests in other Wells programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time among us and other Wells programs and activities in which they are involved. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of your investment, may decline.

Our officers and some of our directors face conflicts of interest related to the positions they hold with our advisor and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also officers and directors of our advisor, our dealer manager and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and you. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could hinder the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs, which could result in actions that are not in your long-term best interests.

Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•

the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management, leasing and construction management agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle our advisor to increased acquisition and asset management fees;

•	property sales, which entitle our advisor to real estate commissions and possible success-based sale fees;

•

property acquisitions from other Wells-sponsored programs, which might entitle our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•

property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and our advisor;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor at a substantial price;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee, but could also hinder its sales efforts for other programs if the price at which our shares trade is lower than the price at which we offered shares to the public; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a success-based fee, but could also hinder its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve your capital.

The acquisition fees paid to our advisor and management and leasing fees paid to its affiliate, Wells Management, will be paid irrespective of the quality of their acquisition or property-management services during the term of the related agreement. Moreover, our advisor and Wells Management will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. Considerations relating to their compensation from other programs could result in decisions that are not in your best interests, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

Risks Related to This Offering and Our Corporate Structure

No investor may own more than 9.8% of our stock unless exempted by our board of directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without your vote. Under Maryland General Corporation Law and our charter, you have a right to vote only on limited matters. Our board’s broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors has adopted a share redemption program, but there are significant conditions and limitations that limit your ability to sell your shares under the program. In addition, our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice and without stockholder approval.

Except with respect to redemptions sought within two years of a stockholder’s death or qualifying disability, you would have to hold your shares for at least one year in order to participate in our share redemption program. The share redemption program limits the number of shares that we may redeem under the program as follows:

•

We may not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for “Ordinary Redemptions” (redemptions not sought within two years of an investor’s death or “qualifying disability”) during the 12-month period ending on such redemption date to exceed 50% of the net proceeds from the sale of shares under our distribution reinvestment plan during such 12-month period.

•	We will limit all redemptions so that the aggregate of such redemptions during the 12-month period ending on such redemption date does not exceed:

•	100% of the net proceeds from our distribution reinvestment plan during such 12-month period; or

•	5% of the weighted-average number of shares outstanding in such 12-month period.

These limits may prevent us from accommodating all redemption requests made in any year. The initial price at which we will repurchase a share under the share redemption program is 91.0% of the price at which we sold the share or $9.10 per share for a share issued at $10.00. These restrictions would severely limit your ability to sell your shares should you require liquidity and could limit your ability to recover the value you invested.

The terms of our share redemption program are more generous for redemptions sought within two years of a stockholder’s death or “qualifying disability.” For more information, see “Description of Shares — Share Redemption Program.”

The offering price was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the upfront fees that we pay in connection with the issuance of our shares.

The offering price of the shares was not established on an independent basis and bears no relationship to the net value of our assets. The board of directors considered the following factors in determining the offering price:

•	the offering price of Wells REIT II;

•	the range of offering prices of comparable unlisted REITs; and

•	the recommendation of our dealer manager.

The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the upfront fees that we pay in connection with the issuance of our shares. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face.

The dealer manager, Wells Investment Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter will authorize us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares will be designated as common stock and 10,000,000 designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or to employees of our advisor or its affiliates; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation or as consideration in a related-party transaction; or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of Wells OP III. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

Our advisor, its affiliates and participating broker-dealers will perform services for us in connection with the offer and sale of our shares. Our advisor and its affiliates will also perform services for us in connection with the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial upfront fees for some of these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment in properties or distribution to you. Largely as a result of these substantial fees, we expect that for each share sold in our primary offering of up to 500,000,000 shares of common stock, assuming we sell the maximum offering, no more than $8.81 will be available for the purchase of real estate, depending primarily upon the number of shares we sell.

We will also pay significant fees to our advisor and its affiliates during our operational stage. Those fees include acquisitions fees and obligations to reimburse our advisor and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other back-end compensation and we will not be required to seek a stockholder vote to become self-managed.

These fees and other potential payments increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to you and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for tenant improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases we may agree to make improvements to their space as part of our negotiation. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops.

We will use substantially all of this offering’s gross proceeds to buy properties and pay various fees and expenses. We do not intend to reserve significant proceeds from this offering for future capital needs. Accordingly, if we need significant capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their company.

As of the date of this prospectus, our sponsor had only invested approximately $200,000 in us, primarily by purchasing 20,000 shares of common stock in us at $10.00 per share before our initial public offering. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsors for the significant organization and offering expenses of this offering, our sponsors have little exposure to loss, especially if our shares are worth more than $10.00 per share upon the disposition of our properties. Without this exposure, our investors may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent you from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders, or affiliates of interested stockholders, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also, under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation, who is also a director of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares – Business Combinations,” “Description of Shares – Control Share Acquisitions” and “Description of Shares – Subtitle 8.”

Risks Related to Investments in Real Estate

Economic, market and regulatory changes that impact the real estate market generally may cause our operating results to suffer and decrease the value of our properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general or local economic conditions;

•	changes in the supply of or demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	period of high interest rates and tight money supply.

Any of the above factors, or combination thereof, could result in a decrease in the value of our potential properties, which would have an adverse effect on our operations, on our ability to pay distributions to you and on the value of your investment.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to you. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with high or prolonged vacancies could suffer, which could further reduce your return.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to you.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a significant lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to you.

If we acquire investments in properties outside the United States, we will face unique adverse investment risks, which include differing legal and accounting standards and potential foreign taxation.

We may invest in properties located outside the United States not limited to any specific geographic region in the world. Risks posed by any potential international real estate investments may include adverse investment risks such as foreign currency exchange rate risk, lack of uniform accounting standards (including availability of information to comply with accounting principles generally accepted in the United States), uncertainty of foreign laws, and the difficulty of enforcing certain obligations in other countries may affect our operations and our ability to make distributions. Foreign jurisdictions could also impose taxes on our operations within their jurisdictions.

Our inability to sell a property when we want could limit our ability to pay cash distributions to you.

General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms or within the time frame we want. That inability could reduce our cash flow and cause our results of operations to suffer, limiting our ability to pay distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our net income and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition of providing mortgage loans. Such insurance policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of that asset will be reduced by such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, or our existing line of credit, we do not have any sources of funding specifically designated for funding repairs or reconstruction of any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

Our operating results may suffer because of potential development and construction delays that result in increased costs and risks.

We may use proceeds from this offering to acquire and develop properties, including unimproved real properties, upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Actions of our potential future joint venture partners could reduce the returns on our future joint venture investments and decrease your overall return.

We may enter into joint ventures with third parties to acquire, develop or improve properties with some of the proceeds of this offering. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are, or that become, inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to you.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you. We intend for all of our properties to be subject to Phase I environmental assessments at the time they are acquired.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to you.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce your overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Wells-sponsored programs and Wells-advised investors have historically owned properties in major metropolitan areas. We expect that we will also invest in such markets. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our investment options as some mortgage lenders have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition of providing loans.

Risks Associated with Debt Financing

We are likely to incur mortgage and other indebtedness, which may increase our business risks.

We are likely to incur indebtedness even if we raise significant proceeds in this offering. We may incur indebtedness to acquire properties, to fund property improvements and other capital expenditures, to redeem shares under our share redemption program, to pay our distribution and for other purposes.

Significant borrowings by us increase the risks of your investment. If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.

If any mortgages or other indebtedness contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties. We expect to obtain a credit facility that will likely include a cross-default provision that provides that a payment default under any recourse obligation above a negotiated dollar amount or any non-recourse obligation above another negotiated dollar amount by us, Wells OP III, or any of our subsidiaries will constitute a default under the credit facility. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be limited.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to you.

We expect that we will incur indebtedness in the future. Increases in interest rates will increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might sell one or more of our investments in order to repay the debt, which sale might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter limits us from incurring debt in relation to our net assets in excess of 50% (valued at cost before depreciation and other non-cash reserves). However, upon a showing that a higher level of debt is appropriate, a majority of our conflicts committee after determining that a substantial justification exists, may approve such excess in borrowings over the 50% level. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Federal Income Tax Risks

Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

Prior to the commencement of our offering we expect DLA Piper LLP (US) to render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2010, and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2010. This opinion was based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper LLP (US) will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents DLA Piper LLP (US)’s legal judgment based on the law in effect as of its date. DLA Piper LLP (US)’s opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would reduce the return on your investment.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we can give you no assurance that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction was so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Distribution Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•

We may perform additional, non-customary services for tenants of our buildings through our taxable REIT subsidiary, including real estate or non-real estate related services; however, any earnings related to such services are subject to federal and state income taxes.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (ii) the effect of non-deductible capital expenditures; (iii) the creation of reserves; or (iv) required debt or amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of our common stock.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment.

To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investments.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

The Internal Revenue Service may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations – Taxation of Wells REIT III – Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurances can be given that the Internal Revenue Service will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

Legislative or regulatory tax changes could adversely affect you.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or of you as a stockholder. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our common stock or the value or the resale potential of our properties. We recommend you consult with your own tax advisor with respect to the impact of any relevant legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension, profit sharing trusts or IRAs investing in shares. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, including, without limitation, those related to our future operations, constitute “forward-looking statements.” The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to accounting principles generally accepted in the United States of America.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the gross proceeds raised in this offering assuming that we sell the minimum aggregate primary offering amount necessary to break escrow of 250,000 shares of common stock, the midpoint primary offering of 250,000,000 shares of common stock and the maximum primary offering of 500,000,000 shares of common stock. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily on the number of shares of common stock that we sell in the primary offering as described below, we estimate that 88.07% of our primary offering proceeds, or $8.81 per share, if the maximum primary offering is sold, will be used for investments, while the remainder will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments. Assuming a $9.50 purchase price for shares sold under our distribution reinvestment plan and depending on the number of shares sold in the 75,000,000 share distribution reinvestment plan offering, we estimate no more than 98.00% of the gross offering proceeds from our distribution reinvestment plan, or $9.31 per share, will be used for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay offering expenses.

	250,000 Shares (Minimum)
	Primary Offering (250,000 shares) ($10.00/share)
	$	%
Gross Offering Proceeds	2,500,000	100.00
Selling Commissions	175,000	7.00
Dealer Manager Fee	62,500	2.50
Additional Underwriting Compensation (1)(2)	10,000	0.40
Issuer Organization and Offering Expenses (3)	40,000	1.60
Acquisition Fees (4)	50,000	2.00
Initial Working Capital Reserve (5)	0	0.00

Amount Available for Investment (6)(7)	2,162,500	86.50

	287,500,000 Shares (Midpoint)
	Primary Offering (250,000,000 shares) ($10.00/share)		Distr. Reinv. Plan (37,500,000 shares) ($9.50/share)
	$	%	$	%
Gross Offering Proceeds	2,500,000,000	100.00	356,250,000	100.00
Selling Commissions	175,000,000	7.00	0	0.00
Dealer Manager Fee	62,500,000	2.50	0	0.00
Additional Underwriting Compensation (1)(2)	9,180,000	0.37	0	0.00
Issuer Organization and Offering Expenses (3)	11,753,000	0.47	0	0.00
Acquisition Fees (4)	50,000,000	2.00	7,125,000	2.00
Initial Working Capital Reserve (5)	0	0.00	0	0.00

Amount Available for Investment (6)(7)	2,191,567,000	87.66	349,125,000	98.00

	575,000,000 Shares (Maximum)
	Primary Offering (500,000,000 shares) ($10.00/share)		Distr. Reinv. Plan (75,000,000 shares) ($9.50/share)
	$	%	$	%
Gross Offering Proceeds	5,000,000,000	100.00	712,500,000	100.00
Selling Commissions	350,000,000	7.00	0	0.00
Dealer Manager Fee	125,000,000	2.50	0	0.00
Additional Underwriting Compensation (1)(2)	9,808,000	0.20	0	0.00
Issuer Organization and Offering Expenses (3)	11,753,000	0.23	0	0.00
Acquisition Fees (4)	100,000,000	2.00	14,250,000	2.00
Initial Working Capital Reserve (5)	0	0.00	0	0.00
Amount Available for Investment (6)(7)	4,403,439,000	88.07	698,250,000	98.00

(1)

Includes all underwriting expenses in connection with the offering (other than selling commissions and the dealer manager fee) to be paid by Wells Advisor III or its affiliates and reimbursed by us, including costs incurred in connection with holding educational conferences and attending retail seminars conducted by broker-dealers. If we raise the maximum offering amount, the total estimated amount of underwriting compensation that may be paid in connection with this offering equals approximately 9.70% of the gross proceeds from our primary offering. See “Plan of Distribution.”

(2)

Wells Advisor III has agreed to reimburse us to the extent organization and offering expenses incurred by us, other than selling commissions and the dealer manager fee, exceed 2.0% of aggregate gross offering proceeds. We will only reimburse organization and offering expenses from the proceeds of our distribution reinvestment plan to the extent that our primary offering has terminated and Wells Advisor III has incurred organization and offering expenses in excess of 2.0% of the gross proceeds from the primary offering. In this case, we will only reimburse Wells Advisor III for organization and offering expenses incurred prior to the termination of the primary offering.

(3)

Includes all issuer organization and offering expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, reimbursing the bona fide invoiced due diligence expenses of broker-dealers and amounts to reimburse Wells Advisor III and its sole member, Wells Real Estate Funds, for the salaries of employees and other costs in connection with preparing supplemental sales materials.

(4)

We will pay Wells Advisor III, as our advisor, acquisition fees of 2.0% of gross offering proceeds for its services in connection with the selection, purchase, development and construction of real estate. We will pay Wells Advisor III the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 6 below.

(5)

Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. We expect to meet all of our working capital needs out of cash flow from operations. However, to the extent that we have insufficient funds to meet our needs for working capital, we may establish reserves from gross offering proceeds.

(6)

Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these third-party costs would average 0.5% of the contract purchase prices of property acquisitions.
(7)

We expect that at least 50% of the proceeds from the sale of shares under our distribution reinvestment plan will be used to repurchase shares of our common stock under the share redemption program. See “Description of Shares — Share Redemption Program.”

Rather than using net proceeds to invest directly in real estate, we may use net proceeds to repay indebtedness and increase our borrowing capacity. Then, when we are ready to close on an acquisition, we might use debt proceeds or net offering proceeds, or a combination of both.

Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained Wells Real Estate Advisory Services III, LLC, our advisor, to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor, Wells Advisor III, Wells Capital, and various Wells affiliates, many of the responsibilities of the board have been delegated to a committee composed of all of our independent directors. See “Conflicts of Interest.”

Upon effectiveness of the registration statement for this offering, we expect to have a five-member board of directors. Our board may change the size of the board, but not to fewer than three board seats. Our charter provides that a majority of the directors must be independent directors. We expect to have three independent directors initially. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold seven regular board meetings each year. We do not expect that our directors will be required to devote a substantial portion of their time in discharging their duties. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

Our bylaws require that the audit committee of the board of directors consist solely of independent directors. Upon effectiveness, the audit committee of the board of directors will consist of at least three independent directors. The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. The conflicts committee, which is authorized to retain its own legal and financial advisors, is empowered to act on any matter permitted under Maryland law. If a matter cannot be delegated to a committee under Maryland law, but the conflicts committee has determined that the matter at issue is such that the exercise of independent judgment by the other directors could be compromised, both the board of directors and the conflicts committee must approve the matter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Our conflicts committee will also discharge the board’s responsibilities relating to compensation of our executives. The conflicts committee will administer the granting of stock-based awards, and set the terms and conditions of such awards in accordance with the 2010 Long-Term Incentive Plan, which we describe below. The conflicts committee will also have authority to amend the 2010 Long-Term Incentive Plan, which includes the 2010 Independent Directors Compensation Plan or create other incentive compensation and equity-based plans.

Nominating and Corporate Governance Committee

The primary functions of the nominating and corporate governance committee are: (1) identifying individuals qualified to serve on the board of directors and recommending that the board of directors select a slate of director nominees for election by the stockholders at the annual meeting; (2) developing and recommending to the board of directors a set of corporate governance policies and principles and periodically re-evaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and (3) overseeing an annual evaluation of the board of directors and each of the committees of the board of directors. All of the members of the nominating and corporate governance committee will be independent directors.

Asset Management Committee

The primary functions of the asset management committee are to review and advise the board of directors on investment criteria and acquisition policies, the general economic environment in various real estate markets, existing or prospective properties or tenants and portfolio diversification goals. All of the members of the asset management committee will be independent directors.

Finance and Planning Committee

The primary function of the finance and planning committee is to review and advise the board of directors on our overall financial performance, which includes issues related to net proceeds raised, fees and expenses, operating earnings, distributions, capital structure and budgetary and reporting processes. All of the members of the finance and planning committee will be independent directors.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Positions
Leo F. Wells, III	65	President and Director
Douglas P. Williams	58	Executive Vice President, Secretary, Treasurer and Director
Randall D. Fretz	57	Senior Vice President
*		Independent Director
*		Independent Director
*		Independent Director

*	Denotes director to be named by amendment and is not affiliated with Wells Advisor III or its affiliates.

Leo F. Wells, III is our President and one of our directors. He is also the President and director of Wells REIT II and President of Wells Timber. He is also the sole stockholder, sole director, President and Treasurer of Wells Real Estate Funds, which he founded in 1984. Wells Real Estate Funds directly or indirectly owns Wells Capital, Wells Management, Wells Investment Securities, Wells & Associates, Inc., Wells Development Corporation and Wells Asset Management, Inc. He is also the sole director, President and Treasurer of Wells Management; Wells Capital; Wells Development Corporation, a company organized in 1997 to develop real estate properties; and Wells Asset Management, Inc., a company organized in 1997, which serves as an investment adviser to the Wells Family of Real Estate Funds. Mr. Wells is a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes the Wells Dow Jones Wilshire US REIT Index Fund and the Wells Dow Jones Wilshire Global RESI Index Fund. He is the President, Treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978. From 1998 to 2007, Mr. Wells served as President and Chairman of the Board of Piedmont.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).

Douglas P. Williams is our Executive Vice President, Secretary and Treasurer and one of our directors. He is also Executive Vice President, Secretary and Treasurer of Wells Timber and served as a director of Wells Timber from 2005 to 2007. He is also a Senior Vice President of our advisor and a Vice President, Chief Financial Officer, Treasurer and a director of Wells Investment Securities, our dealer-manager. Mr. Williams is also a Vice President of Wells Real Estate Funds and Wells Asset Management, Inc. From 2000 to 2007, Mr. Williams served as Executive Vice President, Secretary and Treasurer and a director of Piedmont.

From 1996 until joining Wells in 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber, and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG LLP. Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with FINRA as a Financial and Operations Principal (series 27 and 63). Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Master’s of Business Administration degree from Amos Tuck School of Graduate Business Administration at Dartmouth College.

Randall D. Fretz is our Senior Vice President and is a Senior Vice President of Wells Capital. He is also the Chief of Staff and a Vice President of Wells Real Estate Funds, a Senior Vice President of Wells Timber, and a director of Wells Investment Securities. From 2002 to 2007, Mr. Fretz served as Vice President of Piedmont. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of U.S. and Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned a Master’s of Business Administration degree from the Ivey School of Business in London, Ontario.

Compensation of Our Executive Officers

Our executive officers do not receive compensation from us for services rendered to us. Our executive officers are also officers of Wells Capital and its affiliates and are compensated by these entities, in part, for their services to us. See “Management Compensation” and “Employees of Affiliated Companies” below for a discussion of the fees paid to and services provided by Wells Advisor III and its affiliates.

Compensation of Our Directors

We will pay each of our independent directors an annual retainer of $30,000. In addition, we will pay directors for attending board and committee meetings as follows:

•	$2,500 per regular board meeting; we expect seven regular board meetings per year.

•	$2,500 per audit committee meeting to review our periodic reports; we expect four such meetings per year.

•	$250 per special board meeting attended (whether held in person or by telephone conference); we expect two such meetings per month.

•	$1,500 for all other committee meetings; we expect five such meetings per committee per year.

•	An additional $500 to a committee chair for each committee meeting attended in person.

However, when a committee meeting follows a board meeting, an additional fee will not always be paid for attending the committee meeting. For example, a conflicts committee meeting will generally be held immediately after every board meeting, but a separate fee will not be paid for attendance at the conflicts committee meeting.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay separate compensation for services rendered as a director.

2010 Long-Term Incentive Plan

We intend to adopt the 2010 Long-Term Incentive Plan, which includes the 2010 Independent Directors Compensation Plan and collectively, we refer to as the incentive plan. The incentive plan is intended to attract and retain officers, directors, advisors and consultants considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. Although we do not currently intend to hire any employees, any employees we may hire in the future would also be eligible to participate in our incentive plan. The incentive plan authorizes the granting of awards to participants in the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;

•	stock appreciation rights, or SARs, which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the SAR grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the conflicts committee;

•

restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future, which right is subject to certain restrictions and to risk of forfeiture;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and

•	other stock-based awards at the discretion of the conflicts committee, including unrestricted stock grants.

All awards must be evidenced by a written agreement with the participant, which will include the provisions specified by the conflicts committee. The maximum number of shares of common stock that may be issued upon the exercise or grant of an award shall not exceed in the aggregate an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such award. The exercise price of any award shall not be less than the fair market value of our common stock on the date of the grant.

The conflicts committee will administer the incentive plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. Awards will not be granted under the incentive plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by the conflicts committee, no award granted under the incentive plan will be transferable except through the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order.

We have reserved an aggregate number of 500,000 shares for issuance pursuant to awards granted under the incentive plan. In the event of a transaction between our Company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock distribution, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the incentive plan will be adjusted proportionately, and the conflicts committee must make such adjustments to the incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the incentive plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the participant’s death or disability, all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, all time-based vesting restrictions on that participant’s outstanding awards will lapse, and the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control (as defined in the incentive plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the conflicts committee, all outstanding options and stock appreciation rights will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, and the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control. With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the incentive plan), then, all of that participant’s outstanding options and SARs will become fully vested and exercisable, all time-based vesting restrictions on that participant’s outstanding awards will lapse and the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Regardless of whether a termination of service by reason of death or disability or a change in control has occurred, the conflicts committee may, in its sole discretion, at any time determine that all or a portion of a participant’s options and stock appreciation rights will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied, in each case, as of such date as the conflicts committee may, in its sole discretion, declare. The conflicts committee may discriminate among participants or among awards in exercising such discretion.

The incentive plan will automatically expire on                 , the tenth anniversary of the date on which it is approved by our initial stockholder, unless extended or earlier terminated by the board of directors. The board of directors or the conflicts committee may terminate the incentive plan at any time, but termination will have no adverse impact on any award that is outstanding at the time of the termination. The board of directors or the conflicts committee may amend the incentive plan at any time, but no amendment to the incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the incentive plan. No termination or amendment of the incentive plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The conflicts committee may amend or terminate outstanding awards, but such amendment or termination may require consent of the participant. Unless approved by the stockholders, the original term of an option may not be extended. Unless permitted by the anti-dilution provisions of the incentive plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, without approval by the stockholders.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, Wells Advisor III and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, Wells Advisor III or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or exculpation; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, Wells Advisor III or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to Wells Advisor III and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement; and

•

the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

Our advisor is Wells Advisor III. Wells Real Estate Funds is the sole member of Wells Advisor III. Wells Advisor III expects to utilize Wells Capital to provide advisory services to us. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Some of our officers and directors are also officers and directors of Wells Capital.

The directors and executive officers of Wells Capital are as follows:

Name	Age	Positions
Leo F. Wells, III	65	President, Treasurer and sole Director
Douglas P. Williams	58	Senior Vice President and Assistant Secretary
Stephen G. Franklin	62	Senior Vice President
Randall D. Fretz	57	Senior Vice President
Jess E. Jarrett	52	Senior Vice President
Donald R. Henry	48	Senior Vice President

The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

Stephen G. Franklin, Ph.D., is a Senior Vice President of Wells Capital. Franklin is responsible for new business and market development and the coordination of financial advisor relations. Mr. Franklin also serves as Chief New Business Development Officer of Wells Real Estate Funds, Inc. and as a director of Wells Investment Securities, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership at the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (“FSC”), an independent financial planning broker-dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

Jess E. Jarratt is a Senior Vice President of Wells Capital and President of Wells Timberland Management Organization, LLC, a wholly owned subsidiary of Wells Capital, which serves as the advisor to Wells Timber. He is also a director of Wells Timber. Mr. Jarratt joined Wells in March 2007. Mr. Jarratt is responsible for directing and managing all aspects of timberland operations for Wells including timberland acquisitions and dispositions, portfolio and property management and timberland financing. From February 2006 through February 2007, Mr. Jarratt served as Managing Director of SunTrust Robinson Humphrey’s Structured Real Estate Group. From July 2001 through January 2006, Mr. Jarratt was Managing Director for SunTrust Robinson Humphrey’s Capital Markets Origination group where he originated and structured large, multi-capital transactions across SunTrust’s Corporate Banking unit. From July 1995 through July 2001, Mr. Jarratt was Group Vice President of SunTrust’s AgriFood Group which he founded and grew into a group of 20 professionals and over $1 billion in assets. From 1988 through July 1995, Mr. Jarratt was Vice President of Rabobank International, a multinational Dutch bank where he led corporate lending activities to U.S. agribusiness companies and timberland and forest products companies. In addition, Mr. Jarratt is a Certified Management Accountant (CMA) and has completed the Harvard Business School Executive Agribusiness Program. Mr. Jarratt is a member of the Institute of Management Accounting. He received a Bachelor of Science degree in Forestry from Texas A&M University and a Master of Business Administration degree from the University of North Texas.

Donald R. Henry is a Senior Vice President of Wells Capital, a position he has held since February 2007. Mr. Henry oversees a team of professionals whose responsibilities include performing due diligence on acquisition targets, developing and implementing long-term investment strategies for properties under management, executing value-add strategies and positioning properties for sale. He is also Managing Director, Asset Management of Wells Real Estate Funds, Inc. Prior to joining Wells Real Estate Funds in 2002, Mr. Henry was a Principal, Portfolio Management with Lend Lease Real Estate Investments Inc. (“Lend Lease”), where he was responsible for public and corporate pension funds with $800 million in managed assets. In this capacity, he designed and implemented investment and leverage strategies based on client investment objectives and capital/real estate market fundamentals. From 1995 to 1999, Mr. Henry was Vice President, Asset Management/Retail Group for Lend Lease, where he asset-managed seven regional malls with a combined value of $430 million. He was directly responsible for overseeing the property management, leasing, marketing, legal and construction functions of each property. He began his career with Deloitte & Touche LLP, where he was a senior manager in the firm’s emerging business services group. Mr. Henry has a B.A. in Psychology (magna cum laude) from Oglethorpe University in Atlanta.

In addition to the directors and executive officers listed above, our advisor intends to utilize additional personnel affiliated with Wells Real Estate Funds who have extensive experience in selecting and managing commercial properties similar to the properties we seek to acquire.

The Advisory Agreement

Under the terms of the advisory agreement, Wells Advisor III will use its reasonable efforts to present to us investment opportunities to provide us with a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers, subject to the authority of our board of directors, and to perform other duties including the following:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	at the direction of our management, prepare filings made under the Securities Act of 1933 and periodic reports and other filings made under the Securities Exchange Act of 1934;

•	arrange for financing and refinancing of properties;

•	enter into leases and service contracts for our properties;

•	oversee the performance of our property managers;

•	review and analyze the properties’ operating and capital budgets;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

•

formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of properties; and

•	engage our agents.

We expect to incur acquisition fees payable to our advisor equal to 2.0% of gross offering proceeds for services in connection with the selection, purchase, development or construction of real property. We will incur such acquisition fees upon receipt of proceeds from the sale of shares.

Our advisor bears substantially all of our organization and offering costs other than our payment of selling commissions and dealer manager fees. We will reimburse our advisor for up to 2.0% of our gross offering proceeds for organization and offering costs, including legal, accounting, printing and other accountable offering costs.

For asset management services, we will pay our advisor a monthly fee equal to one-twelfth of 0.75% of the cost of (i) the occupied properties we own and (ii) our investments in joint ventures.

Additionally, we will reimburse our advisor for all costs and expenses it incurs in fulfilling its asset-management and administrative duties, which may include wages, salaries, taxes, insurance, benefits, information technology, legal and travel and other out-of-pocket expenses of employees engaged in ongoing management, administration, operations and marketing functions on our behalf. We do not, however, reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees, debt financing fees or real estate commissions.

The fees payable to our advisor under the advisory agreement are described in detail in “Management Compensation” below. The one-year term of the current advisory agreement ends                 , 2011 and may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice.

Wells Advisor III does not expect to engage in other business ventures; however, affiliates of our advisor may choose to do so. Pursuant to the advisory agreement, Wells Advisor III is required to cause sufficient resources to be devoted to our administration to discharge its obligations. Wells Advisor III may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Wells Real Estate Funds

Wells Real Estate Funds, Inc. has purchased 20,000 shares of our common stock for $200,000. Although Wells Real Estate Funds and its affiliates are not prohibited from acquiring additional shares of our common stock, Wells Real Estate Funds and its affiliates currently have no options or warrants to acquire any shares. Wells Real Estate Funds has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Real Estate Funds or any of its affiliates.

Affiliated Companies

Property Manager

In the future, we may engage an affiliate of Wells Real Estate Funds, Wells Management Company, Inc., to manage some of our properties. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, and Mr. Wells is the sole director of Wells Management. The current director and executive officers of Wells Management are as follows:

Name	Age	Positions
Leo F. Wells, III	65	President, Treasurer and Sole Director
M. Scott Meadows	45	Senior Vice President
Douglas P. Williams	58	Vice President
Randall D. Fretz	57	Vice President

The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officer of Wells Management.

M. Scott Meadows is a Senior Vice President of Wells Management. He is primarily responsible for the real estate operations for Wells Management. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000-square-foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from the University of Georgia with a B.B.A. in Management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator designation from the Building Owners and Managers Institute International and a Certified Property Manager designation from the Institute of Real Estate Management.

With respect to properties for which Wells Management may, in the future, provide services, Wells Management will hire, direct and establish policies for employees who will have direct responsibility for a property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of our other affiliates. The principal office of Wells Management is located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

Dealer Manager

Wells Investment Securities, Inc., our dealer manager, is a member firm of FINRA. Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells-sponsored programs.

Wells Investment Securities will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level.

Wells Real Estate Funds, Inc. is the sole stockholder of Wells Investment Securities. The current directors and executive officers of Wells Investment Securities are:

Name	Age	Positions
Thomas E. Larkin	51	Chief Executive Officer and Chairman
John F. Kleinsteuber	45	President
Douglas P. Williams	58	Vice President, CFO, Treasurer and Director
Randall D. Fretz	57	Director
Stephen G. Franklin	62	Director

The backgrounds of Messrs. Williams and Fretz are described in the “Management — Executive Officers and Directors” section and the background of Mr. Franklin is described in the Management – Our Advisor” section of this prospectus. Below is a brief description of the other director and executive officers of Wells Investment Securities.

Thomas E. Larkin is Chief Executive Officer and a director of Wells Investment Securities. Mr. Larkin joined Wells in 2003 and directs the national sales effort. Prior to joining Wells, Mr. Larkin was an Executive Vice President of Ronald Blue & Co., where he was responsible for supervising approximately 80 financial professionals. In this capacity, he significantly increased both corporate revenue and assets under management. Mr. Larkin began his career at Ronald Blue in 1994 as a Branch Manager and Recruiter and progressively held positions of greater responsibility in sales management during his tenure with the company. From 1986 to 1994, Mr. Larkin was with Advanced Cardiovascular Systems Inc., where he served as Sales Representative, Southeastern Sales Manager, and eventually Director of Sales. Mr. Larkin received his Bachelor of Science degree in biology from Valparaiso University.

John F. Kleinsteuber serves as President of Wells Investment Securities and Vice President of Compliance for Wells Capital, Inc. In these roles Mr. Kleinsteuber directs the efforts of the Wells’ compliance team to develop, implement, monitor and test policies and procedures in line with regulatory and corporate guidelines. Prior to joining Wells Capital in 2003, Mr. Kleinsteuber worked in compliance at one of the largest independent broker-dealers with responsibility for reviewing sales practice complaints, regulatory reporting, and business trades. Mr. Kleinsteuber began his professional career in 2000 as a registered representative with Morgan Stanley Dean Witter, Inc. His leadership and management skills were developed during his ten-year tenure as manager of an Atlanta area country club, as well as during his five years in the United States Army and the Georgia National Guard. Mr. Kleinsteuber received his Bachelor of Science degree in mathematics from Georgia State University.

For a description of the fees and expenses payable to our dealer manager, see “Management Compensation” and “Plan of Distribution.”

Employees of Affiliated Companies

As of the date of this prospectus, neither we nor our advisor, Wells Advisor III, have any direct employees. Our advisor will utilize the employees of affiliates, including Wells Capital and possibly Wells Management to provide services to us related to acquisitions, dispositions, debt financing, asset management, accounting, investor relations, and all other administrative services. To the extent required, we may reimburse Wells Advisor III for certain personnel and other costs associated with these services, excluding the cost of acquisition and disposition services for which we may pay Wells Advisor III a separate fee.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz and Donald R. Henry. We expect that proposed transactions will often be discussed by the board of directors in advance of a final board vote. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable. The conflicts committee is empowered to approve or reject all acquisitions of real estate. We expect that the conflicts committee will condition our acquisition of any property on the committee’s prior approval.

Related-Party Transactions

There are no currently proposed material transactions with management and their affiliates other than those covered by the terms of the agreements described above with our advisor, our dealer manager and the possible engagement of our affiliated property manager.

MANAGEMENT COMPENSATION

We have no paid employees. Wells Real Estate Advisory Services III, LLC (“Wells Advisor III”), our advisor, and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to Wells Advisor III and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and a $9.50 purchase price for shares sold under our distribution reinvestment plan.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Organization and Offering Stage

Selling Commissions – Wells Investment Securities (2)	7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commissions are payable on shares sold under our distribution reinvestment plan. Wells Investment Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$350,000,000

Dealer Manager Fee – Wells Investment Securities (2)	2.5% of gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Wells Investment Securities will reallow a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$125,000,000

Reimbursement of Organization and Offering Expenses – Wells Investment Securities and Wells Advisor III (3)	Up to 2.0% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.38% of our total maximum gross offering proceeds, or $21,561,000. Wells Advisor III will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Wells Advisor III for these amounts up to 2.0% of aggregate gross offering proceeds.	$21,561,000

Operation and Development Stage

Acquisition Fees – Wells Advisor III (4)	2.0% of gross offering proceeds for services in connection with the selection, purchase, development or construction of real property.	$114,250,000

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Debt Financing Fee –Wells Advisor III or its affiliates	0.10% annually of the actual amount of any debt financing obtained by us or made available to us, such as mortgage debt, lines of credit, and other term indebtedness, including refinancings. In the case of a joint venture, we would pay this fee only on our pro rata share.	Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at this time.

Asset Management Fee – Wells Advisor III (5)	Monthly fee equal to one-twelfth of 0.75% of the cost of (1) all properties we own and (2) our investments in joint ventures.	Actual amounts are dependent upon the total equity and debt capital we raise and results of operations and therefore cannot be determined at this time.

Property Management – Wells Management, if applicable (5)(6)	If we retain Wells Management to manage, lease or construct any of our properties, or to supervise such services, we expect to pay fees to Wells Management equal to what other management companies generally charge for similar services. For property management services for a property, we expect we would pay Wells Management a market-based property management fee based on the gross monthly income of the property. For leasing agent services for a property, we expect we would pay Wells Management: (i) a one-time fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly constructed building; and (ii) a market-based commission based on the net rent payable. For construction management services for a property, we expect we would pay Wells Management that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5.0% of such lease concessions and a management fee to be determined for other construction management activities.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Other Operating Expenses – Wells Advisor III (5)	We will reimburse the expenses incurred by Wells Advisor III in connection with its provision of services to us, including related personnel and IT costs. We will not reimburse for personnel costs in connection with services for which Wells Advisor III receives acquisition fees or real estate commissions.	Actual amounts are dependent upon operations and therefore cannot be determined at this time.

Liquidation/Listing Stage

Real Estate Commissions – Wells Advisor III or its Affiliates (7)	For substantial assistance in connection with the sale of properties, we will pay Wells Advisor III or its affiliates the lesser of: (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at a market rate or (ii) an amount up to 3.0% of the contract sales price of each property sold; provided, however, in no event may the real estate commissions paid to Wells Advisor III, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.	Actual amounts are dependent upon asset values and the results of our operations and therefore cannot be determined at this time.

Subordinated Participation in Net Sale Proceeds – Wells Advisor III (8)	15.0% of remaining net sale proceeds after then-current investors receive a return of their capital and an 8.0% per year cumulative, non-compounded return. This fee is payable only if we are not listed on a national securities exchange.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Subordinated Incentive Listing Fee – Wells Advisor III (8)(9)	Upon listing of our common stock on a national securities exchange, Wells Advisor III is entitled to receive a fee equal to 15.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid on then outstanding shares prior to listing, exceeds (2) the sum of the total amount of capital raised from then current investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, non-compounded return to such investors.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

(1)

The estimated maximum dollar amounts are based on the sale of the maximum of 575,000,000 shares to the public, which includes 500,000,000 shares through our primary offering and 75,000,000 shares through our distribution reinvestment plan.

(2)

Selling commissions and, in some cases, all or a portion of the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)

These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, due diligence expense reimbursements to broker-dealers, and amounts to reimburse Wells Advisor III for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. The portion of these organization and offering expenses for which we (as opposed to Wells Advisor III) would be responsible could not be increased above 2.0% of our gross offering proceeds without entering into a new or an amended advisory agreement, which under our charter would require the approval of a majority of our independent directors.

(4)

We will pay Wells Advisor III the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. However, if either party terminates or fails to renew the advisory agreement, Wells Advisor III must return acquisition fees not yet allocated to one of our investments. In addition, we will reimburse Wells Advisor III for amounts it pays to third parties in connection with the selection, acquisition or development of a property, whether or not acquired. The acquisition fees payable to our advisor could exceed 2.0% of our gross offering proceeds only if we agreed to a new or amended advisory agreement. Under our charter, such an agreement would require the approval of a majority of our independent directors. Our charter also limits our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 6.0% of the contract purchase price.

(5)

Wells Advisor III must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2.0% of our average invested assets or 25.0% of our net income unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees to the extent permitted by our charter; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(6)

Our organizational documents do not impose a specific cap on property management fees. Our charter requires that the management fee we pay to Wells Management be no less favorable to us than a fee we could obtain from a third-party property manager.

(7)	Although we are most likely to pay real estate commissions to Wells Advisor III or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.
(8)

Upon termination of the Advisory Agreement, Wells Advisor III may be entitled to a similar fee if Wells Advisor III would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15.0% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 6.0% per year cumulative, non-compounded return.

Wells Advisor III cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. Any portion of the subordinated participation in net sale proceeds that Wells Advisor III receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(9)

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. At the option of our advisor, we may pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. The subordinated incentive listing fee is subject to the limit on total operating expenses as described in footnote (5). In the event the subordinated incentive listing fee is earned by Wells Advisor III, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay Wells Advisor III any further subordinated participation in net sale proceeds.

If we remained externally managed after listing, we would seek to negotiate in good faith with Wells Advisor III a fee structure appropriate for an entity with a perpetual life. The conflicts committee of our board of directors would have to approve any new fee structure negotiated with Wells Advisor III. In negotiating a new fee structure, the conflicts committee must consider all of the factors its members deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Wells Advisor III in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Wells Advisor III through their relationship with us;

•	the quality and extent of service and advice furnished by Wells Advisor III;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Wells Advisor III for the account of other clients.

STOCK OWNERSHIP

The following table shows, as of November 30, 2009, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of all Shares
Wells Real Estate Funds, Inc. (2)	20,000	100
Leo F. Wells, III (3)	—	—
Douglas P. Williams	—	—
Randall D. Fretz	—	—

All officers and directors as a group	20,000	100

(1)	Address of each named beneficial owner is c/o Wells Real Estate Investment Trust, III, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365.
(2)	Wells Real Estate Funds, Inc. purchased 20,000 shares of common stock from us at $10.00 per share.
(3)	Mr. Wells owns all of the shares of the capital stock of Wells Real Estate Funds, Inc.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Wells Real Estate Programs

General

Our advisor and its affiliates are general partners and advisors of other Wells programs, including programs that have investment objectives similar to ours, and we expect that they will organize other such partnerships and programs in the future. Our advisor and such affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Our advisor and its affiliates have sponsored the following 19 public real estate programs, of which 18 of these programs have substantially similar investment objectives and targeted assets as ours:

1.	Wells Real Estate Fund I,

2.	Wells Real Estate Fund II,

3.	Wells Real Estate Fund II-OW,

4.	Wells Real Estate Fund III, L.P.,

5.	Wells Real Estate Fund IV, L.P.,

6.	Wells Real Estate Fund V, L.P.,

7.	Wells Real Estate Fund VI, L.P.,

8.	Wells Real Estate Fund VII, L.P.,

9.	Wells Real Estate Fund VIII, L.P.,

10.	Wells Real Estate Fund IX, L.P.,

11.	Wells Real Estate Fund X, L.P.,

12.	Wells Real Estate Fund XI, L.P.,

13.	Wells Real Estate Fund XII, L.P.,

14.	Wells Real Estate Fund XIII, L.P.,

15.	Wells Real Estate Fund XIV, L.P.,

16.	Piedmont Office Realty Trust, Inc. (f/k/a Wells Real Estate Investment Trust, Inc.),

17.	Wells Real Estate Investment Trust II, Inc.,

18.	Wells Timberland REIT, Inc., and

19.	Wells Mid-Horizon Value-Added Fund I, LLC.

Wells Timber is a public REIT formed primarily for the purpose of acquiring timberland properties and, therefore, has targeted assets substantially different than ours.

Allocation of Investment Opportunities

We rely on our advisor, which intends to utilize Wells Real Estate Funds and Wells Capital, to identify suitable investment opportunities. Other Wells-sponsored programs, especially those then raising offering proceeds, also rely on such affiliates of our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If our advisor or an affiliate of our advisor directs an investment opportunity to a Wells-sponsored program, it or an affiliate of our advisor will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor or an affiliate of our advisor, is most suitable. As a result, our advisor or an affiliate of our advisor could direct attractive investment opportunities to other entities or even purchase them for its own account. Our charter provides that for so long as we are externally managed it is not a proper purpose of ours to make any significant investment unless our advisor has recommended that we make the investment. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Our Advisor

We may enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Because our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors — Risks Related to Conflicts of Interest.”

Competition for Tenants and Others

Conflicts of interest exist when we own properties in the same geographic areas as those owned by other Wells-sponsored programs. In those cases, a conflict could arise in the leasing of properties if we and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Wells program were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all properties in need of their services. However, our advisor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for employees at different properties.

Allocation of Advisor’s Time

We rely on our advisor and its affiliates for the day-to-day operation of our business. As a result of their interests in other Wells programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Wells programs and activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle our advisor to increased acquisition and asset-management fees;

•	property sales, which entitle our advisor to real estate commissions and possible success-based sale fees;

•

property acquisitions from other Wells-sponsored programs, which might entitle our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•

property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and our advisor;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor at a substantial price;

•

whether and when we seek to list our common shares on a national securities exchange, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which the shares trade; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

The advisory fees paid to our advisor and any management and leasing fees we may pay to Wells Management if we retain Wells Management to manage some of our properties will be paid irrespective of the quality of their acquisition or property-management services during the term of the related agreement. See “Certain Conflict Resolution Procedures.”

Our Board’s Loyalties to other Wells-Sponsored Programs

Some of our directors and officers are also directors or officers of other Wells-sponsored programs. Specifically, two of our directors and all three of our officers are also directors or officers of other Wells-Sponsored programs. The loyalties of our directors and officers serving on another board may influence the judgment of our board when considering issues for us that also may affect other Wells-sponsored programs, such as the following:

•

We could enter into transactions with other Wells-sponsored programs, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board regarding the terms of those transactions may be influenced by its loyalties to other Wells-sponsored programs.

•	A decision of the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other Wells-sponsored programs.

•	A decision of the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Wells-sponsored programs.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers and some of our directors are also officers and/or directors of:

•	our advisor and the general partner of the various real estate programs sponsored by our advisor (described above);

•	Wells Management, one of our possible property managers; and

•	Wells Investment Securities, our dealer manager.

As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

Since Wells Investment Securities, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

We may, in the future, engage Wells Management, an affiliate of our advisor, to provide property-management services to some of the properties we purchase with the proceeds of this offering. To the extent we retain Wells Management, we will not have the benefit of independent property management. See “Management — Affiliated Companies.”

Certain Conflict Resolution Procedures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. The conflicts committee, which may retain its own legal and financial advisors, is empowered to act on any matter permitted under Maryland law. If a matter cannot be delegated to a committee under Maryland law, but the conflicts committee has determined that the matter at issue is such that the exercise of independent judgment by the other directors could be compromised, both the board of directors and the conflicts committee must approve the matter.

Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor at a substantial price; and

•	whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. The conflicts committee bases this evaluation on the factors set forth below as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for its other clients.

Under our charter, we can only pay our advisor a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Our charter also requires any incentive fee we may pay our advisor or an entity affiliated with our advisor in connection with the liquidation of our portfolio to be reasonable. An incentive fee is presumed reasonable if it does not exceed 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our advisory agreement provides for a higher threshold for the payment of the incentive fee than that required by our charter. Under the advisory agreement, the incentive fee equals 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 8% of the original issue price of the common stock per year cumulative. Any lowering of the threshold for its payment would require the approval of a majority of the members of the conflicts committee. At the option of our advisor, we may pay any incentive fee in the form of stock, cash, a promissory note or any combination thereof.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2.0% of our gross offering proceeds. Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. The conflicts committee or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. For information regarding the termination fee that may be payable to our advisor upon termination of the advisory agreement, see note (8) to the compensation table under “Management Compensation.”

Our Acquisitions. We will not purchase or lease properties in which our advisor or its affiliates, our directors or officers or any of their affiliates has an interest without a determination by a majority of the disinterested members of the board of directors and the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the disinterested members of the board of directors and the conflicts committee must conclude that all other transactions, including joint ventures, between us and our advisor, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses, real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors or officers or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors or officers or any of their affiliates shall not exceed an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the disinterested members of the board of directors and the conflicts committee approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interest of our common stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, and the conflicts committee is specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, our advisor or a director or officer or any of their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors has reviewed and ratified our charter by the vote of a majority of its members, as required by our charter. We expect that the conflicts committee will also review and ratify our charter once the members are elected.

Allocation of Investment Opportunities

When an investment opportunity is presented to a Wells-advised program, the opportunity is to be presented to the program for which the investment opportunity is most suitable. Our advisory agreement requires that this determination be made in a manner that is fair without favoring any other Wells-advised program. In determining the Wells-advised program for which an investment opportunity would be most suitable, the following factors will be considered:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the credit quality of the tenants; and

•	the existence of special factors, such as whether the property is adjacent to another property owned by a program.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other Wells-advised programs, then a rotation process is to be used to offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for another Wells-advised program, the investment may be offered to another Wells-advised program.

Our advisory agreement with our advisor requires that our advisor periodically inform the conflicts committee of the investment opportunities that have been offered to other Wells programs so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Our advisor is to inform the conflicts committee of such investment opportunities quarterly. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among Wells programs are important criteria in the conflicts committee’s determination to continue or renew our arrangements with our advisor and its affiliates. The conflicts committee has a duty to ensure that our advisor and its affiliates fairly apply this method for allocating investment opportunities among the Wells-sponsored programs.

INVESTMENT OBJECTIVES AND CRITERIA

General

We invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions;

•	to preserve and return your capital contributions; and

•	to realize capital appreciation upon the ultimate sale of our assets.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares.

We will seek to list our shares of common stock when our independent directors believe listing on a national securities exchange would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange by July 31, 2020, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Our board may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our conflicts committee will review our investment policies at least annually to determine that our policies are in the best interest of our stockholders.

Acquisition and Investment Policies

Primary Investment Focus – Real Estate

We intend to acquire and operate a diversified portfolio of commercial real estate consisting primarily of high-quality, income-generating office and industrial properties located in the United States and leased or pre-leased to creditworthy companies and governmental entities. We will invest in office and industrial properties at all stages of development, from those under construction to those with established operating histories, but we do not intend to invest more than 10% of our assets in undeveloped land. As between office and industrial properties, we expect office properties to constitute a substantial majority of our portfolio. More specifically, these possible real estate investments may also include office, warehouse and distribution facilities, business and industrial parks, undeveloped land intended for development or options to purchase a particular property.

Wells Advisor III has developed specific standards for determining the creditworthiness of potential tenants of our properties. Although authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or entities or tenants whose lease obligations are guaranteed by a large corporation or entity. In an attempt to limit or avoid speculative purchases, generally, Wells Advisor III will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

We are not limited as to the geographic area where we may invest in properties and conduct our operations. Although we may invest in properties located outside the continental United States, we do not intend for our potential international investments to exceed 20% of our total assets. Generally, we will hold fee title or a long-term leasehold estate in the properties we acquire. We may use leverage to acquire these properties as discussed in our “Borrowing Policies” section below.

Joint Venture Investments and Other Equity Securities

We may enter into joint ventures for the acquisition, development or improvement of properties and we will likely acquire additional properties through joint venture arrangements with some of the proceeds of this offering. We have no plans to enter into joint ventures and other co-ownership arrangements or participations with other Wells programs; however, our company policy permits such joint ventures with conflicts committee approval. See “Conflicts of Interest – Certain Conflict Resolution Procedures – Conflicts Committee.” We intend to enter into joint ventures and make similar arrangements for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that such joint venture owns, or is being formed to own, under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

Our policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. We may also enter into international equity joint ventures whereby a co-joint venturer is located outside of the United States. However, in the event that the co-venturer elects to sell property held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Other than the joint venture investments described above, we do not presently intend to invest in equity securities. However, our charter permits us to acquire equity securities with the approval of a majority of the disinterested members of our board of directors and our conflicts committee if they determine that the investment is fair, competitive and commercially reasonable. Under our charter, an investment in a publicly traded entity is deemed to be permitted if such investment is made through a trade effected on a recognized securities market.

Investments in Mortgage Loans and other Real Estate Related Debt Securities

We do not presently intend to invest in mortgage loans or other real estate related debt securities. However, our charter permits us to:

•

make or invest in mortgage loans if an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency where no appraisal is required; and

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would not exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria.

Land Sale Contracts

We do not intend to invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

Investment Decisions

Wells Advisor III will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties or other assets, subject to the approval of our conflicts committee. Our conflicts committee reviews our investment policies at least annually to determine whether these policies continue to be in the best interest of our stockholders.

In pursuing our investment objectives and making investment decisions for us, Wells Advisor III will consider relevant property, asset and financial factors, including the creditworthiness of major tenants of a property, the location of the property, its suitability for any development contemplated or in progress, the investment’s income-producing capacity, the prospects for long-range appreciation, liquidity and tax considerations. To the extent feasible, Wells Advisor III will strive to invest in a diversified portfolio of properties for us based on geography, type of property and industry group of tenants. The number and mix of properties we acquire will largely depend upon real estate and market conditions and other circumstances existing at the time we are acquiring the properties and the amount of proceeds we raise in this offering.

To find properties that best meet our selection criteria for investment, Wells Advisor III’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building and an environmental firm will investigate all environmental issues to ensure each property meets our quality specifications.

Conditions to Closing Our Acquisitions

Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Wells Advisor III;

•	title and liability insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Moreover, we will not close the purchase of any property unless and until we obtain an environmental assessment (Phase I review at a minimum or the functional equivalent for properties located outside of the United States) for each property purchased and are generally satisfied with the environmental status of the property.

Development and Construction of Properties

We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed. Because development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables, we may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either an adequate completion bond or performance bond. As an alternative to a completion bond or performance bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee, accompanied by financial statements showing a substantial net worth, provided by an affiliate of the person entering into the construction or development contract.

Moreover, we may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We do not anticipate reserving a portion of the proceeds from this offering for such tenant improvements. We may not have access to funds required in the future for tenant improvements and tenant refurbishments, which could adversely affect our ability to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any future lease we enter into with our tenants may vary substantially from those we describe in this prospectus. Generally, we are responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. We expect that our leases will generally have terms of five or more years, some of which may have renewal options.

We may purchase properties and lease them back to the sellers of such properties. Such sale-leaseback transactions carry certain risks, as discussed more fully under “Risk Factors — Federal Income Tax Risks — Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would reduce the return on your investment.”

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Borrowing Policies

Our charter limits our borrowings to 50% of the cost (before deducting depreciation or other non-cash reserves) of all our assets, unless any excess borrowing is approved by a majority of the conflicts committee and is disclosed to our stockholders in our next quarterly report with an explanation from the conflicts committee of the substantial justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single property, but our portfolio leverage cannot exceed 75% of the cost of all of our assets.

We intend to maintain amounts outstanding under long-term debt arrangements or lines of credit so that we will have more funds available for investment in properties, which will allow us to acquire a more diversified portfolio. However, the percentage of debt financing will be dependent upon various factors to be considered in the sole discretion of our board of directors, including, but not limited to, our ability to raise equity proceeds from the sale of our common stock in this and future offerings, our ability to pay distributions, the availability of properties meeting our investment criteria, the availability of debt and changes in the cost of debt financing.

Our use of leverage increases the risk of default on mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Wells Advisor III will seek to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of indebtedness.

Wells Advisor III will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may repay borrowings under any future credit facility or under any future long-term mortgage debt with proceeds from the sale of properties, operating cash flow, long-term mortgage debt or with proceeds from this offering.

Disposition Policies

We intend to hold each property we acquire for an extended period. However, circumstances might arise that could result in the early sale of some properties. We expect our conflicts committee to make the determination with respect to whether we should sell or dispose of a particular property based on its determination that the sale of the property would be in the best interest of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of before the end of the expected holding period for the property will be made after consideration of relevant factors (including prevailing economic conditions, the performance or projected performance and appreciation of the property and current tenant creditworthiness) with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

We may reinvest the proceeds of property sales in investments that satisfy our investment objectives; however, if we do not list our shares of common stock on a national securities exchange by July 31, 2020, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. We may continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

•

borrow in excess of 50% of our aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us, unless approved with substantial justification by a majority of the conflicts committee;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced, provided that the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

•	invest in equity securities unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of Wells OP III to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

PLAN OF OPERATION

General

As of the date of this prospectus, we have not commenced operations. We are a newly organized Maryland corporation that intends to qualify as a REIT beginning with our first taxable year of operations. After the minimum offering of 250,000 shares of common stock at $10.00 per share is achieved, offering proceeds will be released to us and applied to investments in properties and other assets and the payment of other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as offering proceeds are expended in connection with the acquisition, development and operation of properties.

We intend to acquire and manage a diverse portfolio of institutional-quality commercial real estate consisting primarily of high quality, income-generating office properties leased to creditworthy companies and governmental entities. We anticipate that our investments in real estate may include office and industrial properties in all stages of development or construction, including undeveloped land intended for new construction. Additionally, we may invest in properties located internationally, but we intend to limit international investment to no more than 20% of our total assets. As between office and industrial properties, we expect office properties to constitute a substantial majority of our portfolio. As of the date of this prospectus, we have not entered into any arrangements to acquire any specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

Our advisor also may, but is not required to, establish reserves from gross offering proceeds, from cash flow generated by operating properties or from non-liquidating net sale proceeds from the sale of our properties. Currently, we do not plan to designate any of our offering proceeds as working capital reserves. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require us to escrow a certain amount for working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or in equity securities, or a combination thereof. Alternatively, we may acquire properties subject to or with the proceeds of mortgage indebtedness, subject to our leverage policy. (See “Investment Objectives and Policies – Borrowing Policies”). We may selectively encumber some or all properties after we acquire them if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties or increase cash flow. If this offering is not fully sold, our ability to diversify our investments may be diminished. Should we sell only a small percentage of our maximum offering, we may utilize a higher degree of leverage, and our operations and ability to purchase a broadly diverse portfolio of properties may be limited. Further, additional risks may arise from a less diverse portfolio, which may cause lower dividend distributions and capital appreciation.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code for the taxable year ended December 31, 2010. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and may not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our after-tax net income.

However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during our first year of operations, and we intend to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—Requirements for Qualification” are met.

Competition

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. We may at times compete with other Wells-advised programs for investment opportunities, especially those that are then raising offering proceeds. When an investment opportunity is presented to a Wells-advised program, the opportunity is to be presented to the program for which the investment opportunity is most suitable. Our advisory agreement requires that this determination be made in a manner that is fair without favoring any other Wells-advised program. In determining the Wells-advised program for which an investment opportunity would be most suitable, the following factors will be considered:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the credit quality of the tenants; and

•	the existence of special factors, such as whether the property is adjacent to another property owned by a program.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other Wells-advised programs, then a rotation process is to be used to offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for another Wells-advised program, the investment may be offered to another Wells-advised program.

Our charter provides that for so long as we are externally managed, it is not a proper purpose of ours to make any significant investment unless our advisor has recommended that we make the investment. Therefore, our advisor and its affiliates cannot be liable to us for usurping a corporate opportunity unless our advisor has first recommended the opportunity to us.

The current leasing market is also highly competitive. To draw attractive tenants to our properties, we may have to offer inducements, such as free rent and tenant improvements.

We and other Wells-sponsored programs may rely on many of the same real estate professionals to supervise the leasing of our properties, particularly if we retain Wells Management to manage our properties. If the Wells Management team of real estate professionals direct creditworthy prospective tenants to a property of another Wells-sponsored program when they could direct such tenants to our properties, our operations could suffer.

Liquidity and Capital Resources

Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and distributions, and for the payment of interest on any outstanding indebtedness. Generally, cash needs for items other than property acquisitions will be met from operations, and cash needs for property acquisitions will be funded by public offerings of our shares and debt. However, there may be a delay between the sale of our shares and our purchase of properties, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.

In an attempt to avoid this delay, we intend to commence discussions with lenders, but currently we have no credit facility.

Our advisor will evaluate potential property acquisitions and engage in negotiations with sellers and lenders on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in case of unforeseen significant capital expenditures. We have not identified any sources of such financing.

Results of Operations

As of the date of this prospectus, we have commenced no significant operations because we are in the organizational and early phases of our development stage. No operations will commence until we have sold at least 250,000 shares of our common stock to the public at $10.00 per share in this offering. We are not aware of any known trends or uncertainties material to our operations, other than national economic conditions, affecting real estate generally.

Changes in interest rates may impact our operations. To the extent we finance property acquisitions with debt, higher interest rates may result in cash flow and distributions that are lower than they otherwise would be in a low interest rate environment. Higher interest rates also tend to put downward pressure on the prices and values of properties because purchasers using debt to finance acquisitions will have higher debt service costs and will not be able to pay as high a price. Therefore, higher interest rates could benefit us during our investment stage by helping to reduce property prices. After we buy a property, however, higher interest rates could adversely affect us if we financed the property with variable-rate debt or if we have to refinance the property. Additionally, an increase in interest rates after we terminate this offering and have fully invested the proceeds from this offering could cause the value of our properties to decline, thus reducing the overall return you may earn on your investment in our shares.

Inflation

Over the past two to three years, the real estate market has been affected slightly by a steady trend of slowly increasing inflation. We expect that there will be provisions in the majority of our tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.

Critical Accounting Policies

We discuss below the accounting policies we believe will be critical once we commence operations. We consider these policies to be critical because they require our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments will affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Different management judgments or interpretations of facts and circumstances could result in materially different amounts reported in the financial statements and could impact the choice of accounting policies. Additionally, other companies may utilize different estimates and policies that may impact comparability of our results of operations to those of companies in similar businesses.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include our accounts and the accounts of Wells OP III. The financial statements of Wells OP III are prepared using accounting policies consistent with our policies. All significant inter-company balances and transactions are eliminated in consolidation.

Investment in Real Estate Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	40 years
Building improvements	5-25 years
Site improvements	10 years
Tenant improvements	Shorter of economic life or lease term
Intangible lease assets	Lease term

If we use inappropriate useful lives or methods for depreciation, our net income will be misstated.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures, may not be recoverable. Circumstances may indicate that the carrying amounts of real estate assets may not be recoverable. If so, we will assess the recoverability of the real estate assets by comparing the asset’s carrying value to the undiscounted future operating and disposition cash flows we expect from the asset. If such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Projecting expected future cash flows requires us to estimate a number of factors, including: future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. If we use inappropriate assumptions in the future cash flows analysis, our assessment of the property’s future cash flows and fair value would be incorrect. This could result in the overstatement of the carrying value of our real estate assets and net income.

Allocation of Purchase Price of Acquired Assets

When we acquire real properties, we will allocate the purchase price of properties to acquired tangible assets and identified intangible assets and liabilities based on their fair values. Tangible assets generally consist of land and building. Identified intangible assets and liabilities generally consist of the value of above-market and below-market leases and the value of in-place leases.

We will determine the fair values of land and building by valuing the property as if it were vacant. We will then allocate the “as-if-vacant” value to land and building based on our determination of the relative fair value of these assets. We will determine the as-if vacant fair value of a property using methods similar to those used by independent appraisers. Factors we consider in performing these analyses will include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we will include real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand. We will estimate costs to execute similar leases, including leasing commissions and other related costs.

We will record the fair values of above-market and below-market in-place leases based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. We will amortize the capitalized above-market and below-market lease values as an adjustment to rental income over the remaining terms of the respective leases. The fair values of in-place leases will include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant will include commissions, tenant improvements and other direct costs and will be estimated based on our consideration of current market costs to execute a similar lease. We will include these direct costs in deferred leasing costs in our consolidated balance sheet and will amortize such costs to expense over the remaining terms of the respective leases. We will calculate the value of opportunity costs using the contractual amounts to be paid pursuant to the in-place leases over market absorption periods for similar leases. We will value customer relationships based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. We will include these lease intangibles in intangible lease assets in our consolidated balance sheet and amortize these assets to rental income over the remaining terms of the respective leases.

Estimating the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property is held for investment. Using inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Income Taxes

We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ending December 31, 2010. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders as discussed elsewhere in this prospectus. As a REIT, we generally will not be subject to federal income tax on income that we distribute to stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2010. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We will make distributions with respect to the shares of common stock in our sole discretion. We expect to authorize, declare and pay distributions on a quarterly basis based upon daily record dates so that investors may be entitled to distributions immediately upon purchasing our shares.

Generally, our policy will be to pay distributions based on current and projected cash flow from operations after giving consideration to amounts excluded from cash flow from operations under GAAP but paid for out of offering proceeds, such as acquisition fees and acquisition expenses. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. We expect that there may be times during the early stages of our development, and from time to time during our operational stage, where we may declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. Should these instances occur, to the extent permitted by Maryland law, we expect to use the proceeds from this offering to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its asset management fee, although we have no present intention to do so. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have less funds available for the acquisition of real estate properties and real estate related assets and your overall return may be reduced. Our charter permits us to pay distributions from any source, including from offering proceeds or borrowings. To the extent these distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable. There is no limit on the amount we can fund distributions from sources other than from cash flows from operations.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

MARKET FOR AND DIVIDENDS ON COMPANY’S COMMON STOCK AND RELATED

STOCKHOLDER MATTERS

Stockholder Information

As of November 30, 2009, we had approximately 20,000 shares of common stock outstanding held of record by a total of one stockholder, our sponsor, Wells Real Estate Funds, Inc.

Market Information

As our stock is currently not listed on a national securities exchange, there is no established public trading market for our common stock. Our charter also imposes restrictions on the ownership and transfer of our shares. Consequently, there is the risk that a stockholder may not be able to sell our stock at a time or price acceptable to the stockholder.

Distributions

We intend to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of our taxable income. One of our primary goals is to pay regular quarterly dividend distributions to our stockholders. We will declare and pay distributions quarterly based on daily record dates.

Redemption of Common Stock

We have adopted a share redemption program (“SRP”) for stockholders who hold their shares for more than one year, subject to certain limitations. The SRP will be effective upon the commencement of this public offering. The SRP provides that for “Ordinary Redemptions” (meaning those that do not occur within two years of death or a “qualifying disability”), the initial price at which we will repurchase a share under the share redemption program is 91% of the price at which we sold the share or $9.10 per share for a share issued at $10.00. This initial redemption price will remain fixed until the date the Company completes its offering stage (defined below). On or after the date on which the Company completes its offering stage, the price at which we would repurchase a share under the share redemption program will be 95% of (x) the estimated per share value, as determined by our advisor or another firm chosen for that purpose less (y) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the estimated per share value is determined (the “Valuation Adjustment”).

We define the completion of our offering stage to be 18 months after the termination of an offering of shares by the Company if no other offering of shares commenced within such 18-month period. An “offering” referred to in the foregoing sentence (i) shall be a public offering or a private offering if the private offering is to third parties and is deemed sufficiently robust by our board of directors as to be the basis for establishing a fair market value for the shares and (ii) shall not include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or the redemption of interests in Wells OP III.

Redemptions sought within two years of the death or “qualifying disability” of a stockholder do not require a one-year holding period, and the redemption price is the amount paid for the shares until completion of the above-mentioned offering stage. At that time, the redemption price would be (x) the estimated per share value, as determined by our advisor or another firm chosen for that purpose less (y) the Valuation Adjustment.

The limits on our ability to redeem shares under the SRP are set forth below:

•	We will not make an Ordinary Redemption until one year after the issuance of the share to be redeemed.

•

We will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for Ordinary Redemptions during the 12-month period ending on such redemption date to 50% of the net proceeds from the sale of shares under our distribution reinvestment plan during such 12-month period.

•	We will limit all redemptions so that the aggregate of such redemptions during the 12-month period ending on such redemption date does not exceed:

•	100% of the net proceeds from our distribution reinvestment plan during such 12-month period; or

•	5% of the weighted-average number of shares outstanding in such 12-month period.

Our board of directors may amend, suspend, or terminate the SRP at any time with 30 days’ notice.

Equity Compensation Plan Information

We will reserve a total of 500,000 shares of common stock for issuance under our 2010 Long-Term Incentive Plan which includes the 2010 Independent Directors Compensation Plan.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by Wells Real Estate Funds, Inc., our sponsor and the parent company of our advisor, and its affiliates in the last 10 years. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

The Prior Performance Tables contained in this prospectus set forth information as of the dates indicated regarding certain of these Wells public programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); (4) results of completed programs (Table IV) and (5) sales or disposals of properties (Table  V).

Prior Public Programs

Overview

Wells Capital, a wholly owned subsidiary of our sponsor, Wells Real Estate Funds, has served as a general partner of 15 completed publicly offered real estate limited partnerships, three of which completed their public offerings in the last 10 years. These three limited partnerships and the year in which each of their offerings was completed are:

1. Wells Real Estate Fund XII, L.P. (2001);

2. Wells Real Estate Fund XIII, L.P. (2003); and

3. Wells Real Estate Fund XIV, L.P. (2005).

Wells Capital and its affiliates have also sponsored three real estate investment trusts prior to this offering. Piedmont Office Realty Trust, Inc. (formerly known as Wells Real Estate Investment Trust, Inc.), which we refer to as Piedmont REIT, has completed four public offerings of shares of its common stock. Wells Real Estate Investment Trust II, Inc., which we refer to as Wells REIT II, has completed two public offerings of shares of its common stock and is currently offering shares of its common stock pursuant to a third public offering which commenced on November 11, 2008. Institutional REIT, Inc., which we refer to as Institutional REIT, offered shares of its common stock pursuant to a registration statement that was declared effective by the SEC on January 11, 2007. On March 25, 2008, Institutional REIT deregistered the shares of its common stock in the registration statement, none of which were sold pursuant to such registration statement. As such, data for Institutional REIT are not included in the information presented on prior public programs sponsored by our sponsor.

Wells Capital and its affiliates have also sponsored Wells Timberland REIT, Inc., which we refer to as “Wells Timber.” Wells Timber was formed on September 27, 2005 as a Maryland corporation that intends to qualify as a REIT, but has not yet qualified or elected to be taxed as a REIT. Wells Timber has completed one public offering of shares of its common stock and is currently offering shares of its common stock pursuant to a second public offering which commenced on August 12, 2009.

Wells Management Company, Inc. has also sponsored a private placement of limited liability company interests in Wells Mid-Horizon Value-Added Fund I, LLC, or “Wells VAF.” On September 15, 2005, an offering of up to 150,000 shares of investor member interests in Wells VAF commenced under a private placement to accredited investors. Wells VAF was formed to invest primarily in commercial office and industrial real estate properties that provide opportunities to enhance their value through development, operations, re-leasing, property improvements or other means. The offering was terminated on September 15, 2008, at which time Wells VAF had received approximately $51.9 million in proceeds from 596 investors. As of September 30, 2009, Wells VAF had acquired four properties. In June 2009, Wells VAF became registered as a public reporting company with the Securities and Exchange Commission and is now considered a public program.

Wells Capital and its affiliates have previously sponsored each of the above-described limited partnerships and REITs on an unspecified property or “blind-pool” basis. As of September 30, 2009, the total amount of funds raised from investors in these above-described completed or ongoing public offerings was approximately $10.7 billion, and the total number of investors in such programs was approximately 248,000. The investment objectives of each of these Wells-sponsored programs are substantially identical to our investment objectives of (1) providing current income through the payment of cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing capital appreciation upon the ultimate sale of our assets. We cannot assure you that any of the Wells-sponsored public programs will ultimately be successful in meeting their investment objectives. For more information regarding the operating results of Wells-sponsored public programs, see Table III.

Office and Industrial Property Public Programs

As of September 30, 2009, the three Wells-sponsored real estate limited partnerships, two office and industrial property REITs, and Wells VAF had collectively acquired 187 properties. The table below gives further information about these properties by region.

	Properties Purchased
Location	Number	As a Percentage of Aggregate Purchase Price
Southeast	30	14.8%
Mideast	30	16.5
Northeast	31	22.2
Northwest	1	0.3
Mountain	13	4.3
Southwest	23	8.5
West North Central	8	3.4
East North Central	31	19.2
Pacific	19	10.1
International	1	0.7

Total	187	100.0%

As of September 30, 2009, the aggregate dollar amount of the acquisition and development costs of the 187 properties purchased by these six Wells-sponsored public programs was approximately $10.3 billion. Of the aggregate amount, 100% was spent on commercial property, with 99.4% spent on acquiring or developing office or industrial buildings and 0.6% spent on acquiring or developing hotels. Of the aggregate amount, 95.4% was spent on acquired properties and 4.6% on properties under construction or constructed by the programs. Of the aggregate amount, 43.5% were single-tenant office or industrial buildings and 56.5% were multi-tenant office or industrial buildings.

The following table reflects a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these six Wells public programs as of September 30, 2009:

Type of Property	Existing	Construction
Office Buildings	95.2%	2.8%
Industrial Buildings	1.6	0.0
Hotels	0.4	0.0

From the inception of the first Wells-sponsored public program through September 30, 2009, the Wells-sponsored public programs had sold 49 properties and two outparcels of land.

All of the properties purchased by a Wells-sponsored public limited partnership were purchased without borrowing any additional funds. However, certain properties acquired by Piedmont REIT and Wells REIT II were subject to existing mortgages, and in connection with each of these acquisitions, Piedmont REIT and Wells REIT II, respectively, assumed its share of the debt. Wells VAF acquired certain properties with borrowed funds. Table VI contained in Part II of the registration statement, of which this prospectus is a part, gives additional information relating to certain properties acquired within the last three years ended September 30, 2009 by certain Wells-sponsored public programs, including applicable mortgage financing on properties purchased.

Timberland Property Public Program

As of September 30, 2009, Wells Timber owned interests in approximately 311,500 acres of timberland located on the Lower Piedmont and Upper Coastal Plains of East Central Alabama and West Central Georgia (the “Mahrt Timberland,” formerly known as the “South Central Timberland”). Wells Timber owned fee-simple interests in approximately 223,300 acres of the Mahrt Timberland and held long-term leasehold interests in approximately 88,200 acres of the Mahrt Timberland. As of September 30, 2009, our timberlands contained an estimated 10.5 million tons of merchantable timber inventory, approximately 6.1 million tons of which was pine, and the remainder was comprised of various hardwood species. As of September 30, 2009, our timberlands contained plantations of different age classes ranging from one to 75 years. Wells Timber acquired the Mahrt Timberland on October 9, 2007 for a purchase price of approximately $400.0 million, exclusive of closing costs. Wells Timber financed the purchase of the Mahrt Timberland with a combination of cash and debt. As of September 30, 2009, Wells Timber had sold approximately 4,770 acres of higher and better use timberland property, or “HBU,” for approximately $9.5 million, and the cost basis in HBU sold was approximately $5.7 million.

Prior Private Programs

In addition to the public real estate programs sponsored by Wells Capital and its affiliates described above, Wells has sponsored a total of 12 private real estate programs.

Wells Management Company, Inc., an affiliate of our sponsor, sponsors private placements for a series of limited liability companies pursuant to a Section 1031 exchange program. As of September 30, 2009, there have been 12 such offerings, which raised a total of $194.4 million from 316 investors. The investment objectives of each of these Wells-sponsored Section 1031 exchange programs are substantially identical to our investment objectives.

As of September 30, 2009, these 12 Wells-sponsored private programs had acquired an aggregate of 12 properties. The table below gives further information about these properties.

	Properties Purchased
Location	Number	As a Percentage of Aggregate Purchase Price
Southeast	2	18.4%
Mountain	1	10.0
Southwest	2	17.5
West North Central	1	9.8
East North Central	5	35.4
Pacific	1	8.9

Total	12	100.0%

As of September 30, 2009, the aggregate dollar amount of the acquisition and development costs of the 12 properties purchased by these Wells-sponsored private programs was $218.8 million. Of the aggregate amount, 100% was spent on commercial property, all of which was spent on acquiring or developing office or industrial buildings. Of the aggregate amount, 100% was spent on acquired properties. Of the aggregate amount, approximately 75.0% were single-tenant office or industrial buildings and 25.0% were multi-tenant office or industrial buildings.

From the inception of the first Wells private program through September 30, 2009, the Wells-sponsored private programs have not sold any properties. We cannot assure you that any of the Wells-sponsored private programs will ultimately be successful in meeting their investment objectives.

Adverse Business Developments or Conditions

Some of the other programs sponsored by Wells Real Estate Funds have experienced adverse business developments or conditions. Set forth below is a summary of the most significant adverse business developments or conditions experienced by Wells-sponsored programs over the past 10 years that may be material to investors in this offering.

Market timing is a strategy of buying or selling assets based on predictions of future market price movements. Wells Real Estate Funds has not tried to time the sponsorship of real estate programs based on its predictions of the real estate market as a whole. For most of the last 10 years, Wells-sponsored programs have been raising capital in order to acquire a desirable portfolio of real estate. As the money has been raised, Wells-sponsored programs have sought to acquire real estate at favorable prices based on then-current market conditions. In other words, such programs have generally sought to put capital to use promptly if suitable investments are available rather than hold substantial amounts of cash for long periods. Although our sponsor believes that this strategy has generally served the investors in Wells-sponsored programs well, some of the assets acquired by Wells-sponsored programs were acquired at times when real estate was generally more expensive than during the later stages of the life of the program. As a result, at any given time some acquired assets of a Wells-sponsored program might sell for prices that are lower than the prices paid for them if those assets had to be liquidated at that time. This can be true even if the property remains leased to creditworthy tenants with long-term leases such that the program continues to project strong income yields. Wells REIT II, for example, has disclosed that the recent reduction in the demand for real estate as a result of current disruptions in the credit markets and the economic slowdown would likely cause the amount its investors would receive upon a liquidation at this time to be lower than the price investors paid for their shares. This possibility is the primary reason why Wells-sponsored programs are sold as long-term investments. With a long-term investment horizon, Wells-sponsored programs have more flexibility to liquidate or list at a more favorable time during a real estate cycle. Nevertheless, we cannot make any assurances regarding our ability to liquidate or list at a time when real estate prices are attractive relative to the prices we will pay for our portfolio.

Although Wells-sponsored programs seek to put offering proceeds to good use promptly, there has been one time period during the offering stage of a Wells-sponsored program (Piedmont Office Realty Trust, Inc.) when the program was not able to acquire properties that met its investment objectives as quickly as it was able to raise equity capital. When that occurred, the offering proceeds were invested in short-term liquid investments, which investments generally had a lower yield than the projected yields on real estate meeting the program’s investment objectives. Although we believe the investors in Piedmont Office Realty Trust have enjoyed favorable returns, their returns would likely have been higher had the program always been able to acquire suitable investments as quickly as it was able to raise capital. We cannot assure you that there will not be periods during this or subsequent offerings when we are unable to acquire suitable real estate investments as quickly as we are able to raise capital.

Of all of the other Wells-sponsored programs, our investment objectives and offering size most resemble those of Piedmont Office Realty Trust (formerly known as Wells Real Estate Investment Trust) and Wells Real Estate Investment Trust II. Those programs have raised approximately $10.4 billion collectively. Some other Wells-sponsored programs, however, have raised less offering proceeds than originally projected. Wells Timberland REIT commenced its initial public offering in August 2006; it is now conducting a follow-on offering. Through September 30, 2009, Wells Timberland REIT had raised approximately $180.6 million. This amount is lower than our sponsor had originally projected. As a result, the program’s general and administrative expenses constitute a higher percentage of its revenues than they otherwise would. Furthermore, lower-than-projected offering proceeds have caused Wells Timberland to remain more highly leveraged than originally projected. Higher leverage levels increase the risk of an investment in an entity. We cannot make any assurances that we will not fall short of our capital-raising goals. If so, your returns could be lower as a result of relatively higher general and administrative expenses and your investment could be riskier because our leverage levels could be higher than projected.

The disruptions in the credit markets have not only reduced demand for real estate but have also made it more difficult for Wells-sponsored programs to obtain financing on attractive terms. In particular, the Wells VAF entered into an agreement on September 30, 2009 with Bank of America National Association, which agreement converted Wells VAF’s $25.0 million revolving credit facility to a $23.5 term loan and extended its maturity date from September 30, 2009 to November 30, 2009. Negotiations for financing to extend or replace the Bank of America loan are under way with prospective lenders. Wells VAF is currently pursuing alternative financing options. Our sponsor believes that Wells VAF will be able to secure financing to meet its debt obligations at current-market terms, which terms would likely be less favorable than those under the Bank of America loan. However, the U.S. credit markets remain volatile and, as such, replacement financing may not be available at favorable terms. If Wells VAF is unable to refinance the Bank of America loan, it may be forced to sell properties at a loss in order to pay the outstanding principal balance on the facility. If Wells VAF is unable to make any loan payments and is found to be in default under the terms of the facility, Bank of America could foreclose on two properties that serve as collateral for the loan pursuant to a mortgage agreement, and seek to obtain a judgment against Wells VAF for any amount still owing to Bank of America under the credit facility after the foreclosure and sale of the properties. Any such default, foreclosure, or judgment would have a material adverse effect on the financial condition and results of operations of Wells VAF.

Summary of Recent Acquisitions by Wells Prior Programs

Office and Industrial Property Programs

During the twelve months ended December 31, 2006, 2007 and 2008 and for the nine months ended September 30, 2009, Wells-sponsored office and industrial property programs acquired 34 properties, for which the property type, location and method of financing are summarized below. Table VI contained in

Part II of the registration statement, of which this prospectus is a part, provides additional information relating to these acquisitions.

Property Type
Office	33
Distribution	0
Warehouse	1
Hotel	0
Mixed use	0

Total	34

Method of Financing
All cash	30
All debt	0
Combination of cash and debt	4

Total	34

Location
Southeast	7
Mideast	4
Northeast	8
Mountain	2
Southwest	4
West North Central	2
East North Central	4
Pacific	2
International	1

Total	34

Timberland Property Public Program

On October 9, 2007, Wells Timber acquired the Mahrt Timberland for a purchase price of approximately $400.0 million, exclusive of closing costs. Wells Timber financed the purchase of the Mahrt Timberland with a combination of cash and debt. At the time of acquisition, Mahrt Timberland contained an estimated 11.6 million tons of merchantable timber inventory with age classes ranging from one to 75 years.

Prior Program Liquidity Events

Our sponsor, or one of its affiliates, has previously sponsored 19 public programs, including two REITs and one program that intends to qualify as a REIT. Each of these programs stated in its prospectus as filed with the SEC a date by which the program might be liquidated. As of September 30, 2009, of these 19 prior programs, five liquidated ahead of their expected liquidity date, 13 had not yet reached their respective liquidity dates and one has delayed its liquidity date, as described below. Subsequent to September 30, 2009, three additional programs liquidated prior to their expected liquidity date.

The eight programs that liquidated prior to their anticipated liquidity date did so after the disposition of all their interests in real property and other assets and after a distribution to the holders of their securities of the proceeds of the liquidation, pursuant to the agreements governing each program.

The earliest liquidation date for the 10 offerings that have not yet reached their previously disclosed liquidity date is October 2015, and none of these 10 offerings have determined to extend its liquidation date.

Piedmont REIT sought and has received stockholder approval to extend the date by which it must commence an orderly process of liquidation if its shares were not listed on a securities exchange from January 30, 2008 to July 30, 2009. Piedmont REIT also received stockholder approval to grant to its board of directors the sole discretion to further extend the liquidation date to January 30, 2011. Piedmont REIT has reported that its board of directors made the recommendation to its stockholders to extend its liquidity date based on its assessment of volatility in the public real estate securities market, fundamentals of the office real estate market, the prices that could be obtained in a sales transaction for Piedmont REIT and discussions with its financial advisor regarding the long-term potential values of Piedmont REIT. On July 21, 2009, the board of directors of Piedmont REIT unanimously approved a further extension of the liquidation date to January 30, 2011. In light of the approaching January 2011 deadline for a liquidation event under Piedmont REIT’s charter and improved conditions in capital markets, Piedmont REIT is currently undertaking preparations for a potential listing and public offering of its common stock. The Board of Directors of Piedmont REIT has authorized its management to move forward with these preparations but has not approved the consummation of a listing and offering or the filing of a registration statement.

Additional Information

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of our sponsor and its affiliates. In addition, upon request, prospective investors may obtain from Wells Advisor III, without charge, copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K as filed with the SEC. For a reasonable fee, we also will furnish, upon request, copies of the exhibits to any such Form 10-K. Any such request should be directed to Wells Advisor III. Additionally, Table VI contained in Part II of our registration statement, of which this prospectus is a part, gives certain additional information relating to properties acquired by the Wells public programs. We will furnish, without charge, copies of such table upon request.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Wells REIT III,” “we,” “our” and “us” mean only Wells Real Estate Investment Trust III, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Wells REIT III and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common stock.

Taxation of Wells REIT III

We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2010. We believe that we have been organized and operate in such a manner as to qualify for taxation as a REIT.

Prior to the commencement of this offering, the law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, will render an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2010. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms’-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. (In our case, we intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2010.) Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of Wells OP III, all of the Wells OP III’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or “TRSs.” A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly. Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue

Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership. If we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (i) the fair market value of an asset (measured at the time of acquisition) over (ii) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Wells REIT III—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on

December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Wells REIT III —Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock (by value) could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce an unacceptable amount of “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Advisor III, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Advisor III of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If Wells Advisor III or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Advisor III and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Less Than 25 Percent Participation by Benefit Plan Investors. ERISA Section 3(42) provides that the assets of an entity will not be treated as plan assets if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by benefit plan investors. The term “benefit plan investors” is defined for this purpose as any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “benefit plan investors” that may be in excess of the 25% threshold.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), and thereafter each year at some time during the entity’s “annual valuation period,” it will be considered a real estate operating company, provided that the entity also satisfies the requirement to engage directly in real estate management or development activities in the ordinary course of its business during specified periods. Alternatively, we may qualify as a venture capital operating company. A venture capital investment is an investment in an operating company, including a real estate operating company, as to which the investing entity has or obtains direct management rights. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods, and we must actually exercise our management rights each year. Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Assets Regulations.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Wells Advisor III, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

We expect that we will engage our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. Until we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in the primary offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public or private offering as its estimated per share value of our shares. Although this approach to valuing our shares would represent the most recent price at which most investors are willing to purchase shares in an offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares because (i) there will be no public trading market for the shares at the time such valuation is made; (ii) the estimated value will not reflect, and will not be derived from, the fair market value of the properties we may acquire, nor will it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from an offering will be net of selling commissions, dealer manager fees, other organization and offering costs and acquisition fees and expenses; (iii) the estimated value will not take into account how market fluctuations affect the value of investments we may make, including how the current disruptions in the financial and real estate markets may affect the values of those investments; and (iv) the estimated value will not take into account how developments related to individual assets we may acquire may have increased or decreased the value of our portfolio. We define the completion of our offering stage to be 18 months after the termination of an offering of shares by the Company if no other offering of shares commenced within such 18-month period. An “offering” referred to in the foregoing sentence (i) shall be a public offering or a private offering if the private offering is to third parties and is deemed sufficiently robust by our board of directors as to be the basis for establishing a fair market value for the shares and (ii) shall not include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan, or the redemption of interests in Wells OP III.

When determining the estimated per share value of our shares by methods other than the last price paid to acquire a share in an offering, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take in to account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

Our amended and restated charter will authorize the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to our stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of our board of directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action.

Our charter provides that, to the extent permitted by Maryland law, the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

Wells Advisor III has been selected and must be approved as our advisor annually by our directors. Although the stockholders do not have the ability to vote to replace Wells Advisor III or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the Company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences do not apply until after the first taxable year for which we have made an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective. We may also engage in certain transactions in order to comply with the 100 stockholder requirement.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares unless exempted by our board of directors. Our charter provides that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

Shares that, if transferred, would be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee may vote any shares held in trust.

At our direction, the trustee will transfer the shares held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that caused the ownership limit violation or (2) the market price per share on the date of the transfer or redemption.

Any person who (1) acquires shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event, or (2) transfers or receives shares subject to such limitations is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit also does not apply to the underwriter in an offering of shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

As required under Treasury Regulations, if, as of any dividend record date, we have (i) 2,000 or more stockholders of record, we will demand a written statement of actual beneficial stock ownership of any owner of record of 5% or more of our stock, (ii) more than 200 but fewer than 2,000 stockholders of record, we will demand such a statement of any owner of record of 1% or more of our stock, or (iii) fewer than 200 stockholders of record, we will demand such a statement of any owner of record of 0.5% or more of our stock. Any such demand for written statements of beneficial ownership will take place within 30 days of the end of our taxable year. In addition to maintaining a record of those stockholders responding to such demands as required under Treasury Regulations, we will maintain a record of the persons failing or refusing to comply with our demand for a statement of actual beneficial stock ownership and notify such person of their duty to submit such information directly to the IRS at the time they file their income tax return.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability

Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential purchasers of your shares. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange, may make it more difficult for you to sell your shares.

Distributions

Distributions will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. Distributions will be paid to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our quarterly distributions based upon daily record dates so that our investors will be entitled to be paid distributions immediately upon purchasing our shares. We expect to make quarterly dividend payments following such calculation.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as distributions will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). See “Federal Income Tax Considerations — Annual Distribution Requirements.”

Distributions will be declared at the discretion of our board of directors. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may borrow money, issue securities or sell assets in order to make dividend distributions.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights. Each common stockholder who receives a copy of the stockholder list shall keep such list confidential and shall sign a confidentiality agreement to the effect that such stockholder will keep the stockholder list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board of directors, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our Company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our Company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or the board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide the Company notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to have distributions and other distributions otherwise distributable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. The full text of our distribution reinvestment plan is included as Appendix C to this prospectus.

Eligibility

All of our stockholders are eligible to participate in our distribution reinvestment plan except for restrictions imposed by us in order to comply with the securities laws of various jurisdictions. We may elect to deny your participation in this plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national securities exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

Election to Participate

Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the Subscription Agreement, enrollment form or other Company-approved authorization form available from the dealer manager or a participating broker-dealer. Your participation in the plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may generally continue to purchase shares under our distribution reinvestment plan until we have terminated the plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchase shares in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Shares will be purchased under our distribution reinvestment plan on the quarterly distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of distributions under the plan.

The purchase price per share will be the higher of $9.50 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm chosen for that purpose. If the purchase price is 95% of an estimated value, such price will be adjusted downward to the extent of any aggregate distributions per share of any net sale proceeds from the sale of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the estimated per share value is determined. This estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your quarterly purchases under the distribution reinvestment plan. The dealer manager or participating broker-dealer will provide the confirmation to you or your designee within five business days after the end of each quarter, which confirmation is to disclose the following information:

•	each distribution reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions received in the prior year.

Fees and Commissions

No selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan, and we will not receive a fee for selling shares under the distribution reinvestment plan. Sales under this plan, however, will result in greater fee income for our advisor. See “Management Compensation.”

Voting

You may vote all whole shares acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under our distribution reinvestment plan at $9.50 per share; (ii) no secondary trading market for our shares will develop; and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until after our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under the plan. You will be taxed on the amount of such distribution as a distribution to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation to the extent that a reinvestment of your distributions in our shares would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will only take effect upon 10 days’ written notice to participants.

Share Redemption Program

Our board of directors has adopted a share redemption program (“SRP”), effective upon the commencement of this public offering, that will enable our stockholders to sell their shares to us in limited circumstances. Moreover, even when one of these conditions is met, our board of directors could choose to amend its provisions without stockholder approval.

Any stockholder that has beneficially owned their shares for at least one year may participate in the share redemption program. The SRP contains different rules for redemptions sought within two years of a stockholder’s death or “qualifying disability” (as defined below). We refer to redemptions that do not occur within two years of a stockholder’s death or qualifying disability as “Ordinary Redemptions.”

For Ordinary Redemptions, the initial price at which we will repurchase a share under the share redemption program is 91.0% of the price at which we sold the share or $9.10 per share for a share issued at $10.00. This initial redemption price will remain fixed until the date the Company completes its offering stage. On or after the date on which the Company completes its offering stage, the price at which we would repurchase a share under the share redemption program will be 95% of (x) the estimated per share value, as determined by our advisor or another firm chosen for that purpose less (y) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the estimated per share value is determined (the “Valuation Adjustment”).

We define the completion of our offering stage to be 18 months after the termination of an offering of shares by the Company if no other offering of shares commenced within such 18-month period. An “offering” referred to in the foregoing sentence (i) shall be a public offering or a private offering if the private offering is to third parties and is deemed sufficiently robust by our board of directors as to be the basis for establishing a fair market value for the shares and (ii) shall not include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan, or the redemption of interests in Wells OP III.

Shares we purchase under the share redemption program will be canceled, and will have the status of authorized but unissued shares.

There are several limitations on our ability to redeem shares:

•	We will not make an Ordinary Redemption until one year after the issuance of the share to be redeemed.

•

We will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for Ordinary Redemptions during the 12-month period ending on such redemption date to exceed 50% of the net proceeds from the sale of shares under our distribution reinvestment plan during such 12-month period.

•

We will limit Ordinary Redemptions and those in connection with a “qualifying disability” so that the aggregate of such redemptions during the 12-month period ending on such redemption date does not exceed:

•	100% of the net proceeds from our distribution reinvestment plan during such 12-month period; or

•	5% of the weighted-average number of shares outstanding in such 12-month period.

Subject to the limitations described above, we will redeem shares on the last business day of each month. Requests for redemption must be received at least five business days before a month-end redemption date in order for us to repurchase the shares that month. If we cannot purchase all shares presented for redemption because of certain of the limitations on redemption described above, we will honor redemption requests at the applicable month-end on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amount required by applicable state law, then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum amount required by applicable state law, then we would not redeem any shares that would reduce your holdings below the minimum amount. In the event that you seek the redemption of all of your shares, there is no holding-period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we do not completely satisfy your redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we can redeem under the program, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless you withdraw the request before the next date for redemptions. You may withdraw a redemption request upon written notice to us before the date for redemption.

In several respects we treat redemptions sought within two years of a stockholder’s death or “qualifying disability” (as defined below) differently from Ordinary Redemptions. First, there is no requirement that the shares be outstanding for at least a year before being redeemed. Second, the redemption price is the amount paid for the shares until completion of the above-mentioned offering stage. At that time, the redemption price would be (x) the estimated per share value, as determined by our advisor or another firm chosen for that purpose less (y) the Valuation Adjustment. Finally, there are the differences in the limitations imposed on different types of redemptions as described in the bullets above.

In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (i) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act or waiver of insurance premiums will not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.

A stockholder that is a trust may only redeem on the terms available in connection with the death or qualifying disability of a stockholder if the deceased or disabled was the sole beneficiary of the trust or if the only other beneficiary of the trust was the spouse of the deceased or disabled.

Qualifying stockholders who desire to redeem their shares must give written notice to Wells Investment Securities, our dealer manager for our ongoing public offering, at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, ATTN: Investor Services. The written notice must state the name of the person who owns the shares and the number of shares to be repurchased. Once we receive this request, we will forward an assignment form to the applicable stockholder. The requesting stockholder must properly execute the form and return it to us. All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien. Wells Investment Securities is responsible for all services to be performed in connection with the SRP, although it has outsourced clerical duties to our advisor.

Our board of directors may amend, suspend or terminate the SRP upon 30 days’ notice. We are not restricted in the manner in which we may notify stockholders of an amendment, suspension or termination of the SRP.

Our SRP only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for the shares, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Wells Advisor III or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Wells Operating Partnership III, L.P., which we refer to as “Wells OP III,” was formed on July 3, 2007 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Wells OP III are deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by Wells OP III. We are the sole general partner of Wells OP III and, as of the date of this prospectus, owned approximately 0.1% of the equity interests in Wells OP III. As the sole general partner, we have the exclusive power to manage and conduct the business of Wells OP III. Wells Holdings, a wholly owned subsidiary of ours, is the sole limited partner of Wells OP III and as of the date of this prospectus, owned approximately 99.9% of the equity interests in Wells OP III.

If we ever decide to acquire properties in exchange for units of limited partnership interest in Wells OP III, we expect to amend and restate the limited partnership agreement to provide substantially as set forth below.

Capital Contributions

As we accept subscriptions for shares, the limited partnership agreement will require us to transfer substantially all of the net proceeds of the offering to Wells OP III as a capital contribution; however, we would be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP III would be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP III would require additional funds at any time in excess of capital contributions made by us or from borrowing, we would borrow funds from a financial institution or other lender and lend such funds to Wells OP III on the same terms and conditions as would be applicable to our borrowing of such funds. In addition, we expect that the limited partnership agreement would authorize us to cause Wells OP III to issue partnership interests for less than fair market value if we conclude in good faith that such issuance would be in the best interest of Wells OP III and us.

Operations

The limited partnership agreement of Wells OP III will provide that, so long as we remain qualified as a REIT, Wells OP III would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. As general partner of Wells OP III, we would also be empowered to do anything to ensure that Wells OP III will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Wells OP III being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The limited partnership agreement will provide that Wells OP III would distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts that we, as general partner, determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in Wells OP III would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares.

Similarly, the limited partnership agreement will provide that Wells OP III would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in Wells OP III would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in Wells OP III. Losses cannot be passed through to our stockholders.

If Wells OP III liquidates, debts and other obligations must be satisfied before the partners would receive any distributions. Any distributions to partners then would be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As Wells OP III’s sole general partner, we generally would have complete and exclusive discretion to manage and control Wells OP III’s business and to make all decisions affecting its assets. Under the limited partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine Wells OP III with another entity.

Upon commencement of this offering, under the limited partnership agreement, we expect that Wells OP III would pay all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Wells OP III would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of Wells OP III. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur for which we would not be reimbursed by Wells OP III would be costs and expenses relating to any properties we may own outside of Wells OP  III. We would pay the expenses relating to such properties directly.

Exchange Rights

We expect the limited partnership agreement would also provide for exchange rights. We expect the limited partners of Wells OP III would have the right to cause Wells OP III to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their limited partnership units for cash or by issuing one share of our common stock for each limited partnership unit redeemed. Limited partners, however, would not be able to exercise this exchange right, if and to the extent that the delivery of shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners could exercise their exchange rights only after their limited partnership units had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year would not be able to exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We generally would not be able to withdraw as the general partner of Wells OP III or transfer our general partnership interest in Wells OP III (except to a wholly owned subsidiary). The principal exception to this would be if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to Wells OP III in return for an interest in Wells OP III and agrees to assume all obligations of the general partner of Wells OP III. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in Wells OP III, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the limited partnership agreement would require the consent of the holders of a majority of the partnership units (including the partnership units we and our affiliates held). Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would require the consent of the holders of a majority of the partnership units (excluding the partnership units we or our affiliates held). Such amendments include:

•

any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave Wells OP III in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 575,000,000 shares through Wells Investment Securities, our dealer manager, a registered broker-dealer affiliated with Wells Advisor III, our advisor. Of this amount, we are offering 500,000,000 shares in our primary offering at a price of $10.00 per share, with discounts available for certain categories of purchases as described below. Our board of directors may adjust the offering price of the primary offering shares during the course of the public offering by no more than 20% of the initial price. Any adjustment to the offering price would be effected by a supplement to this prospectus. This offering is being conducted on a “best efforts” basis, which means that the dealer manager has no firm commitment or obligation to purchase any of the shares. We are offering the remaining 75,000,000 shares through our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share as estimated by our advisor or another firm we choose for that purpose. We expect to sell the 500,000,000 shares of common stock in this offering until                 , 2012, unless extended by one year or                 , 2013. Should we determine to register a follow-on offering, as permitted by rules promulgated by the SEC, we may extend the offering up to an additional 180 days beyond                 , 2013. If we continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond two years from the date of this prospectus until we have sold 75,000,000 shares of common stock through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Wells Investment Securities, our dealer manager and affiliate, will receive selling commissions of 7.0% of the gross offering proceeds and a dealer manager fee of 2.5% of the gross offering proceeds for shares sold in our primary offering. With respect to our distribution reinvestment plan, we will not pay selling commissions or the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

We currently expect the dealer manager to utilize three or more channels to sell our shares, each of which has a different selling commission and dealer manager fee structure. The dealer manager may authorize other broker-dealers that are members of FINRA, formerly known as the NASD, which we refer to as participating broker-dealers, to sell our shares. Our first expected primary distribution channel involves those participating broker-dealers compensated solely on a commission basis for the sale. Our second expected primary distribution channel will be sales through investment advisory representatives affiliated with a participating broker-dealer in which the representative is compensated for investment advisory services on a fee-for-service basis. Our third expected primary distribution channel will be sales through independent investment advisers (i.e., they are not affiliated with a broker-dealer) and through banks acting as trustees or fiduciaries.

In the event of the sale of shares in our primary offering by a participating broker-dealer involving a registered representative compensated on a commission basis for the sale, the dealer manager will reallow to the participating broker-dealer the full selling commissions earned in connection with such sale. Except as noted below, such selling commissions will ordinarily be 7.0% of the gross offering proceeds attributable to the participating broker-dealer. To the extent permitted by the contractual arrangements between a participating broker-dealer and the dealer manager, a participating broker-dealer may waive a portion of its selling commissions; in such instances, the purchase price would be correspondingly reduced so that the net proceeds to us from the sale would remain the same. If an investor were to pay less than $10.00 per share, the savings would represent the per share waiver of selling commissions by the investor’s participating broker-dealer (assuming the investor was not eligible for the volume discounts described below).

In the event of the sale of shares in our primary offering through an investment advisory representative affiliated with a participating broker-dealer in which the representative is compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to a commission, and we will sell such shares for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable.

The dealer manager may, and does in most cases, reallow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a marketing fee, which fee may not exceed, and generally equals, 1.5% of the gross sales attributable to the participating broker-dealer.

In the event of the sale of shares in our primary offering through an independent investment adviser (or bank acting as a trustee or fiduciary), the dealer manager will waive its right to a selling commission and will reduce the dealer manager fee to 1.5% of gross offering proceeds. We will sell such shares for $9.20 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable and that the dealer manager fee will be reduced from 2.5% to 1.5%, or by approximately $0.10 per share.

In addition to the compensation described above, we will also reimburse the dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below, which table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that may be paid in connection with this offering, or approximately $484,808,000, which represents approximately 9.7% of the maximum gross proceeds from shares sold in our primary offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Participating Broker-Dealer Compensation

	Primary Offering (max.)
	($)		(%)
Selling commissions (maximum)	$350,000,000		7.00%
Dealer manager fee (maximum)	125,000,000		2.50
Compensation allocations(1)	5,240,000	(2)	0.10
Expense reimbursements for retail activities(3)(4)	2,347,000	(2)	0.05
Expense reimbursements for wholesaling activities(4)(5)	2,121,000	(2)	0.04
Legal fees allocable to dealer manager(4)	100,000	(2)	*

Total	$484,808,000		9.7%

*	Represents less than 0.1%
(1)

This amount represents the allocation of non-transaction based compensation of Wells Investment Securities employees and the allocation of non-transaction based compensation of dual employees engaged in the distribution of this offering. Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses.
(2)	Amounts shown are estimates.
(3)

These amounts consist primarily of (a) reimbursements for actual costs for travel, meals, lodging and attendance fees incurred by employees of Wells Investment Securities, Wells Advisor III or one of their affiliates to attend retail seminars sponsored by participating broker-dealers and (b) reimbursements for actual costs for travel, meals and lodging incurred by representatives of participating broker-dealers in connection with attending bona fide training and education meetings hosted by us. All bona fide training and education meetings will be held in the vicinity of our headquarters, which is in Norcross, Georgia, unless FINRA permits a meeting in another location.

(4)

Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses. In some cases, these payments will serve to reimburse Wells Investment Securities for amounts it has paid to participating broker-dealers for the items noted.

(5)

These amounts consist primarily of expense reimbursements for employees of Wells Investment Securities or its affiliates engaged in wholesaling activities, including the travel, meals and lodging of wholesalers and other FINRA-registered personnel associated with Wells Investment Securities incurred in connection with attending bona fide training and education meetings hosted by us. All conferences will be held in the vicinity of our headquarters, which is in Norcross, Georgia, unless FINRA permits a conference in another location.

We may reimburse the dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses incurred as supported by a detailed and itemized invoice. Such reimbursements are also subject to the limitations on organization and offering expenses described below. In many cases. However, a marketing fee agreement between the dealer manager and the participating broker-dealer will provide that neither we nor the dealer manager will be obligated to reimburse the due diligence expenses of the participating broker-dealer.

As required by the rules of FINRA, total underwriting compensation will not exceed 10% of our gross offering proceeds from the sale of shares in our primary offering. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. With our advisor’s obligation to reimburse us to the extent the organization and offering expenses (other than the dealer manager fee and selling commissions) exceed 2% of our gross offering proceeds from our primary offering, (our advisor will not be entitled to any such reimbursement from proceeds of sales under our distribution reinvestment plan), our total organization and offering expenses are capped at 11.5% of the gross proceeds of our primary offering.

We may reimburse the dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds. Such reimbursements are also subject to the limitations on organization and offering expenses described below. In many cases, however, a marketing fee agreement between the dealer manager and the participating broker-dealer will provide that neither we nor the dealer manager will be obligated to reimburse the due diligence expenses of the participating broker-dealer. Because of those marketing fee arrangements, we expect the total amount of our reimbursement of bona fide due diligence expenses of broker-dealers will be far less than the 0.5% of gross offering proceeds permitted under our agreement with the dealer manager.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

We may sell shares in our primary offering to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

Our directors and officers and directors, officers and employees of Wells Advisor III or its affiliates may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Wells Real Estate Funds and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

An investor purchasing more than 50,000 shares at any one time through a single participating broker-dealer will be eligible for a volume discount on the purchase price of the shares above 50,000. The selling commission payable to the participating broker-dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

Shares Purchased in the Transaction	Commission Rate (Based on a $10.00 Price Per Share)	Price Per Share to Investor
1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 300,000	4.0%	$9.70
300,001 to 400,000	3.0%	$9.60
400,001 to 500,000	2.0%	$9.50
500,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.

If an investor eligible for a volume discount were to pay less than indicated by the table above, the savings would represent the per share waiver of selling commissions by the investor’s participating broker-dealer.

Subscription Procedures

We will not sell any shares unless we raise a minimum of $2,500,000 by                  from persons who are not affiliated with us or our advisor. Until we have raised this amount, all subscription payments will be placed in an account held by the escrow agent,                 , in trust for subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account. Once we have raised the applicable minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and we will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account. If we do not raise at least $2,500,000 by                 , we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account. Different escrow procedures apply to Pennsylvania investors. Because of the higher minimum offering requirement for Pennsylvania investors, subscription payments made by Pennsylvania investors will not count toward the $2,500,000 minimum offering for all other jurisdictions. See “—Special Notice to Pennsylvania Investors” below.

To purchase shares in this offering, you must complete the Subscription Agreement, a sample of which is contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time of your subscription. Until such time as we have raised the minimum offering amount, you should pay for your shares by check payable to “                 as escrow agent for Wells Real Estate Investment Trust III, Inc.” Once we have raised $2,500,000, you should pay for your shares by check payable to “Wells Real Estate Investment Trust III, Inc.,” except that Pennsylvania investors should follow the instructions below under “—Special Notice to Pennsylvania Investors.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $2,000. The minimum periodic investment is $100 per month. Alabama and Ohio investors are not eligible to participate in our automatic investment plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective stockholder regarding such person’s financial situation and investment objectives. In making this determination, these persons have a responsibility to ascertain that the prospective stockholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation;

•	is in a financial position appropriate to enable the prospective stockholder to realize to a significant extent the benefits described in this prospectus of an investment in the shares; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Capital and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain or cause to be maintained, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial investment in our shares, you must invest at least $2,000, except as described below. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of at least $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, Minnesota, New York, North Carolina and Tennessee investors is $2,500, except for IRAs, which must invest a minimum of $2,000.

If you have satisfied the applicable minimum purchase requirement, you may invest less than the minimum amount set forth above. Except in the states of Ohio, Maine, Minnesota, Nebraska and Washington, if you have purchased units or shares in other Wells-sponsored public programs, you may invest less than the minimum amount set forth above.

Until our shares of common stock are listed on a national securities exchange, unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements described above, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $333,333,333, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,500,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $166.7 million in gross offering proceeds (including sales made to residents of other jurisdictions) prior to                 . In the event we do not raise gross offering proceeds of $166.7 million by                 , we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all subscription payments by Pennsylvania investors will be placed in a separate account held by the escrow agent,                 , in trust for the

Pennsylvania subscribers’ benefit, pending release to us. Purchases by persons affiliated with us, our sponsor or advisor will not count toward satisfaction of the Pennsylvania minimum.

If we have not reached the $166.7 million threshold for Pennsylvania investors within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $166.7 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. Until we have raised $166.7 million, Pennsylvania investors should make their checks payable to “                , as agent for Wells Real Estate Investment Trust III, Inc.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “Wells Real Estate Investment Trust III, Inc.”

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of real estate programs managed by Wells Real Estate Funds and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and in             , 2010 rendered an opinion to us that, commencing with our taxable year ending December 31, 2010, we were organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation would allow us to meet the requirements for qualification and taxation as a REIT under the Code.

EXPERTS

The consolidated balance sheet of Wells Real Estate Investment Trust III, Inc. as of November 13, 2009, included in this Prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

One of our advisor’s affiliates also maintains a web site at www.wellsref.com at which there is additional information about us and our advisor’s affiliates. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder

Wells Real Estate Investment Trust III, Inc.

We have audited the accompanying consolidated balance sheet of Wells Real Estate Investment Trust III, Inc. and subsidiaries (the “Company”) as of November 13, 2009. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Wells Real Estate Investment Trust III, Inc. and subsidiaries as of November 13, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

November 30, 2009

WELLS REAL ESTATE INVESTMENT TRUST III, INC.

CONSOLIDATED BALANCE SHEET

November 13, 2009

Assets:
Cash and cash equivalents	$200,000

Total assets	$200,000

Liabilities:
Total liabilities	—
Commitments and Contingencies
Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 20,000 shares issued and outstanding	$200
Additional paid-in capital	199,800

Total Wells Real Estate Investment Trust III, Inc. stockholders’ equity	200,000

Total equity	200,000

Total liabilities and equity	$200,000

See accompanying notes to balance sheet

WELLS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

NOVEMBER 13, 2009

1.	ORGANIZATION

Wells Real Estate Investment Trust III, Inc. (“Wells REIT III”), a development stage enterprise, was formed on July 3, 2007 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). Substantially all of Wells REIT III’s business is expected to be conducted through Wells Real Estate Investment Trust Operating Partnership III, L.P. (“Wells OP III”), a Delaware limited partnership formed on July 3, 2007. Wells REIT III Holdings, LLC (“Wells Holdings”), a Delaware holdings company formed on November 6, 2009, is the sole limited partner of Wells OP III and has contributed $196,800 to Wells OP III. Wells REIT III is the sole general partner and has contributed $197 to Wells OP III. Wells REIT III owns 100% of the interests and possesses full legal control and authority over the operations of Wells OP III and Wells Holdings. Wells REIT III, Wells OP III, and Wells Holdings have not engaged in any operations to date. Unless otherwise noted, future references to Wells REIT III in this report shall include Wells REIT III and its subsidiaries, Wells OP III and Wells Holdings.

Wells REIT III intends to execute an agreement with Wells Real Estate Advisory Services III, LLC (the “Advisor”), under which the Advisor will perform certain key functions on behalf of Wells REIT III, including, among others, the investment of capital proceeds and management of day-to-day operations (the “Advisory Agreement”). The Advisor is a wholly owned subsidiary of Wells Real Estate Funds, Inc. and intends to contract with Wells Capital and Wells Management, also wholly owned subsidiaries of Wells Real Estate Funds, Inc., for the purpose of engaging their employees to carry out the key functions enumerated above, among others, on behalf of Wells REIT III.

Wells REIT III intends to acquire and operate a diversified portfolio of institutional-quality commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Wells REIT III may also acquire office and industrial properties at all stages of development or construction and develop new properties. Additionally, Wells REIT III may invest in properties located internationally, but it intends to limit such international investment to no more than 20% of its total assets. All such properties may be acquired directly or through joint ventures with real estate limited partnerships sponsored by the Advisor, affiliates of the Advisor, or other third parties.

As of November 13, 2009, Wells REIT III has neither purchased nor contracted to purchase any assets, nor has the Advisor identified any assets in which there is a reasonable probability that Wells REIT III will invest.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The accompanying consolidated balance sheet includes the accounts of Wells REIT III, Wells Holdings, and Wells OP III. The balance sheets of Wells OP III and Wells Holdings are prepared using accounting policies consistent with Wells REIT III. All significant intercompany balances and transactions are eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Wells REIT III considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of Wells REIT III’s cash balances as of November 13, 2009.

Offering and Related Costs

Organization and offering costs of Wells REIT III are incurred by the Advisor or its affiliates on behalf of Wells REIT III and, accordingly, are not a direct liability of Wells REIT III. Such costs shall include legal and accounting fees, printing costs, and other offering expenses, and specifically exclude sales or underwriting commissions. Under the terms of the Advisory Agreement discussed in Note 4, upon the sale of shares of common stock to the public, Wells REIT III will be obligated to reimburse the Advisor or its affiliates in an amount equal to the lesser of actual costs incurred or 2.0% of total gross proceeds from the offering and sale of shares of common stock to the public.

Income Taxes

Wells REIT III intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable period ending December 31, 2010. To qualify as a REIT, Wells REIT III must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of Wells REIT III’s ordinary taxable income to stockholders. As a REIT, Wells REIT III generally will not be subject to federal income tax on taxable income that it distributes to stockholders. If Wells REIT III fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Wells REIT III relief under certain statutory provisions.

3.	STOCKHOLDER’S EQUITY

General

As of November 13, 2009, 20,000 shares of common stock have been issued to Wells Real Estate Funds, Inc.

All of the common shares have a par value of $0.01 per share and entitle the holders, subject to the rights of holders of any series of preferred shares, to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.

Wells REIT III is authorized to issue one or more series of preferred shares, par value of $0.01 per share. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares constituting such series and the designation, preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares. As of November 13, 2009, Wells REIT III has not issued any shares of preferred stock.

Stock Incentive Plan

Wells REIT III intends to adopt the 2010 Long-Term Incentive Plan, which includes the 2010 Independent Director Compensation Plan, to provide for the grant of awards to its employees (in the event it ever has employees), employees of the Advisor or its affiliates, employees of entities that provide services to Wells REIT III, Wells REIT III’s independent directors, managers or directors of the Advisor or its affiliates or of entities that provide services to Wells REIT III, certain of the Wells REIT III’s consultants and certain consultants to the Advisor or its affiliates or to entities that provide services to Wells REIT III. Such awards may consist of nonqualified stock options, incentive stock options, restricted and unrestricted shares of stock, stock appreciation rights, phantom stock awards, dividend equivalent rights and other stock-based awards. Wells REIT III will account for such stock plan in accordance with GAAP, which requires the fair value of the stock option to be recognized as compensation expense over the vesting period. The total number of shares of common stock expected to be reserved for issuance under the 2010 Long-Term Incentive Plan is 500,000 shares. Wells REIT III does not intend to grant any stock incentives other than restricted shares of stock to its independent directors during the offering stage.

Distribution Reinvestment Plan

Wells REIT III has adopted a distribution reinvestment plan (the “DRP”), through which stockholders may elect to reinvest an amount equal to the dividends declared on their shares of common stock into shares of Wells REIT III’s common stock in lieu of receiving cash dividends. Shares may be purchased under the DRP for a price equal to: (i) during Wells REIT III’s initial public offering, $9.50 per share; (ii) during any subsequent public equity offering, 95% of the offering price per share in such offering; and (iii) for the first 18 months subsequent to the close of Wells REIT III’s last public equity offering prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system, 95% of the most recent offering price per share. After that 18-month period, Wells REIT III will publish a per share valuation determined by the Advisor or another firm chosen for that purpose, and dividends will be reinvested at a price equal to the most recently published per share estimated value. Participants in the DRP may purchase fractional shares so that 100% of the dividends may be used to acquire additional shares of Wells REIT III’s common stock.

Share Redemption Program

The board of directors of Wells REIT III has adopted a share redemption program (“SRP”). The program will allow stockholders who hold their shares for more than one year to sell their shares back to Wells REIT III, subject to certain limitations and penalties. Shares are accounted for as common stock.

The program contains different rules for redemptions sought within two years of a stockholder’s death or “qualifying disability.” Wells REIT III refers to redemptions that do not occur within two years of a stockholder’s death or qualifying disability as “Ordinary Redemptions.”

For Ordinary Redemptions, the initial price at which Wells REIT III will repurchase a share under the share redemption program is 91.0% of the price at which Wells REIT III sold the share or $9.10 per share for a share issued at $10.00. This initial redemption price will remain fixed until the date that Wells REIT III completes its offering stage. On or after the date on which Wells REIT III completes its offering stage, the price at which we would repurchase a share under the share redemption program will be 95% of (x) the estimated per share value, as determined by Wells REIT III’s advisor or another firm chosen for that purpose less (y) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by Wells REIT III’s board of directors, distributed to stockholders after the estimated per share value is determined (the “Valuation Adjustment”).

Redemptions sought within two years of the death or “qualifying disability” of a stockholder do not require a one-year holding period, and the redemption price is the amount paid for the shares until completion of the above-mentioned offering stage. At that time, the redemption price would be (x) the estimated per share value, as determined by our advisor or another firm chosen for that purpose less (y) the Valuation Adjustment.

Wells REIT III defines the completion of its offering stage to be 18 months after the termination of an offering of shares by Wells REIT III if no other offering of shares commenced within such 18-month period. An “offering” referred to in the foregoing sentence (i) shall be a public offering or a private offering if the private offering is to third parties and is deemed sufficiently robust by Wells REIT III’s board of directors as to be the basis for establishing a fair market value for the shares and (ii) shall not include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan, or the redemption of interests in Wells OP III.

In addition to the one-year holding period for Ordinary Redemptions, redemptions under the SRP are currently subject to the following limits:

•

Wells REIT III will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for Ordinary Redemptions during the 12-month period ending on such redemption date to exceed 50% of the net proceeds from the sale of shares under Wells REIT III’s distribution reinvestment plan during such 12-month period.

•

Wells REIT III will limit Ordinary Redemptions and those upon the qualifying disability of a stockholder so that the aggregate of such redemptions during the 12-month period ending on such redemption date does not exceed:

•	100% of the net proceeds from Wells REIT III’s distribution reinvestment plan during such 12-month period; or

•	5% of the weighted-average number of shares outstanding in such 12-month period.

4.	RELATED-PARTY TRANSACTIONS

Advisory Agreement

Prior to the commencement of this offering, Wells REIT III intends to enter into an Advisory Agreement with the Advisor, which would entitle the Advisor to earn specified fees upon the completion of certain services with regard to the investment of funds in real estate projects and sales of properties, among other services.

Upon implementation, the Advisor or its affiliates would incur or pay organization and offering costs (other than selling commissions and the dealer manager fee) of Wells REIT III. These costs include Wells REIT III’s legal, accounting, printing, and filing fees and other offering expenses, such as the salaries of employees of the Advisor or its affiliates, and other costs of the Advisor relating to the preparation of supplemental sales materials and holding educational conferences. If Wells REIT III raises $2.5 million from the sale of capital stock to the public, Wells REIT III would be obligated to reimburse the Advisor or its affiliates for those costs in an amount equal to the lesser of actual costs incurred or 2.0% of the gross proceeds from the offering and sale of shares of common stock to the public. As of November 13, 2009, the Advisor or its affiliates had incurred organization and offering expenses on behalf of Wells REIT III of approximately $177,072 for which Wells REIT III will reimburse the Advisor or its affiliates upon the sale of shares to the public. If Wells REIT III does not raise at least $2.5 million as described above, Wells REIT III has no obligation to reimburse the Advisor or its affiliates for these costs.

In the proposed agreement, Wells REIT III would pay an asset management fee to the Advisor for services related to formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties. The asset management fee would be payable monthly in an amount equal to one-twelfth of 0.75% of the sum of the cost of all occupied properties Wells REIT III owns plus the cost of investments in joint ventures. Additionally, Wells REIT III would reimburse the Advisor for all costs and expenses the latter incurs in fulfilling its duties as the asset portfolio manager. These costs and expenses may include wages and salaries and other employee-related expenses of employees of the Advisor or its affiliates who are engaged in the management, administration, operations, and marketing functions. Employee-related expenses include taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to the services they provide. The Advisor would allocate its reimbursable costs of providing these services among Wells REIT III and the various Wells Real Estate Funds based on time spent on each entity by individual personnel.

Wells REIT III would pay a fee to the Advisor for services related to the acquisition and disposition of investment properties. Wells REIT III would pay the Advisor acquisition fees equal to 2.0% of the aggregate purchase price of all shares Wells REIT III sells. These acquisition fees serve as compensation for services the Advisor will render in connection with the investigation, selection and acquisition of properties. Wells REIT III would pay the acquisition fees upon its receipt of proceeds from the shares it sells, but the Advisor would be obligated to reimburse Wells REIT III for any unearned acquisition fee upon termination of the Advisory Agreement. Wells REIT III would also reimburse the Advisor for expenses it pays to third parties in connection with acquisitions or potential acquisitions. Additionally, when Wells REIT III sells a property, it would pay the Advisor a fee equal to 3.0% of the sales price if the Advisor provided a substantial amount of services in connection with the sale (as determined by the conflicts committee). This fee may be in addition to real estate commissions paid to third parties. However, the total real estate commissions (including such disposition fee) may not exceed the lesser of (i) 6.0% of the sales price of each property or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the property. As of November 13, 2009, the Advisor has not earned any such fees with regard to Wells REIT III.

The Advisor may also earn success-based fees in connection with the listing of Wells REIT III’s shares of common stock or the sale of Wells REIT III’s assets. If Wells REIT III sells properties and receives proceeds enabling it to distribute to stockholders all of the capital stockholders invested plus an amount sufficient to provide stockholders with an annualized, non-cumulative return of 8.0%, the Advisor would be entitled to an incentive fee. This incentive fee would equal 15% of the net sales proceeds remaining only after Wells REIT III has made the distributions providing shareholders a complete return of capital and the 8.0% return. Furthermore, if Wells REIT III lists its shares on a national securities exchange or national over-the-counter market system, the Advisor would be entitled to a fee. This fee will only be payable if the market value of Wells REIT III’s outstanding stock plus distributions paid prior to listing exceeds the sum of the amount of capital stockholders invested plus the amount that would be required to be paid to stockholders to provide an annualized, non-cumulative return of 8.0%. The fee would equal 15% of that excess and would be offset by any incentive fees previously paid. Further, if Wells REIT

III pays this fee following a listing of shares, it will not be obligated to pay any further incentive fees to the Advisor. As of November 13, 2009, the Advisor has not earned any such fees with regard to Wells REIT III.

The proposed Advisory Agreement has a one-year term and automatically renews unless either side gives notice of its intent not to renew. Wells REIT III may terminate the Advisory Agreement upon 60 days’ written notice. If Wells REIT III terminates the Advisory Agreement, Wells REIT III would pay the Advisor all unpaid reimbursements of expenses and all earned but unpaid fees. In addition, the Advisor would be entitled to 15% of the amount, if any, by which

•	the sum of the net value of Wells REIT III’s properties plus all distributions paid to the termination date exceeded

•

the difference between (A) the sum of (1) the total investments by stockholders (after any redemptions) plus (2) distributions attributable to the sale of properties plus (3) the amount of distributions that would be required to be paid to stockholders to provide an annualized, non-cumulative return of 8.0% and (B) any prior incentive fee paid to the Advisor.

Dealer-Manager Agreement

Prior to the commencement of the offering, Wells REIT III intends to enter into a dealer-manager agreement, whereby Wells Investment Securities, Inc. (“WIS”), an affiliate of the Advisor, will perform the dealer-manager function for Wells REIT III. For these services, WIS shall earn a commission of up to 7.0% of the gross offering proceeds from the sale of the shares of Wells REIT III, of which substantially all is re-allowed to participating broker dealers. Additionally, WIS would earn a dealer-manager fee of 2.5% of the gross offering proceeds at the time the shares are sold. Some or all of the fees under the dealer-manager agreement would be re-allowed to participating broker/ dealers. Dealer-manager fees apply only to the sale of shares in the primary offering, and do not apply to the sale of shares under the DRP.

Conflicts of Interest

Certain affiliates of the Advisor also serve as a general partner or advisor to various other funds sponsored by affiliates of Wells Real Estate Funds, Inc. As such, in connection with serving as a general partner or advisor for other funds sponsored by affiliates of Wells Real Estate Funds, Inc., the Advisor may encounter conflicts of interests with regard to allocating human resources and making decisions related to investments, operations and disposition-related activities for Wells REIT III and other funds sponsored by affiliates Wells Real Estate Funds, Inc.

Additionally, two members of the board of Wells REIT III also serve on the board of another REIT that is sponsored by an affiliate of the Advisor. Both members of the board may encounter certain conflicts of interest regarding investment and operations decisions.

5.	ECONOMIC DEPENDENCY

Wells REIT III will contract with the Advisor and WIS for the purpose of engaging their employees to provide certain services that are essential to Wells REIT III, including asset management services, asset acquisition and disposition services, the sale of shares of Wells REIT III’s common stock, as well as other administrative responsibilities for Wells REIT III, including accounting services, stockholder communications, and investor relations. In addition, the Advisor will contract with Wells Capital for the provision of certain of these services. As a result of these relationships, Wells REIT III is dependent upon the Advisor, Wells Capital and WIS.

6.	COMMITMENTS AND CONTINGENCIES

Wells REIT III is not subject to any material litigation nor, to management’s knowledge, is any material litigation currently threatened against Wells REIT III.

Appendix A—Prior Performance Tables

The following Prior Performance Tables (“Tables”) provide information relating to real estate investment programs sponsored by our advisor and its affiliates (“Wells Public Programs”) which have investment objectives similar to Wells Real Estate Investment Trust III, Inc. (“Wells REIT III”). Except for Piedmont Office Realty Trust, Inc. (“Piedmont REIT,” formerly known as Wells Real Estate Investment Trust, Inc.), Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) and Wells Timberland REIT, Inc. (“Wells Timber”), all of the Wells Public Programs have used equity capital, and no acquisition indebtedness, to acquire their properties.

The Wells Public Programs which we determined have investment objectives similar to ours were those programs that stated the following investment objectives: (i) the provision of current income to the stockholders through the payment of cash distributions, (ii) the preservation and return of capital contributions to such stockholders and (iii) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. We consider that programs with these stated objectives had investment objectives similar to ours, although we will make investments in different types of properties from those which the Wells Public Programs acquired.

Prospective investors should read these Tables carefully, together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this Prospectus.

Investors in Wells REIT III will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

Our advisor, Wells Real Estate Advisory Services III, LLC, will rely substantially on the personnel of Wells Capital for many of the advisory services related to the acquisition, operation, maintenance and resale of the real estate properties to be acquired by Wells REIT III. The financial results of other Wells Public Programs thus may provide some indication of Wells Capital’s performance of its obligations during the prior periods covered.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds

Table II—Compensation to Sponsor

Table III—Annual Operating Results of Wells Public Programs

Table IV—Results of Completed Programs

Table V—Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement that Wells REIT III has filed with the SEC. Copies of any or all information will be provided to prospective investors at no charge upon request.

“Acquisition Fees”, as used in the Tables, shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

This Table provides a summary of the experience of the sponsor of Wells Public Programs for which offerings have been completed since December 31, 2005 which have investment objectives similar to Wells REIT III. The investment objectives of each of these Wells Public Programs have included some or all of the following: (1) the provision of current income to the stockholders through the payment of cash distributions, (2) the preservation and return of capital contributions to such stockholders and (3) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2008.

	Wells Real Estate Investment Trust II, Inc.		Wells Mid-Horizon Value-Added Fund I, Inc.	Wells Timberland REIT, Inc.
Dollar Amount Offered	$16,350,000,000	(4)	$150,000,000	$845,500,000
Dollar Amount Raised	$4,657,769,705	(4)	$51,854,183	$133,712,132
Percentage Amount Raised	100.0	%(4)	100.0%	100.0%
Less Offering Expenses
Selling Commissions and Discounts(1)	9.5%		5.5%	8.8%
Organizational Expenses	1.3%		0.5%	1.2%
Reserves(2)	0.0%		0.0%	0.0%

Percent Available for Investment	89.2%		94.0%	90.0%
Acquisition and Development Costs Prepaid Items and Fees related to Purchase of Property
Cash Down Payment	84.4%		92.0%	90.0%
Acquisition Fees(3)	2.0%		2.0%	0.0%
Development and Construction Costs	2.8%		0.0%	0.0%
Reserve for Payment of Indebtedness	0.0%		0.0%	0.0%

Total Acquisition and Development Cost	89.2%		94.0%	90.0%
Percent Leveraged	25.1%		30.0%	67.0%
Date Offering Began	—	(4)	09/15/05	08/11/06
Length of Offering	—	(4)	3 years	3 years
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	—	(4)	35.5	14 (5)
Approximate Number of Investors as of 12/31/08	119,100		596	4,634

(1)	Includes selling commissions, discounts and dealer-manager fees, including those reallowed to participating broker/dealers.
(2)	Does not include general partner contributions held as part of reserves.
(3)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to advisor or affiliates of the general partners.
(4)	These amounts include Wells Real Estate Investment Trust II, Inc.’s first, second, and third offerings. Wells Real Estate Investment Trust II, Inc. began its first offering on December 1, 2003 and closed its first offering on November 26, 2005. The total dollar amount registered and available to be offered in the first offering was $7.85 billion. The total dollar amount raised in the first offering was $1,971,312,150. It took Wells Real Estate Investment Trust II, Inc. 21 months to invest 90% of the amount available for investment in its first offering. Wells Real Estate Investment Trust II, Inc. began its second offering on November 10, 2005 and closed its second offering on November 10, 2008. The total dollar amount registered and available to be offered in the second offering was $4.75 billion. The total dollar amount raised in the second offering was $2,576,010,745. It took Wells Real Estate Investment Trust II, Inc. 25 months to invest 90% of the amount available for investment in its second offering. Wells Real Estate Investment Trust II, Inc. began its third offering on November 11, 2008 and was currently offering shares under this third offering as of December 31, 2008. The total dollar amount registered and available to be offered in the third offering is $3.75 billion. The total dollar amount raised in the third offering was $110,446,810 as of December 31, 2008.
(5)	Number of months calculated as beginning of offering (August 11, 2006) to acquisition of the Mahrt Timberland on October 9, 2007. We raised our minimum offering of $2.0 million and thus commenced operations on July 11, 2007, from which it only took 3 months to invest 90% of the amount available for investment.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

The following sets forth the compensation received by our advisor and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives to Wells REIT III, the offerings of which have been completed since December 31, 2005. All figures are as of December 31, 2008.

	Wells Real Estate Investment Trust II, Inc.	Wells Mid-Horizon Value-Added Fund I, Inc.	Wells Timberland REIT, Inc.
Date Offering Commenced	12/1/03	9/15/05	8/11/06
Dollar Amount Raised	$4,657,769,705	$51,854,183	$133,712,132
Amount paid to Sponsor from Proceeds of Offering:
Selling Commissions(1)	$46,577,697	$1,891,403	$11,811,574
Acquisition Fees	—	—	—
Real Estate Commissions	—	—	—
Acquisition and Advisory Fees(2)	$93,155,394	$1,037,084	$—
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$672,705,294	$5,804,485	$(10,745,695)
Amount Paid to Sponsor from Operations:
Property Management Fee and Leasing Commissions	$1,384,610	$—	$—
Asset Management Fee	$90,372,840	$709,444	$4,678,009	(3)
Reimbursements	$27,730,978	$639,182	$5,642,517
General Partner Distributions	—	—	—
Other	—	—	—
Dollar Amount of Property Sales Payments to Sponsors:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions(4)	—	—	89,817
Incentive Fees	—	—	—
Other	—	—	—

(1)	Includes net selling commissions paid to Wells Investment Securities, Inc. in connection with the offering that were not reallowed to participating broker/dealers.
(2)	Fees paid to the general partners/manager or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(3)	Asset Management Fees for Timberland REIT only represent amounts paid and amounts due to sponsor as of December 31, 2008. Wells Timberland REIT, Inc.’s debt facilities contain restrictive covenants that prohibit it from paying monthly asset management fees, administrative expense reimbursements and a substantial potion of organization and offering costs reimbursements to its sponsor until certain financial measures are attained.
(4)	Fees paid to sponsor in connection with the sale of property equal to (i) for each property sold at a contract price up to $20.0 million, up to 2% of the sales price, and (ii) for each property sold at a contract price in excess of $20.0 million, up to 1.0% of the sales price.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

The following tables set forth operating results of Wells Public Programs on either a GAAP basis or income tax basis depending on the reporting requirements of the particular program at the time. These offerings have been completed since December 31, 2003. The information relates only to public programs with investment objectives similar to Wells REIT III. All figures are as of December 31 of the year indicated.

WELLS REAL ESTATE FUND XIV, L.P.

	2008	2007	2006	2005	2004
Gross Revenues(1)	$2,075,145	$2,279,224	$2,214,420	$1,508,479	$480,724
Profit on Sale of Properties(2)	—	2,689,832	—	—	—
Less: Operating Expenses(3)	854,621	764,171	694,487	415,511	191,525
Depreciation & Amortization(4)	1,108,848	1,109,774	1,103,842	585,177	—

Net Income GAAP Basis(5)	$111,676	$3,095,111	$416,091	$507,791	$289,199
Taxable Income: Operations	$1,083,527	$3,566,300	$1,489,730	$1,263,502	$673,416
Cash Generated (Used By):
Operations	1,444,695	1,916,176	2,202,765	1,695,836	714,196
Net Sale Proceeds from Joint Ventures	—	9,336,163	—	—	—

	1,444,695	11,252,339	2,202,765	1,695,830	714,196
Less Cash Distributions to Investors:
Operating Cash Flow	1,011,669	1,962,973	2,088,112	1,402,622	686,351
Net Sale Proceeds	—	9,290,000	—	—	—
Return of Capital	—	—	—	—	—
Undistributed Cash Flow from Prior Year Operations	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions of Special Items (not including sales and financing):	433,026	(634)	114,653	293,214	27,845
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	4,236,155	14,938,545

	433,026	(634)	114,653	4,529,369	14,966,390
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	621,400	1,610,813
Return of Original Limited Partner’s Investment	—	—	—	—	—
Property Acquisition and Deferred Project Costs(6)	67,698	35,252	4,215,771	11,804,575	4,634,071

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$365,328	$(35,886)	$(4,101,118)	$(7,896,606)	$8,721,506
Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis
Ordinary Income (Loss):
— Cash Preferred Units	$54	$72	$85	$70	$63
— Tax Preferred Units	(159)	143	(208)	(141)	(105)
— Recapture	—	—	—	—	—
Capital Gain (Loss):	—	—	—	—	—
Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results:

Ordinary Income (loss):
— Cash Preferred Units	59	68	82	68	60
— Tax Preferred Units	(59)	(62)	(74)	(52)	(41)
— Recapture	—	—	—	—	—
Capital Gain (Loss):
— Cash Preferred Units	—	8	—	—	—
— Tax Preferred Units	—	251	—	—	—

	2008	2007	2006	2005	2004
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income to Cash Preferred Units	23	70	82	64	56
— Net Sale Proceeds to Cash Preferred Units	—	214	—	—	—
— Net Sale Proceeds to Tax Preferred Units	—	438	—	—	—
— Return of Capital to Cash Preferred Units	—	—	—	—	—
— Return of Capital to Tax Preferred Units	—	—	—	—	—
Source (on Cash Basis):
— Sales to Cash Preferred Units	—	—	—	—	—
— Sales to Tax Preferred Units	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations to Cash Preferred Units	23	70	82	64	56
— Net Sale Proceeds to Cash Preferred Units	—	214	—	—	—
— Net Sale Proceeds to Tax Preferred Units	—	438	—	—	—
— Other			—	—	—
Source (on a Priority Distribution Basis)(7):
— Investment Income to Cash Preferred Units	23	70	82	64	56
— Net Sale Proceeds to Cash Preferred Units	—	214
— Net Sale Proceeds to Tax Preferred Units	—	438
— Return of Capital to Cash Preferred Units	—	—	—	—	—
— Investment Income to Preferred Units	—	—	—	—	—
— Return of Capital to Tax Preferred Units	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—	—

(1)	Includes $427,890 of equity in earnings of joint venture in 2004; includes $510,288 in equity in earnings of joint ventures in 2005; includes $560,990 in equity of earnings of joint venture in 2006; includes $278,491 in equity of earnings in of joint ventures in 2007; and includes $270,034 in equity of earnings in of joint ventures in 2008 excluding Wells Real Estate Fund XIV, L.P.’s allocated gain from the sale of properties. As of December 31, 2008, the occupancy percentage of all properties owned by Wells Real Estate Fund XIV, L.P. was 100%.
(2)	Represents gain allocated to Wells Real Estate XIV, L.P. through its ownership in Fund XIII and Fund XIV Associates.
(3)	Includes partnership administrative expenses.
(4)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $708,782 for 2004; $684,660 for 2005; $692,970 for 2006; $394,338 for 2007, and $298,680 for 2008.
(5)

In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $992,650 to Cash Preferred Limited Partners, $(703,451) to Tax Preferred Limited Partners and $0 to the General Partners for 2004; $1,761,888 to Cash Preferred Limited Partners, $(1,254,097) to Tax Preferred Limited Partners and $0 to the General

Partners in 2005; $2,212,221 to Cash Preferred Limited Partners, $(1,796,130) to Tax Preferred Limited Partners and $0 to the General Partners in 2006; $1,907,531 to Cash Preferred Limited Partners, $1,187,580 to Tax Preferred Limited Partners and $0 to the General Partners in 2007; and $1,420,183 to Cash Preferred Limited Partners, $(1,309,149) to Tax Preferred Limited Partners, and $642 to the General Partners for 2008.

(6)	Includes investments in joint venture.
(7)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Cash Preferred Limited Partners is payable as priority distributions out of net proceeds from the sale of partnership properties to Tax Preferred Limited Partners. Such distributions are characterized as return of capital distributions to Tax Preferred Limited Partners. As of December 31, 2008, the aggregate amount of such priority distributions payable to Tax Preferred Limited Partners was $0.56 per unit.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

PIEDMONT OFFICE REALTY TRUST, INC.

(in thousands, except per-shares amounts)

	2006(1)	2005	2004	2003	2002
Gross Revenues(2)	$584,044	$593,963	$564,625	$327,965	$100,515
Operating Income from Discontinued Operations	4,626	12,358	34,517	26,597	17,205
Profit on Sale of Properties	27,922	177,678	11,489	—	—
Less: Operating Expenses	318,246	300,541	257,703	135,676	30,207
Depreciation and Amortization(3)	165,022	154,323	143,206	98,201	27,659

Net Income GAAP Basis	$133,324	$329,135	$209,722	$120,685	$59,854

Taxable Income: Operations	$201,001	$365,290	$230,670	$153,511	$80,521

Cash Generated (Used By):
Operations	278,948	271,494	329,818	237,238	111,960
Sales	111,778	756,768	40,506	2,409	—
Financing	207,498	146,130	193,679	(26,046)	150,071

	598,224	1,174,392	564,003	213,601	262,031
Less Cash Distributions to Investors:
Operating Cash Flow	269,575	286,643	326,372	219,121	104,996
Return of Capital	—	748,526	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	328,649	139,223	237,631	(5,520)	157,035
Special Items (not including sales and financing):
Issuance of common stock	150,379	159,459	194,942	2,531,345	1,340,293
Redemptions of common stock	(178,907)	(215,015)	(96,806)	(43,690)	(15,362)
Deferred financing costs paid and other	(1,038)	(984)	(10,473)	(8,346)	(1,674)
Proceeds from master leases	963	—	—	—	—
Repurchase of shares upon settlement	—	—	(12,842)	—	—

	300,046	82,683	312,452	2,473,789	1,480,292
Use of Funds:
Sales Commissions and Offering Expenses	3,747	8,301	32,877	254,926	140,488
Return of Investors’ Investment	—	—	—	—	—
Property Acquisitions and Deferred Project Costs	300,346	64,550	292,778	2,186,787	1,361,016
Contributions to joint ventures	795	528	395	24,059	8,910

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$(4,842)	$9,304	$(13,598)	$8,017	$(30,122)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
— Operations	$29	$15	$—	$—	$—
— Recapture	1	3	—	—	—
Return of capital	11	50	—	—	—
Capital Gain (Loss)	3	10	—	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):

— Investment Income	58		61	70	70	76
— Return of capital	—		162	—	—	—
Source (on Cash Basis):
— Sales	15		34	2	—	—
— Refinancing	—		—	—	—	—
— Operations	38		61	49	49	53
— Return of capital	5		128	19	21	23
— Other	—		—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	83.8	%(4)	—	—	—	—

(1)	On April 16, 2007, Piedmont Office Realty Trust, Inc. became self-advised and terminated its advisory agreement with Wells. As such, 2006 is the final year in which we disclose Piedmont Office Realty Trust Inc.’s operating results.
(2)	Includes $4,700 in equity in earnings of joint ventures in 2002; $4,751 in equity in earnings of joint ventures in 2003; $6,634 in equity in earnings of joint ventures in 2004; $14,765 in equity in earnings of joint ventures in 2005; and $2,197 in equity in earnings of joint ventures in 2006.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation and amortization of $2,818 for 2002; $3,730 for 2003; $4,160 for 2004; $2,777 for 2005; and $2,558 for 2006.
(4)	Piedmont Office Realty Trust, Inc. disposed of 27 properties during 2005 and used the net sales proceeds to make a special distribution to shareholders. The special distribution was in the amount of $1.62 per share. This special distribution reduced the amount of program proceeds invested in properties to 83.8%.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

(in thousands, except per-shares amounts)

	2008	2007	2006	2005	2004
Gross Revenues	$564,833	$442,169	$335,421	$173,565	$53,622
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses	372,403	270,008	192,175	93,329	38,700
Depreciation and Amortization	215,108	176,829	131,978	67,715	19,484

Net Income GAAP Basis	$(22,678)	$(4,668)	$11,268	$12,521	$(4,562)

Taxable Income: Operations	$125,881	$113,388	$76,187	$43,376	$3,879

Cash Generated (Used By):
Operations	258,854	197,160	151,084	76,351	22,722
Sales	—	—	—	—	—
Financing	310,633	146,766	(60,911)	231,687	235,987

	569,487	343,926	90,173	308,038	258,709
Less Cash Distributions to Investors:
Operating Cash Flow	242,367	194,837	140,260	80,586	16,613
Return of Capital	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	327,120	149,089	(50,087)	227,452	242,096
Special Items (not including sales and financing):
Issuance of common stock	821,609	964,878	859,961	1,194,594	790,270
Redemptions of common stock	(115,598)	(59,505)	(32,421)	(15,320)	(690)
Deferred financing costs paid and other	(4,703)	(1,875)	(1,626)	(3,877)	(6,382)

	1,028,428	1,052,587	775,827	1,402,849	1,025,294
Use of Funds:
Sales Commissions and Offering Expenses	74,641	87,614	82,601	126,971	84,917
Return of Investors’ Investment	—	—	—	—	—
Property Acquisitions and Deferred Project Costs	915,315	963,561	682,478	1,262,128	919,658
Contributions to joint ventures	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$38,472	$1,412	$10,748	$13,750	$20,719
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
— Operations	$16	$20	$17	$17	$3
— Recapture	—	—	—	—	—
Return of capital	15	14	15	14	6
Capital Gain (Loss)	—	—	—	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income	60	60	60	60	49
— Return of capital	—	—	—	—	—
Source (on Cash Basis):

— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	31	35	32	33	12
— Return of capital	29	25	28	27	37
— Other	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—	—

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC

(in thousands, except per-shares amounts)

	2008	2007	2006	2005
Gross Revenues	$6,709	$4,499	$883	$6
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	4,057	2,786	481	46
Depreciation and Amortization	5,059	4,045	637	—

Net Income (Loss) GAAP Basis	$(2,407)	$(2,332)	$(235)	$(40)

Taxable Income (Loss): Operations	$373	$93	$148	$0

Cash Generated (Used By):
Operations	3,041	2,549	442	3
Sales	—	—	—	—
Financing	7,900	7,100	6,400	—

	10,941	9,649	6,842	3
Less Cash Distributions to Members:
Operating Cash Flow	1,000	1,924	86	0
Return of Capital	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	9,941	7,725	6,757	3
Special Items (not including sales and financing):
Issuance of member shares	10,711	17,569	23,385	—
Sponsoring member contribution	—	—	—	1,000
Deferred financing costs paid and other	(115)	(3)	(312)	—

	20,537	25,291	29,830	1,003
Use of Funds:
Sales Commissions and Offering Expenses	588	997	1,337	—
Return of Sponsoring Member’s Investment	—	—	—	—
Property Acquisitions and Deferred Project Costs	21,052	25,507	26,076	—
Contributions to joint ventures	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$(1,103)	$(1,213)	$2,417	$1,003
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
— Operations	$8	$(3)	$9	$—
— Sponsoring Member	—	—	—	(40)
— Investor Members	(52)	(69)	(15)	—
— Recapture	—	—	—	—
Return of capital	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Deferred Gain:	—
— Capital	—	—	—	—
— Ordinary	—	—	—	—
Cash Distributions to Members:	—
Source (on GAAP Basis):	—
— Investment Income	21	57	5	—

— Return of capital	—	—	—	—
Source (on Cash Basis):
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	21	57	5	—
— Return of capital	—	—	—	—
— Other	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS TIMBERLAND REIT, INC.

(in thousands, except per-shares amounts)

	2008	2007
Gross Revenues	$58,328	$13,382
Profit on Sale of Properties	1,667	—
Less: Operating Expenses	91,756	26,611
Depletion	21,513	4,117

Net Income (Loss) GAAP Basis	$(53,274)	$(17,346)

Taxable Income (Loss): Operations	$(48,856)	$(11,174)

Cash Generated (Used By):
Operations	(6,594)	(3,434)
Sales	—	—
Financing	(87,265)	362,483

	(93,859)	359,049
Less Cash Distributions to Investors:
Operating Cash Flow	—	—
Return of Capital	—	—

Cash Surplus (Deficiency) after Cash Distributions	(93,859)	359,049
Special Items (not including sales and financing):
Issuance of common stock	90,913	42,804
Issuance of preferred stock	10,700	32,128
Redemptions of common stock	(300)	—
Deferred financing costs paid and other	—	(9,923)

	7,454	424,058
Use of Funds:
Sales Commissions and Offering Expenses	7,808	3,679
Return of Investors’ Investment	—	—
Investments in lender required escrow accounts and annuities	(2,493)	16,234
Proceeds from sale of subsidiaries	(2,013	—
Property Acquisitions and Deferred Project Costs	1,506	402,873
Contributions to joint ventures	—	—

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$2,646	$1,272
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
— Operations	$—	$—
— Recapture	—	—
Return of capital	—	—
Capital Gain (Loss)	—	—
Deferred Gain:	—	—
— Capital	—	—
— Ordinary	—	—
Cash Distributions to Investors:	—	—

Source (on GAAP Basis):	—	—
— Investment Income	—	—
— Return of capital	—	—
Source (on Cash Basis):
— Sales	—	—
— Refinancing	—	—
— Operations	—	—
— Return of capital	—	—
— Other	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

The following table sets forth results of Wells Public Programs that have completed operations in the most recent five years. The information relates only to public programs with investment objectives similar to Wells REIT III.

	Wells Real Estate Fund I	Wells Real Estate Fund IV, L.P.	Wells Real Estate Fund V, L.P.	Wells Real Estate Fund VI, L.P.	Wells Real Estate Fund VII, L.P.
Dollar Amount Raised	$35,321,000	$13,614,652	$17,006,020	$25,000,000	$24,180,174
Number of Properties Purchased	6	5	6	9	9
Date of Closing of Offering	9/5/1986	2/29/1992	3/3/1993	4/4/1994	1/5/1995
Date of First Sale of Property	8/31/2000	9/29/2003	8/12/2003	10/11/2001	10/11/2001
Date of Final Sale of Property	1/25/2007	5/15/2006	5/15/2006	1/31/2007	1/31/2007
Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results(1):
Ordinary Income (Loss):
— Class A Units	$669.69	$547.16	$528.37	$704.19	$688.07
— Class B Units	$(978.32)	$(462.00)	$(585.00)	$(241.00)	$277.00
— Total Recapture	$20.29	$2,019.69	$632.43	$866.50	$989.50
Capital Gain (Loss):
— Class A Units	$(35.33)	$137.52	$95.48	$185.42	$202.52
— Class B Units	$57.45	$2,243.70	$1,106.46	$1,382.85	$1,242.69
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income to Class A Units	$878.36	$665.60	$655.42	$808.20	$848.09
— Net Sale Proceeds to Class A Units	$728.58	$864.49	$849.93	$1,148.86	$1,179.17
— Net Sale Proceeds to Class B Units	$20.61	$824.62	$545.41	$326.16	$583.42
Source (on Cash Basis):
— Net Sale Proceeds to Class A Units	$728.58	$864.49	$849.93	$1,148.86	$1,179.17
— Net Sale Proceeds to Class B Units	$20.61	$824.62	$545.41	$326.16	$583.42
— Refinancing	—	—	—	—	—
— Operations to Class A Units	$878.36	$665.60	$655.42	$808.20	$848.09
— Other	—	—	—	—	—

(1)	The figures in the “Federal Income Tax Results” section are based on available federal tax return history and the number of units outstanding at the end of each calendar year. The estimates are calculated on a cumulative basis over the life of each fund and may differ from returns that actual investors in each fund achieved.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

The following Table sets forth sales or other disposals of properties by Wells Public Programs (1) within the most recent three years. The information relates to only public programs with investment objectives similar to ours. All figures are as of December 31, 2008.

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total		Original Mortgage Financing	Total Acquisition, Capital Improvement, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
IRS Daycare, Holtsville, NY	09/16/02	03/22/06	3,605,461	—	—	—	3,605,461	(2)	—	2,569,948	2,569,948	—
Heritage Place (office), Tucker, GA	09/4/86	05/10/06	4,028,043	—	—	—	4,028,043	(3)	—	7,862,538	7,862,538	—
10407 Centurion Pkwy North, Jacksonville, FL	06/8/92	05/15/06	10,370,779	—	—	—	10,370,779	(4)		11,260,183	11,260,183	—
BellSouth Building, Jacksonville, FL	04/25/95	05/15/06	12,846,928	—	—	—	12,846,928	(5)		8,722,587	8,722,587	—
Northrop Grumman, Aurora, CO	05/29/02	07/6/06	44,896,765	—	—	—	44,896,765	(6)	—	16,754,413	16,754,413	—
Paces Pavilion, Atlanta, GA	12/27/85	11/6/06	4,065,700	—	—	—	4,065,700	(7)		5,673,586	5,673,586	—
FedEx Excess Land Parcel, Colorado Springs, CO	09/27/02	11/20/06	1,114,831	—	—	—	1,114,831	(8)	—	1,900,000	1,900,000	—
Frank Russell, Tacoma, WA	01/9/04	12/15/06	61,863,807	—	—	—	61,863,807	(9)	—	51,995,443	51,995,443	—
1315 West Century Drive, Louisville, CO	02/13/98	12/22/06	8,059,625	—	—	—	8,059,625	(10)	—	10,718,611	10,718,611	—
Black Oak Plaza, Knoxville, TN	12/31/86	01/25/07	3,554,974	—	—	—	3,554,974	(11)	—	6,372,989	6,372,989	—
Tanglewood Outparcels, Clemmons, NC	05/31/95	01/31/07	734,184	—	—	—	734,184	(12)	—	646,703	646,703	—
Iomega Building, Ogden UT	04/1/98	01/31/07	4,685,151	—	—	—	4,685,151	(13)	—	6,148,083	6,148,083	—
7500 Setzler Parkway, Brooklyn Park, MN	03/26/04	01/31/07	8,723,080	—	—	—	8,723,080	(14)	—	7,333,862	7,333,862	—
Randstad – Atlanta Building, Atlanta, GA	12/19/03	04/24/07	8,992,600	—	—	—	8,992,600	(15)	—	6,978,230	6,978,230	—
111 Southchase Boulevard, Fountain Inn, SC	05/18/99	05/23/07	7,236,841	—	—	—	7,236,841	(16)	—	6,443,422	6,443,422	—
14079 Senlac Drive, Farmers Branch, TX	10/10/96	11/29/07	5,107,237	—	—	—	5,107,237	(17)	—	4,768,018	4,768,018	—

(1)	Sales or other disposals are not applicable for Timberland. Various small tracts of HBU sold; however, no large dispositions.
(2)	Includes taxable gain from this sale in the amount of $1,117,752, of which $900,460 is allocated to capital gain and $217,292 is allocated to unrecaptured Section 1250 Gain.
(3)	Includes taxable loss from this sale in the amount of $1,899,816 of which $1,899,816 is allocated to ordinary loss.
(4)	Includes taxable gain from this sale in the amount of $1,169,557 of which $1,169,557 is allocated to capital gain and $0 is allocated to ordinary gain.
(5)	Includes taxable gain from this sale in the amount of $5,569,044 of which $5,569,044 is allocated to capital gain and $0 is allocated to ordinary gain.
(6)	Includes taxable gain from this sale in the amount of $11,321,758, of which $8,799,448 is allocated to capital gain and $2,522,310 is allocated to unrecaptured Section 1250 Gain.
(7)	Includes taxable gain from this sale in the amount of $795,430 of which $795,430 is allocated to capital gain.
(8)	Resulted in a taxable long-term capital loss on sale of $785,169.
(9)	Includes taxable gain from this sale in the amount of $11,223,449, of which $7,521,308 is allocated to capital gain and $3,702,141 is allocated to unrecaptured Section 1250 Gain.
(10)	Includes taxable loss from this sale in the amount of $1,211,841of which $1,211,841 is allocated to ordinary loss.
(11)	Includes taxable loss from this sale in the amount of $574,982 of which $574,982 is allocated to ordinary loss.
(12)	Includes taxable gain from this sale in the amount of $87,481 of which $87,481 is allocated to capital gain and $0 is allocated to ordinary gain.
(13)	Includes taxable loss from this sale in the amount of $317,531 of which $317,531 is allocated to ordinary loss.
(14)	Includes taxable gain from this sale in the amount of $1,783,191 of which $1,783,191 is allocated to capital gain and $0 is allocated to ordinary gain.
(15)	Includes taxable gain from this sale in the amount of $2,536,207 of which $2,536,207 is allocated to capital gain and $0 is allocated to ordinary gain.
(16)	Includes taxable gain from this sale in the amount of $1,957,362 of which $1,957,362 is allocated to capital gain and $0 is allocated to ordinary gain.
(17)	Includes taxable gain from this sale in the amount of $1,638,422 of which $1,638,422 is allocated to capital gain and $0 is allocated to ordinary gain.

APPENDIX B — SUBSCRIPTION AGREEMENT (SAMPLE) WITH INSTRUCTIONS

Subscription Agreement and Investor Instructions

Wells Real Estate Investment Trust III, Inc.

Initial Offering

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

1. INVESTMENT INFORMATION

A minimum investment of $1,000 is required, except for certain states that require a higher minimum investment as set forth in the Prospectus of Wells Real Estate Investment Trust III, Inc., (the “Prospectus”) under “Plan of Distribution—Minimum Purchase Requirements.” A CHECK SHOULD BE MADE PAYABLE TO THE ORDER OF “WELLS REAL ESTATE INVESTMENT TRUST III, INC.” FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR. Investors who have satisfied the minimum purchase requirements in another public real estate program sponsored by Wells Capital, Inc. or its affiliates may invest as little as $25, except for residents of Maine, Minnesota, Nebraska, Ohio, or Washington. Only persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards” may purchase shares. Please indicate the state in which the sale was made if other than your state of residence.

If additional investments in Wells Real Estate Investment Trust III, Inc. (the “Company”) are made, the investor agrees to notify the participating broker/dealer (“Broker/Dealer”) or investment adviser named in Section 8 of the Subscription Agreement.

NOTE: THE COMPANY WILL NOT ACCEPT CASH, CASHIER’S CHECKS UNDER $10,000, STARTER OR COUNTER CHECKS, MONEY ORDERS, THIRD-PARTY CHECKS, OR TRAVELER’S CHECKS DUE TO ANTI-MONEY LAUNDERING CONSIDERATIONS.

2. TYPE OF OWNERSHIP

Please check the appropriate box to indicate the account type of the subscribing investor.

In order to effect a Transfer on Death (TOD) account registration, a Designation of TOD Beneficiary Form must be completed and submitted with the Subscription Agreement.

3. REGISTRATION AND CONTACT INFORMATION

Please enter the exact name in which the shares are to be held:

Joint tenants with right of survivorship or tenants-in-common, include the names of both investors.

Partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

Trusts should include the name(s) of the trustee(s).

All investors must complete the space provided for Social Security or Taxpayer Identification Number. By signing in Section 7, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. The birth date of the registered owner(s) is required unless the registered owner is a legal entity.

4. INSTITUTIONAL INFORMATION

If the investment is being made for an IRA account, the custodian information should be entered here. Fill in the Custodian Name, Address, Telephone Number, and Tax Identification Number, along with the Custodian Account Number. An authorized individual must sign the form approving the investment and include either the Custodian’s Medallion Signature Guarantee Stamp or a Corporate Resolution naming the authorized signer along with an example of their signature.

5. ELECTRONIC DELIVERY ELECTION

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize Wells REIT III to either (i) e-mail stockholder communications to you directly or (ii) make them available on its Investor Web site at www.WellsREITIII.com and notify you by e-mail when such documents are available.

You will not receive paper copies of these electronic materials, unless specifically requested.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information, such as quarterly account statements or tax information (“Account information”). Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges (e.g., online fees) in connection with access to these materials may apply. Account information may be accessed only via the Investor Web site as described in option (ii) in the above paragraph.

JOINT ACCOUNTS: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

WELLS

Real Estate Funds

Your future… Our passion

6. DIVIDEND INFORMATION

ONLY ONE OF THE OPTIONS MAY BE SELECTED. IF THIS SECTION IS NOT COMPLETED, DIVIDENDS WILL BE PAID TO THE REGISTERED OWNER (OR CUSTODIAN, IF APPLICABLE).

Please check the appropriate box to indicate to whom the dividends should be paid, in what form they should be paid, and the address of the individual(s) or institution receiving the distribution if dividends are to be paid to a third party.

For a discussion of the Dividend Reinvestment Plan, please see the section of the Prospectus entitled “Description of Shares—Dividend Reinvestment Plan.”

To receive your dividends via Electronic Funds Transfer, please check the highlighted box on the subscription document.

7. SUBSCRIBER SIGNATURES

Please separately initial the representations in subparagraphs (a) through (e) where indicated. Note the higher suitability requirements described in the Prospectus for residents of certain states. Certain states have restrictions on concentration in certain types of investments or concentrations of investments offered by the same sponsor. Please initial this only after you have discussed your specific state requirements with your financial representative. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, a general partner, officer, or trustee of the entity must sign.

Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

8. BROKER/DEALER OR REGISTERED INVESTMENT ADVISER (RIA) INFORMATION

Who must sign. If the investment is made through an investment adviser unaffiliated with a broker/dealer (“Registered Investment Adviser”), the “Broker/Dealer or RIA” portion of Section 8 must be signed by an authorized representative of the Registered Investment Adviser. If the investment is made through a bank acting in a trustee or fiduciary capacity (a “Bank”), there is a separate subscription agreement that must be obtained from the Dealer-Manager to complete the investment. Otherwise, the Broker/Dealer or RIA section may need to be signed by an authorized representative of the participating Broker/Dealer. Please check with your Broker/Dealer as to their requirements.

Required Representations. By signing this section, the Broker/Dealer or Registered Investment Adviser represents that it has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker/Dealer or Registered Investment Adviser ascertained that the prospective shareholder:

meets the suitability standards set forth in the Prospectus at “Suitability Standards”;

can reasonably benefit from an investment in the shares based on the prospective shareholder’s overall investment objectives and portfolio structure;

is able to bear the economic risk of the investment based on the prospective shareholder’s overall financial situation and has apparent understanding of:

the fundamental risks of the investment;

the risk that the shareholder may lose the entire investment;

the lack of liquidity of the shares;

the restrictions on transferability of the shares;

the background and qualifications of Wells Capital, Inc. and its affiliates; and

the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective shareholder, as well as any other pertinent factors. The Broker/Dealer or Registered Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the shareholder for a period of six years.

In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor’s address set forth in Section 3 of the Subscription Agreement. A Registered Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Commission. Please provide the Representative Commission Code to prevent potential delays in processing. Also, Broker/Dealers should select only one commission rate. “Full commission” may not be selected if the investment is made through an investment adviser representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan, or its representative (or the retirement plan or family members of its representative).

Note: The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Registered Investment Adviser, as applicable. Only completed copies of Subscription Agreements can be accepted. Investor signatures and initials must be original or the Company will not be able to accept the Subscription Agreement.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 800-557-4830.

Wells Real Estate Funds

Wells Real Estate Investment Trust III, Inc.

Subscription Agreement — Initial Offering

See pages 1 & 2 for instructions.

Regular Mail:

Wells Real Estate Funds P.O. Box 55211 Boston, MA 02205-5211

Overnight Address:

Wells Real Estate Funds c/o Boston Financial Data Services 30 Dan Road Canton, MA 02021-2809

For additional questions or assistance, please call Client Services at 800-557-4830 or 770-243-8282. You also may contact us by e-mail at client.services@wellsref.com.

1. Investment Information

☐ I have an existing Wells REIT III account.

Investment Type (Please check one)

Dollar Amount $

☐ Initial Investment (Minimum $1,000 – Some states may have higher minimums – see Prospectus for details)

In the event of a discrepancy between the dollar amount indicated above and that of the actual check(s) received, the check amount(s) will govern.

☐ Additional Investment. My Account Number is

State in which sale was made if other than state of residence

Method of Payment

☐ Check Enclosed

☐ Wire

☐ Transfer Request

☐ Check Under Separate Cover

(Check Under Separate Cover may delay the processing of your investment)

Please make check(s) payable to: Wells Real Estate Investment Trust III, Inc.

WE DO NOT ACCEPT Cash, Cashier’s Checks under $10,000, Starter Checks, Counter Checks, Money Orders, Third-Party Checks, or Traveler’s Checks due to Anti-Money Laundering considerations.

2. Type of Ownership

☐ Individual

☐ Transfer on Death Requires “Designation of TOD Beneficiary Form”

☐ Joint Tenants with Right of Survivorship

☐ Transfer on Death Requires “Designation of TOD Beneficiary Form”

☐ IRA Type

☐ Trust/Trust Type

Please specify Family, Living, Revocable, etc.

☐ UGMA State

☐ UTMA State

☐ Community Property

☐ Tenants-in-Common

☐ Qualified Plan Type

☐ Other

3. Registration and Contact Information

☐ Mr.

☐ Mrs.

☐ Ms.

☐ M.D.

☐ P.h.D.

☐ D.D.S.

☐ Other

1st Registration

Investor Name

Social Security/Taxpayer ID Number

Birth Date

2nd Registration

Investor Name

Social Security/Taxpayer ID Number

Birth Date

3rd Registration

Investor Name

Social Security/Taxpayer ID Number

Birth Date

Investor Street Address (Required by USA PATRIOT Act)

City

State

Zip

Investor Mailing Address (if different)

City

State

Zip

Investor Home Telephone

Investor Business Telephone

☐ U.S. Citizen

☐ Resident Alien – Country of Origin

☐ Nonresident Alien – Country of Origin

A U.S. street address, date of birth, and a U.S. Social Security number or Taxpayer Identification Number are required to open an account. In addition, Nonresident Aliens also must supply an original IRS Form W-8BEN.

4. Institutional Information

Custodian Name

Custodian Address

City

State

Zip

Telephone

Custodian Tax Identification Number

Custodian Account Number

Custodian Signature (Required)

[Affix Signature Guarantee Stamp Here]

5. Electronic Delivery Election

We encourage you to reduce printing and mailing costs. Please review the accompanying instructions carefully and, if you desire, check the items below.

☐ Yes, I would like to receive shareholder communications electronically.

☐ Yes, I would like to receive my statement online.

My e-mail address is

☐ No, I do not want to receive shareholder communications electronically.

☐ No, I do not want to receive my statement online.

Your e-mail address will be held in confidence and used only for matters relating to your Wells REIT III Investments.

6. Dividend Information

If you elect to participate in the Dividend Reinvestment Plan, you must agree that, if at any time you fail to meet the applicable investor Suitability Standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Wells REIT III in writing of that fact.

NOTE: If you have checked “IRA” in Section 2 and listed State Street Bank & Trust as custodian in Section 4, please disregard this section unless you are selecting dividend reinvestment. If requesting an IRA trustee-to-trustee transfer, please complete the transfer paperwork of the accepting institution; Custodian’s Medallion Signature Guarantee stamp required. For all other options the State Street Bank & Trust IRA Distribution form is required.

ONLY ONE OF THE FOLLOWING FOUR OPTIONS MAY BE SELECTED. If this section is not completed, dividends will be paid to the registered owner (or custodian, if applicable) at the address above.

☐ Option 1: I prefer to participate in the Dividend Reinvestment Plan. (If you are eligible to purchase shares for less than $9.55 per share, attach the Dividend Reinvestment Plan—Discounted Shares Form.)

☐ Option 2: I prefer to receive a dividend check at the address of record for my account.

☐ Option 3: I prefer to receive my dividends via an Electronic Funds Transfer into the following checking account:

ATTACH VOIDED CHECK HERE

Institution Name

Account Name

Institution ABA #

Account Number

Terms of Agreement: I/ We authorize and direct Wells REIT III to begin making electronic deposits into the checking account designated above or on the attached voided check. An automated deposit entry shall constitute my/our receipt for each transaction. This authority is to remain in force until Wells REIT III has received written notification from me/us of its termination at such time and in such manner as to give Wells REIT III reasonable time to act on it.

☐ Option 4: I prefer that my dividends be paid to a third party for the benefit of the registered owner at the following address:

Last Name/Third-Party Institution

First

Middle

Telephone Number

Address

City

State

Zip

External Account Number

Regular Mail:

Wells Real Estate Funds. P. O. Box 55211. Boston, mA 02205-5211

7. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wells REIT III to accept this subscription, I hereby represent and warrant to you as follows:

Primary Investor

Joint Investor

Joint Investor

Initials

Initials

Initials

(a) I have received the Prospectus and accept the conditions of the Wells Real Estate Funds Privacy Notice. I understand that I am entitled to a refund of my subscription amount upon written request to the Company if the request is received within five (5) business days of either (i) completion of the Subscription Agreement or (ii) my receipt of the Prospectus, whichever is earlier.

Initials

Initials

Initials

(b) I have (i) a net worth (exclusive of home, home furnishings, and automobiles) of $250,000 or more; or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet these suitability requirements at the time of purchase.

Initials

Initials

Initials

(c) I acknowledge that the shares are not liquid.

Initials

Initials

Initials

(d) I am purchasing the shares for my own account. (Fiduciaries should make the representation if purchasing for the fiduciary account.)

Initials

Initials

Initials

(e) If I am a Kansas resident, I acknowledge that it is recommended that my aggregate investment in shares and similar direct participation investments should not exceed 10% of my “liquid net worth,” which is that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

I declare that the information supplied above is true and correct and may be relied upon by Wells REIT III in connection with my investment in Wells REIT III.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Social Security or Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act, and depositing of funds.

I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department’s Office of Foreign Assets Control.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee

Date

Signature of Joint Owner, if applicable

Date

Signature of Joint Owner, if applicable

Date

PLEASE NOTE THAT THIS MUST BE SIGNED AND INITIALED BY TRUSTEE(S) IF A QUALIFIED PLAN. THIS APPLICATION WILL NOT BE PROCESSED IF ANY SIGNATURES OR INITIALS ARE MISSING.

8. Broker/Dealer or Registered Investment Adviser (RIA) Information

The Broker/Dealer or RIA must make the representations described in the Instructions to this Agreement by their representative(s) signing below to complete the order.

IARD/CRD number (if applicable)

Broker/Dealer or RIA Firm Telephone Number

Broker/Dealer Account Number (if applicable)

REP. COMMISSION CODE

BROKER/DEALER OR RIA

Broker/Dealer or RIA Firm Name

Authorized Signature (if necessary)

Date

INDIVIDUAL REPRESENTATIVES

Primary Representative Name Telephone Number E-mail Address Split % (if applicable)

Secondary Representative Name Telephone Number E-mail Address Split % (if applicable)

Tertiary Representative Name Telephone Number E-mail Address Split % (if applicable)

Firm Name (if different from Broker/Dealer or RIA Name) Office City State Zip Office Telephone

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

☐ Through a participating Broker/Dealer – indicate the one correct commission rate below.

(1) Full commission

(2) Waiver of selling commission; purchase through an investment adviser

(3) Waiver of selling commission; purchase is for participating Broker/Dealer or its retirement plan, or for a representative of participating Broker/Dealer or his or her retirement plan or family member(s)

☐ Through a representative and RIA unaffiliated with a Broker/Dealer (Certification of Client Suitability Form must be attached)

I am aware of the Prospectus Supplements that constitute a part of the Prospectus as of this date. I have ensured that all such Prospectus Supplements were delivered to the investor and that applicable state suitability guidelines were reviewed prior to the investor’s completion of the Subscription Agreement.

Primary Representative Signature

Date

Secondary Representative Signature

Date

Tertiary Representative Signature

PLEASE NOTE THAT THIS SUBSCRIPTION AGREEMENT CANNOT BE PROCESSED WITHOUT THE SIGNATURES OF ALL REPRESENTATIVES LISTED ABOVE.

Special Instructions

☐ I would like my RIA fees deducted from my investor’s dividends (optional) and have attached the Authorization to Make Payments Out of Dividends form.

☐ Other

For Internal Use Only – Initial Offering

Batch:

Wells Capital Account No.:

() Address

APPENDIX C — DISTRIBUTION REINVESTMENT PLAN

Wells Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 75,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Distribution Reinvestment. The Company will apply that portion (as designated by a Participant) of the distributions and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will pay no selling commissions or the dealer manager fee in connection with Distributions.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid quarterly based on daily record dates as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Participants will acquire Common Stock at a price equal to the higher of $9.50 per share or 95% of the estimated value of one share as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose and as reported by the Company. If the purchase price is 95% of an estimated value, such price should be adjusted downward to the extent of any aggregate distributions per share of any net sale proceeds from the sale of the Company’s assets, or other special distributions so designated by the Company’s Board of Directors, distributed to stockholders after the estimated per share value is determined. Participants in the DRP may also purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit (unless exempted by the Company’s board of directors).

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

C-1

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the DRP. Fractional shares will not be voted.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting distributions, including the tax consequences thereof.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least 10 business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The board of directors of the Company may amend or terminate the DRP for any reason; provided that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the board of directors) shall only take effect upon 10 days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

14. Effective Date. The DRP will become effective upon commencement of the public offering.

C-2

Until             , 2010 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 19 to read about risks you should consider before buying shares of our common stock.

WELLS REAL ESTATE INVESTMENT TRUST III, INC.

Maximum Offering of

575,000,000 Shares

of Common Stock

PROSPECTUS

WELLS INVESTMENT

SECURITIES, INC.

                    , 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$321,000
FINRA filing fee	76,000
Expense reimbursements, retailing activities	2,347,000
Expense reimbursements, wholesaling activities	7,361,000
Legal fees and expenses	1,500,000
Blue Sky fees and expenses	298,000
Accounting fees and expenses	40,000
Sales and advertising expenses	568,000
Expenses for marketing, communication and fulfillment	2,955,000
Other expenses for offering processes and stockholder services	5,968,000
Bona Fide due diligence expense reimbursement	150,000

Total	$21,584,000

Item 32.	Sales to Special Parties

Not applicable.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, on November 12, 2009, we issued 20,000 shares of our common stock to Wells Real Estate Funds, Inc. at $10.00 per share in a private offering exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates (each an “Indemnitee”) against any and all losses or liabilities reasonably incurred by such Indemnitee (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify an Indemnitee for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director; or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds From Stock Being Registered

Not applicable.

Item 36.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Form of Dealer Manager Agreement

3.1	Form of Amended and Restated Articles of Incorporation

3.2	Bylaws

4.1	Form of Subscription Agreement (included as Appendix B to prospectus)

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)

4.3	Distribution Reinvestment Plan (included as Appendix C to prospectus)

4.4	Share Redemption Program

4.5*	Form of Escrow Agreement

5.1*	Opinion of DLA Piper US LLP re legality

8.1*	Opinion of DLA Piper US LLP re tax matters

10.1*	Form of Advisory Agreement

10.2*	Form of 2010 Long-Term Incentive Plan

21.1*	Subsidiaries of the Company

23.1*	Consent of DLA Piper US LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24*	Power of Attorney (included on signature page)

*	To be filed by amendment

(b) Financial Statement Schedules

Schedule II – Valuation and Qualifying Accounts has been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PUBLIC PROGRAMS

Name of Property	Date of Purchase	Ownership	Date of Commencement of Operation(1)	Location of Property	Type of Property	Size of Parcel (Acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Capitalized(2)	Total Acquisition Costs
3675 Kennesaw 75	January 31, 2006	Fund XIV	May 14, 2004	Kennesaw, GA	one-story office building	3.81	42,788	—	—	$3,387,031	$16,643	$3,403,674
400 Bridgewater	February 17, 2006	Piedmont	June 5, 1998	Bridgewater, NJ	eight-story office building	10.19	297,380	—	—	88,445,743	2,860,377	91,306,120
SanTan Corporate Center	April 18, 2006	REIT II	January 22, 2004	Chandler, AZ	two three-story office buildings	16.4	267,679	—	—	57,372,279	401,331	57,773,610
Lakepointe 3 (4)	April 18, 2006	REIT II	January 22, 2004	Charlotte, NC	One four-story office building	6.9	111,489	—	—	6,475,747	8,920,253	15,396,000
263 Shuman Boulevard	July 20, 2006	REIT II	January 22, 2004	Naperville, IL	five-story office building	15.21	354,098	—	—	55,736,402	5,765,037	61,501,439
11950 Corporate Boulevard	August 9, 2006	REIT II	January 22, 2004	Orlando, FL	four-story office building	13.26	226,548	—	—	44,018,564	33,570	44,052,134
Las Colinas Corporate Center	August 31, 2006	Piedmont	June 5, 1998	Irving, TX	a six and eight-story office buildings	16.77	386,116	—	—	59,776,288	1,083,638	60,859,926
Edgewater Corporate Center	September 6, 2006	REIT II	January 22, 2004	Lancaster, SC	five-story office building	10.5	180,000	—	—	35,552,793	—	35,552,793
4300 Centreway Place	September 15, 2006	REIT II	January 22, 2004	Arlington, TX	three-story office building	9.19	139,445	—	—	19,332,784	697,000	20,029,784
Nathan Lane Building	September 20, 2006	Wells VAF I	June 22, 2006	Plymouth, Minnesota	five-story office building	26.27	183,999	—	—	25,266,904	66,246	25,333,150
80 Park Plaza	September 21, 2006	REIT II	January 22, 2004	Newark, NJ	26-floor office building	2.80	1,026,844	45,529,000	—	149,744,415	7,000	149,751,415
International Financial Tower	October 31, 2006	REIT II	January 22, 2004	Jersey City, NJ	19-story office building	15.18	629,922	—	—	196,108,441	4,453,950	200,562,391
Two Pierce Place	December 7, 2006	Piedmont	June 5, 1998	Itasca, IL	27-story office building	8.38	487,027	—	—	89,970,566	—	89,970,566
Sterling Commerce	December 21, 2006	REIT II	January 22, 2004	Irving, TX	12-story office building	16.3	308,554	—	—	61,592,365	1,180,220	62,772,585

Name of Property	Date of Purchase	Ownership	Date of Commencement of Operation(1)	Location of Property	Type of Property	Size of Parcel (Acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Capitalized(2)	Total Acquisition Costs
One Century Place	January 4, 2007	REIT II	January 22, 2004	Nashville, TN	eight-story office building	28.2	538,652	—	—	71,729,678	2,438,000	74,167,678
Park Lane Building	January 5, 2007	Wells VAF I	June 22, 2006	Pittsburgh, Pennsylvania	five-story office building & an eight-acre parcel of land	16.328	105,315	—	—	11,293,203	366,320	11,659,523
120 Eagle Rock	March 27, 2007	REIT II	January 22, 2004	East Hanover, NJ	three-story office building	15.3	177,820	—	—	34,929,869	490,000	35,419,869
Pasadena Corporate Park	July 11, 2007	REIT II	January 22, 2004	Pasadena, CA	two three-story office buildings and one one-story retail building	8.2	265,460	—	—	101,923,736	35,000	101,958,736
7031 Columbia Gateway Drive	July 12, 2007	REIT II	January 22, 2004	Columbia, MD	five-story office building	14.6	247,624	—	—	63,478,438	32,000	63,510,438
Cranberry Woods Drive (4)	August 1, 2007	REIT II	January 22, 2004	Cranberry Township, PA	three office buildings currently under construction	83.4	Approx. 824,000	—	—	15,161,617	90,428,000	105,589,617
222 East 41st Street	August 17, 2007	REIT II	January 22, 2004	New York, NY	25-story office building	0.5	377,200	129,346,465	—	320,920,626	866,000	321,786,626
Bannockburn Lake III	September 10, 2007	REIT II	January 22, 2004	Bannockburn, IL	three-story office building	10.2	106,495	—	—	20,233,689	76,000	20,309,689
1200 Morris Drive	September 14, 2007	REIT II	January 22, 2004	Wayne, PA	three-story office building	11.7	114,071	—	—	24,816,849	2,849,000	27,665,849
South Jamaica Street	September 26, 2007	REIT II	January 22, 2004	Englewood, CO	three four-story and one five-story office building	30.8	478,123	—	—	138,595,018	1,805,000	140,400,018
25th Avenue West	November 5, 2007	REIT II	January 22, 2004	Lynnwood, WA	two two-story office buildings	8.8	156,347	—	—	35,066,921	—	35,066,921
Mahrt Timberland	October 9, 2007	WRT	July 11, 2009	Georgia/Alabama	timberland	322,800	N/A	372,000,000	—	402,718,751	—	402,718,751
Commerce Street Building	December 14, 2007	Wells VAF I	June 22, 2006	Nashville, Tennessee	four-story office building & two floors of a parking deck	N/A	114,690	—	—	13,912,835	—	13,912,835
13655 Riverport Drive	February 1, 2008	REIT II	January 22, 2004	St. Louis, MO	five-story office building	3.4	188,500	—	—	31,696,467	53,000	31,749,467
11200 West Parkland Avenue	March 3, 2008	REIT II	January 22, 2004	Milwaukee, WI	three-story office building	18.1	229,627	—	—	21,489,114	2,201,000	23,690,114

Name of Property	Date of Purchase	Ownership	Date of Commencement of Operation(1)	Location of Property	Type of Property	Size of Parcel (Acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Capitalized(2)	Total Acquisition Costs
Lenox Park Buildings	May 8, 2008	REIT II	January 22, 2004	Atlanta, GA	two four-story office buildings, one seven-story office building, one ten-story office building, and one 12-story office building	17.1	1,040,327	—	—	275,385,913	4,185,000	279,570,913
Lindbergh Center Buildings	July 1, 2008	REIT II	January 22, 2004	Atlanta, GA	two 14-story office buildings	3.0	955,386	—	—	285,148,353	3,252,000	288,400,353
Three Glenlake Building (3)	July 31, 2008	REIT II	January 22, 2004	Sandy Springs, GA	14-story office building	2.8	354,963	25,000,000	—	101,086,933	891,000	101,977,933
1580 West Nursery Road Buildings	September 5, 2008	REIT II	January 22, 2004	Linthicum, MD	two five-story office buildings	21.8	315,350	19,809,042	—	98,448,075	1,212,000	99,660,075
Parkway at Oak Hill Buildings	October 15, 2008	Wells VAF I	June 22, 2006	Austin, Texas	Two separate two-story buildings	22.69	145,789	—	—	19,036,894	20,635	19,057,529

(1)	The date minimum offering proceeds were obtained and funds became available for investment in properties.
(2)	Includes improvements made after acquisition through the end of the calendar year in which the property was purchased.
(3)	Wells REIT II acquired an approximate 95.0% interest in the Three Glenlake Building through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it into the financial statements of Wells REIT II.
(4)	These properties were constructed by Wells REIT II. Cranberry Woods Drive is still under construction and is scheduled to be completed in two phases, with the first phase to be completed in 2009 and the second to be completed in 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on November 30, 2009.

WELLS REAL ESTATE INVESTMENT TRUST III, INC.

By:	/s/ Leo F. Wells, III
Leo F. Wells, III
President

We, the undersigned officers and directors of Wells Real Estate Investment Trust III, Inc., hereby severally constitute Leo F. Wells, III and Douglas P. Williams, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Wells Real Estate Investment Trust III, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Leo F. Wells, III Leo F. Wells, III	President and Director (Principal Executive Officer)	November 30, 2009

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	November 30, 2009